IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re                                      )        Chapter 11
                                           )
GEOTEK COMMUNICATIONS, INC., et al.,*      )        Case No. 98 -1375 (PJW)
                                           )
                              Debtors.     )        Jointly Administered

                   DEBTORS' FIRST AMENDED DISCLOSURE STATEMENT
                 PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE

[THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE DEBTORS' FIRST AMENDED CONSOLIDATED PLAN OF LIQUIDATION DATED APRIL 9, 1999. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT.]

[INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR WILL THERE BE ANY CONVEYANCE OF THE SECURITIES DESCRIBED HEREIN UNTIL THIS DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT AND THE DEBTORS' FIRST AMENDED CONSOLIDATED PLAN OF LIQUIDATION HAS BEEN CONFIRMED.]

                                              KAYE, SCHOLER, FIERMAN,
                                                HAYS & HANDLER, LLP
                                              425 Park Avenue
                                              New York, New York  10022
                                              (212) 836-8000

                                              YOUNG CONAWAY STARGATT
                                                & TAYLOR, LLP
                                              P.O. Box 391
                                              Rodney Square North, 11th Floor
                                              Wilmington, Delaware 19801
                                              (302) 571-6600

                                              Co-Counsel to the Debtors

-----------
* complete list of the Debtors herein is set forth on the following pages.

                               LIST OF ALL DEBTORS

GEOTEK COMMUNICATIONS, INC.,                         Case No. 98-1375 (PJW)
     f/k/a Geotek Industries, Inc., d/b/a
     PowerSpectrum of New York, Inc.
     and PowerSpectrum of Washington, D.C.,

ANSA COMMUNICATIONS, INC.                            Case No.  98-1376 (PJW)

CLW COMMUNICATIONS, INC.,                            Case No. 98-1377 (PJW)

CUMULOUS HOLDING CORP.                               Case No. 98-1378 (PJW)

GELICO, INC.                                         Case No. 98-1379 (PJW)

GELICO OF CHICAGO, INC.                              Case No. 98-1380 (PJW)

GENERAL PHOTONICS HOLDING                            Case No. 98-1381 (PJW)
     CORPORATION, d/b/a General
     Photonics Corporation

GEOPOWER, INC.                                       Case No. 98-1382 (PJW)

GEOTEK ACQUISITION CORP.                             Case No. 98-1383 (PJW)

GEOTEK AMERICA, INC., d/b/a Geotek                   Case No. 98-1384 (PJW)
     of America, Inc.

GEOTEK ASIA, INC.                                    Case No. 98-1385 (PJW)

GEOTEK DATA, INC.                                    Case No. 98-1386 (PJW)

GEOTEK FINANCING CORPORATION                         Case No. 98-1387 (PJW)

GEOTEK GMBH HOLDING CORPORATION                      Case No. 98-1388 (PJW)

GEOTEK HOLDINGS, INC. f/k/a                          Case No. 98-1389 (PJW)
     Geotek USA, Inc.

GEOTEK INTERNATIONAL                                 Case No. 98-1390 (PJW)
     NETWORKS, INC.


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

GEOTEK LICENSE HOLDINGS,  INC.                       Case No. 98-1391 (PJW)

GEOTEK OF ATLANTA, INC.                              Case No. 98-1392 (PJW)

GEOTEK OF BOSTON, INC.                               Case No. 98-1393 (PJW)

GEOTEK OF CHICAGO, INC.                              Case No. 98-1394 (PJW)

GEOTEK OF DALLAS, INC.                               Case No. 98-1395 (PJW)

GEOTEK OF HOUSTON, INC.                              Case No. 98-1396 (PJW)

GEOTEK OF MIAMI, INC.                                Case No. 98-1397 (PJW)

GEOTEK OF NEW YORK, INC.                             Case No. 98-1398 (PJW)

GEOTEK OF ORLANDO, INC.                              Case No. 98-1399 (PJW)

GEOTEK OF PHILADELPHIA, INC.                         Case No. 98-1400 (PJW)

GEOTEK OF TAMPA, INC.                                Case No. 98-1401 (PJW)

GEOTEK OF WASHINGTON, D.C., INC.                     Case No. 98-1402 (PJW)

GEOTEK SERVICES,  INC., f/k/a                        Case No. 98-1403 (PJW)
     Geotek USA, Inc.

GEOTEK SUBSIDIARY INDUSTRIES, INC.                   Case No. 98-1404 (PJW)

GEOTEK TECHNOLOGIES, INC.                            Case No. 98-1405 (PJW)

GEOTEK USA, INC., f/k/a                              Case No. 98-1406 (PJW)
     PowerSpectrum, Inc., d/b/a
     PowerSpectrum, Incorporated,
     PowerSpectrum of Houston, Inc.,
     PowerSpectrum of Maryland, Inc.,
     PowerSpectrum of New York, Inc.,
     PowerSpectrum of N.Y., Inc.,
     PowerSpectrum of NYC, Inc.,
     PowerSpectrum of San Antonio, Inc., and
     PowerSpectrum of Washington, D.C., Inc.

GEOTEK U.S. NETWORKS,  INC.                          Case No. 98-1407 (PJW)

LASER ACQUISITION CORPORATION                        Case No. 98-1408 (PJW)

MacDERMOTT COMMUNICATIONS, INC.                      Case No. 98-1409 (PJW)

METRO NET SYSTEMS, INC.,                             Case No. 98-1410 (PJW)
     f/k/a Geotek MNS, Inc.

M.I.S. HOLDINGS ACQUISITION  CORP.                   Case No. 98-1411 (PJW)

MOBILE MESSAGE SERVICE                               Case No. 98-1412 (PJW)
     OF TEXAS, INC.

OAKHILL COMMUNICATIONS, INC.                         Case No. 98-1413 (PJW)

ORAM USA, INC.                                       Case No. 98-1414 (PJW)

PATLEX INTERNATIONAL                                 Case No. 98-1415 (PJW)
     CORPORATION

PATLEX OF DELAWARE, INC.                             Case No. 98-1416 (PJW)

POWERSPECTRUM MICROWAVE,  INC.                       Case No. 98-1417 (PJW)

POWERSPECTRUM OF ATLANTA, INC.                       Case No. 98-1418 (PJW)

POWERSPECTRUM OF BOSTON, INC.                        Case No. 98-1419 (PJW)

POWERSPECTRUM OF BUFFALO, INC.                       Case No. 98-1420 (PJW)

POWERSPECTRUM OF CHARLOTTE, INC.                     Case No. 98-1421 (PJW)

POWERSPECTRUM OF CHICAGO, INC.                       Case No. 98-1422 (PJW)

POWERSPECTRUM OF CINCINNATI, INC.                    Case No. 98-1423 (PJW)

POWERSPECTRUM OF D.C., INC.                          Case No. 98-1424 (PJW)

POWERSPECTRUM OF DALLAS, INC.                        Case No. 98-1425 (PJW)

POWERSPECTRUM OF DENVER, INC.                        Case No. 98-1426 (PJW)

POWERSPECTRUM OF GREENSBORO, INC.                    Case No. 98-1427 (PJW)

POWERSPECTRUM OF HARTFORD, INC.                      Case No. 98-1428 (PJW)

POWERSPECTRUM OF                                     Case No. 98-1429 (PJW)
     INDIANAPOLIS, INC.

POWERSPECTRUM OF                                     Case No. 98-1430 (PJW)
     JACKSONVILLE, INC.

POWERSPECTRUM OF KANSAS                              Case No. 98-1431 (PJW)
     CITY, INC.

POWERSPECTRUM OF MEMPHIS,                            Case No. 98-1432 (PJW)
     INC.

POWERSPECTRUM OF MIAMI, INC.                         Case No. 98-1433 (PJW)

POWERSPECTRUM OF                                     Case No. 98-1434 (PJW)
     MINNEAPOLIS, INC.

POWERSPECTRUM OF NASHVILLE,                          Case No. 98-1435 (PJW)
     INC.

POWERSPECTRUM OF                                     Case No. 98-1436 (PJW)
     NEW ORLEANS, INC.

POWERSPECTRUM OF                                     Case No. 98-1437 (PJW)
     NEW YORK CITY, INC.

POWERSPECTRUM OF                                     Case No. 98-1438 (PJW)
     ORLANDO, INC.

POWERSPECTRUM OF                                     Case No. 98-1439 (PJW)
     PHILADELPHIA, INC.

POWERSPECTRUM OF PHOENIX, INC.                       Case No. 98-1440 (PJW)

POWERSPECTRUM OF ROCHESTER,                          Case No. 98-1441 (PJW)
     INC.

POWERSPECTRUM OF SALT LAKE                           Case No. 98-1442 (PJW)
     CITY, INC.

POWERSPECTRUM OF SAN                                 Case No. 98-1443 (PJW)
     FRANCISCO, INC.

POWERSPECTRUM OF SEATTLE, INC.                       Case No. 98-1444 (PJW)

POWERSPECTRUM OF TAMPA, INC.                         Case No. 98-1445 (PJW)

RESHEF USA, INC.                                     Case No. 98-1446 (PJW)

U.S.I. VENTURE CORP.                                 Case No. 98-1447 (PJW)

      THIS DISCLOSURE STATEMENT, THE DEBTORS' FIRST AMENDED CONSOLIDATED PLAN OF LIQUIDATION DATED APRIL 9, 1999, ANNEXED HERETO AS APPENDIX "A" (THE "PLAN"), THE ACCOMPANYING BALLOTS AND THE RELATED MATERIALS DELIVERED TOGETHER HEREWITH ARE BEING FURNISHED BY THE DEBTORS TO KNOWN HOLDERS OF IMPAIRED CLAIMS AND INTERESTS PURSUANT TO SECTIONS 1125 AND 1126 OF THE BANKRUPTCY CODE, IN CONNECTION WITH THE SOLICITATION BY THE DEBTORS OF VOTES TO ACCEPT THE PLAN.

      THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS 5:00 P.M., EASTERN STANDARD TIME, JUNE __, 1999, UNLESS EXTENDED BY ORDER OF THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE (THE "BANKRUPTCY COURT"). YOUR VOTE IS IMPORTANT.

      THE DEBTORS BELIEVE THAT CONFIRMATION OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS AND INTERESTS. THE DEBTORS, [THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS (THE "CREDITORS' COMMITTEE")], HUGHES NETWORK SYSTEMS, A DIVISION OF HUGHES ELECTRONICS CORPORATION, S-C RIG INVESTMENTS III, L.P. AND [WILMINGTON TRUST COMPANY, AS SUCCESSOR TRUSTEE UNDER THE 15% SECURED NOTES INDENTURE] RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN. THE DEBTORS BELIEVE THAT MERRILL LYNCH GLOBAL ALLOCATION FUND, INC. AND MERRILL LYNCH EQUITY/CONVERTIBLE SERIES (GLOBAL ALLOCATION PORTFOLIO) INTEND TO VOTE IN FAVOR OF THE PLAN.

      PRIOR TO SUBMITTING BALLOTS, HOLDERS OF CLAIMS AGAINST THE DEBTORS ARE ENCOURAGED TO READ AND CAREFULLY CONSIDER THIS DISCLOSURE STATEMENT IN ITS ENTIRETY, INCLUDING SPECIFICALLY THE SECTION HEREOF ENTITLED "CERTAIN FACTORS TO BE CONSIDERED."

      IN ORDER FOR THE PLAN TO BE CONFIRMED BY THE BANKRUPTCY COURT, IT ORDINARILY MUST BE ACCEPTED BY EACH IMPAIRED CLASS. A CLASS OF CLAIMS OR INTERESTS IS GENERALLY CONSIDERED TO BE "IMPAIRED" UNDER SECTION 1124 OF THE BANKRUPTCY CODE IF THE PLAN ALTERS THE LEGAL, EQUITABLE OR CONTRACTUAL RIGHTS TO WHICH SUCH CLAIM OR INTEREST ENTITLES THE HOLDER THEREOF. ACCEPTANCE OF THE PLAN BY AN IMPAIRED CLASS OF CLAIMS REQUIRES THAT (i) AT LEAST HALF OF THE CLAIMANTS WHO HOLD CLAIMS IN SUCH CLASS, AND WHO ACTUALLY CAST BALLOTS, VOTE IN FAVOR OF THE PLAN, AND (ii) SUCH CLAIMANTS WHO VOTED TO ACCEPT THE PLAN HOLD AT LEAST TWO-THIRDS IN AGGREGATE DOLLAR AMOUNT OF THE CLAIMS OF THE HOLDERS IN SUCH CLASS WHO ACTUALLY CAST BALLOTS. ACCEPTANCE OF THE PLAN BY AN IMPAIRED CLASS OF

INTERESTS REQUIRES THAT AT LEAST TWO-THIRDS IN AMOUNT OF THE ALLOWED INTERESTS IN SUCH CLASS, AND WHO ACTUALLY CAST BALLOTS, VOTE TO ACCEPT THE PLAN.

      IN THE EVENT ANY CLASS OF CLAIMS OR INTERESTS REJECTS, OR IS DEEMED BY LAW TO HAVE REJECTED, THE PLAN, IF ALL APPLICABLE REQUIREMENTS FOR CONFIRMATION OF THE PLAN ARE MET, AS SET FORTH IN SECTIONS 1129(a)(1) THROUGH (13) OF THE BANKRUPTCY CODE, EXCEPT THAT HOLDERS OF ANY SUCH CLAIMS OR INTERESTS HAVE REJECTED THE PLAN, THE DEBTORS SHALL REQUEST THAT THE BANKRUPTCY COURT CONFIRM THE PLAN PURSUANT TO THE "CRAM DOWN" PROVISIONS OF SECTION 1129(b) OF THE BANKRUPTCY CODE.

      IF THE REQUISITE VOTE IS ACHIEVED FOR EACH CLASS OF IMPAIRED CLAIMS, THE PLAN IS SUBSEQUENTLY CONFIRMED BY THE BANKRUPTCY COURT AND THE EFFECTIVE DATE OCCURS, ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS (INCLUDING, WITHOUT LIMITATION, THOSE HOLDERS OF CLAIMS WHO DO NOT SUBMIT BALLOTS TO ACCEPT OR REJECT THE PLAN) WILL BE BOUND BY THE TERMS OF THE PLAN AND THE TRANSACTIONS AND DISTRIBUTIONS CONTEMPLATED THEREBY.

      BY ORDER DATED MAY __, 1999, THE BANKRUPTCY COURT HAS APPROVED THIS DISCLOSURE STATEMENT AS CONTAINING ADEQUATE INFORMATION TO PERMIT THE HOLDERS OF CLAIMS AGAINST THE DEBTORS TO MAKE A REASONABLY INFORMED DECISION IN EXERCISING THEIR RIGHT TO VOTE UPON THE PLAN. APPROVAL OF THIS DISCLOSURE STATEMENT BY THE BANKRUPTCY COURT DOES NOT CONSTITUTE A DETERMINATION ON THE MERITS OF THE PLAN.

      THIS DISCLOSURE STATEMENT AND ITS RELATED DOCUMENTS ARE THE ONLY DOCUMENTS AUTHORIZED BY THE BANKRUPTCY COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ACCEPTING OR REJECTING THE PLAN. NO REPRESENTATIONS ARE AUTHORIZED BY THE BANKRUPTCY COURT CONCERNING THE DEBTORS, THEIR BUSINESS OPERATIONS, THE VALUE OF THEIR ASSETS OR THE VALUES OF ANY SECURITIES TO BE ISSUED OR BENEFITS OFFERED PURSUANT TO THE PLAN, EXCEPT AS EXPLICITLY SET FORTH IN THIS DISCLOSURE STATEMENT OR ANY OTHER DOCUMENTS APPROVED FOR DISTRIBUTION BY THE BANKRUPTCY COURT.

      THERE HAS BEEN NO INDEPENDENT AUDIT OF THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT EXCEPT AS EXPRESSLY INDICATED IN THIS DISCLOSURE STATEMENT. THIS DISCLOSURE STATEMENT WAS COMPILED FROM INFORMATION OBTAINED BY THE DEBTORS

FROM NUMEROUS SOURCES BELIEVED TO BE ACCURATE TO THE BEST OF THE DEBTORS' KNOWLEDGE, INFORMATION AND BELIEF.

      SHARES OF CLASS A COMMON STOCK OF NEXTEL COMMUNICATIONS, INC. TO BE DISTRIBUTED TO HOLDERS OF ALLOWED CLAIMS PURSUANT TO THE PLAN WILL NOT HAVE BEEN REGISTERED ON THE EFFECTIVE DATE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR "BLUE SKY" LAWS. SUCH SECURITIES WILL BE ISSUED ON THE EFFECTIVE DATE IN RELIANCE UPON THE EXEMPTION FROM THE SECURITIES ACT AND APPLICABLE STATE LAWS PROVIDED IN SECTION 1145 OF THE BANKRUPTCY CODE.

      NEITHER THE SECURITIES EXCHANGE COMMISSION NOR ANY SUCH AUTHORITY HAS PASSED UPON, CONFIRMED OR DETERMINED THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT OR UPON THE DECISION TO ACCEPT OR REJECT THE PLAN. HOLDERS OF CLAIMS AND INTERESTS MUST RELY ON THEIR OWN EXAMINATION OF THE DEBTORS AND THE TERMS OF THE PLAN, INCLUDING THE MERITS AND RISKS INVOLVED.

      THIS DISCLOSURE STATEMENT CONTAINS ONLY A SUMMARY OF THE PLAN. ALL HOLDERS OF CLAIMS ARE ENCOURAGED TO REVIEW THE FULL TEXT OF THE PLAN, ANNEXED HERETO AS APPENDIX "A," AND TO READ CAREFULLY THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING ALL APPENDICES TO THE PLAN, BEFORE DECIDING WHETHER TO VOTE TO ACCEPT THE PLAN.

      THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT WILL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF.

      HOLDERS OF CLAIMS AND INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. EACH SUCH HOLDER THEREFORE SHOULD CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS AS TO ANY SUCH MATTERS CONCERNING THE SOLICITATION, THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
I.  INTRODUCTION...............................................................1
         A. Background.........................................................1
         B. Voting.............................................................2
         C. Summary of Distributions to Be Made Pursuant to the Plan...........6

II.  BACKGROUND...............................................................12
         A. Introduction......................................................12
         B. Description of the Debtors and Other Subsidiary Interests.........13
         C. Description of the Debtors' Business and Operations...............19
         D. Description of the Debtors' Debt and Equity Structure.............21
            1. Indebtedness under 15% Secured Notes Indenture.................21
            2. Indebtedness to HNS............................................22
            3. Unsecured .....................................................23
            4. Equity Investment..............................................24
         E. Events Leading to Chapter 11 Filings..............................24

III.  THE CHAPTER 11 CASES....................................................28
         A. Continuation of Business After the Filing Date....................28
         B. Representation of the Debtors.....................................28
         C. Representation of Unsecured Creditors.............................30
         D. S-C Rig DIP Financing Facility and Proposed Plan of
              Reorganization..................................................30
         E. The Debtors' Decision to Wind-Down Their Operations...............33
         F. Use of Cash Collateral............................................34
         G. Marketing and Sale of the FCC Licenses............................35
            1. Initial Marketing Efforts......................................35
            2. The Auction Process............................................36
            3. The Nextel Purchase Agreement..................................39
         H. Disposition of Other Assets.......................................43
            1. Sales of Miscellaneous Assets..................................43
            2. Dispositions of Foreign and Non-Wholly-Owned Subsidiary
                 Interests....................................................44
               (a) Dissolution of Geonet Communications Canada Inc. and Geotek
                     Communications Canada Inc................................44
               (b) Liquidation of GTIL........................................45
               (c) Disposition of Geotek Argentina............................46
               (d) Disposition of GMSI........................................46
               (e) Disposition of Cumulous Communication......................46
         I. Disposition of Unexpired Leases and Executory Contracts...........46
         J. Employee Retention Programs.......................................48
            1. Key Employee Retention Program.................................48

            2. Supplemental Employee Retention Program........................49
         K. Establishment of the Bar Date and Notice Thereof..................51
         L. Establishment of the Administrative Bar Date and Notice Thereof...51
         M. Preferences and Fraudulent Transfers..............................52

IV.  THE PLAN.................................................................55
         A. Summary...........................................................55
         B. Negotiations Regarding the Plan of Liquidation....................56
         C. Classification and Treatment of Claims and Interests..............62
            1. General........................................................62
               Class 1:  Administrative Expense Claims........................64
               Class 2:  Priority Tax Claims..................................66
               Class 3:  Other Priority Claims................................67
               Class 4:  15% Notes Claims.....................................67
               Class 5:  HNS Claims...........................................74
               Class 6:  Other Secured Claims.................................79
               Class 7:  S-C Rig Senior Loan Claims...........................79
               Class 8:  General Unsecured Claims.............................81
               Class 9:  Unsecured 12% Notes Claims...........................82
               Class 10:  Series H Preferred Stock Interests..................84
               Class 11:  Series I and K Preferred Stock Interests............84
               Class 12:  Series L Preferred Stock Interests..................84
               Class 13:  Series M Preferred Stock Interests..................85
               Class 14:  Series N Preferred Stock Interests..................85
               Class 15:  Series O, P, Q, and T Preferred Stock Interests.....85
               Class 16: Common Stock Interests...............................85
               Class 17:  Continuing Subsidiary Stock Interests...............86
               Class 18: Non-Continuing Subsidiary Stock Interests............86
         D. Distribution of Nextel Stock......................................86
         E. Means for Implementation and Execution of Plan....................88
            1. Corporate Governance...........................................88
            2. Post-Confirmation Budget.......................................89
            3. Payment of Employee Retention Programs.........................90
            4. Professional Fees and Expenses.................................90
            5. Dissolution of Non-Continuing Subsidiaries,
                        Continuing Subsidiaries and Reorganized Geotek........91
            6. D&O Escrow Agreement...........................................91
            7. Release of Liens, Contributions and Rights and
               Interests with Respect to Cash Collateral......................92

         F. Substantive Consolidation.........................................94
            1. Generally......................................................94
            2. The Plan Contemplates the Substantive
               Consolidation of the Debtors' Estates..........................95
         G. Other Provisions of the Plan......................................96
            1.  Vesting of Assets.............................................96
            2.  Injunction....................................................97
            3.  Releases......................................................98
            4.  Executory Contracts...........................................99
            5.  Closing of Transfer Ledgers; Cancellation and Surrender of
                  Instruments; Termination of Certain Agreements.............100
            6.  Distributions to Holders of Allowed Claims...................103
            7.  Disputed Claims Reserve......................................105
            8.  Resolution of Disputed Claims................................106
            9.  Distributions to Holders of Subsequently Allowed Claims......106
            10. Setoff Rights................................................107
            11. Unclaimed Property...........................................107
            12. Conditions Precedent to Confirmation.........................109
            13. Conditions Precedent to the Effective Date...................109
            14. Waiver of Conditions to Confirmation of the Plan and
                  Effective Date.............................................111
            15. Retention of Jurisdiction....................................111
            16. Revocation, Amendment or Modification of the Plan............113
            17. Exculpation..................................................114
            18. No Interest..................................................114
            19. Termination of the Creditors' Committee......................114
            20. Post-Effective Date Fees and Expenses........................115

V.  CONFIRMATION OF THE PLAN.................................................116
         A. Introduction.....................................................116
         B. Feasibility......................................................116
         C. Best Interests of Holders of Claims and Holders of Interests.....117
         D. Alternatives to Confirmation of the Plan.........................118
            1. Liquidation Under Chapter 7...................................118
            2. Dismissal of the Chapter 11 Cases.............................119
         E. Acceptance.......................................................120
         F. Non-Acceptance and Cramdown......................................121
         G. Classification of Claims and Interests...........................123

VI.  CERTAIN FACTORS TO BE CONSIDERED........................................124
         A. Overall Risks to the Recoveries by Holders of Claims.............124
                  1.  Risks Associated with Phase I Closing..................124
                  2.  Risks Associated with Phase II Closing.................124
                  3.  Risks Associated with Value of Nextel Stock............125
                  4.  Risks to Holders of Certain Claims.....................125

VII.  APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS TO THE NEXTEL
      STOCK TO BE DISTRIBUTED UNDER THE PLAN.................................126
         A. Issuance of Nextel Stock Under the Plan..........................126
         B. Transfers of Nextel Stock........................................127
         C. Certain Transactions by Stockholders.............................129

VIII.   CERTAIN FEDERAL INCOME TAX  CONSEQUENCES.............................129
         A. Federal Income Tax Consequences to the Debtors...................130
            1. Cancellation of Indebtedness Income...........................130
            2. Gain Resulting From the Consummation of the Plan..............132
         B. Federal Income Tax Consequences to Holders of Claims.............132
            1. Effect of Distribution........................................132
            2. Tax Consequences of Owning Property Received
               With Respect to Claims........................................133
         C. Importance of Obtaining Professional Assistance..................133

IX.  CONCLUSION..............................................................134

                   DEBTORS' FIRST AMENDED DISCLOSURE STATEMENT
                PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE

                                 I. INTRODUCTION

A. Background

      On June 29, 1998 (the "Filing Date"), Geotek Communications, Inc. ("Geotek") and 72 of its direct and indirect subsidiaries (collectively, including Geotek, the "Debtors"), each filed a voluntary petition for reorganization under chapter 11 (the "Chapter 11 Cases"), title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq. (the "Bankruptcy Code"), with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Chapter 11 Cases have been procedurally consolidated and are being jointly administered, with the Debtors' managing their businesses in the ordinary course as debtors in possession subject to the supervision of the Bankruptcy Court.

      The Debtors submit this disclosure statement (the "Disclosure Statement") pursuant to section 1125 of the Bankruptcy Code in connection with the solicitation of votes to accept or reject the Debtors' First Amended Consolidated Plan of Liquidation, dated April 9, 1999, a copy of which is annexed hereto as Appendix "A" (the "Plan"). Capitalized terms used and not defined herein shall have the meanings respectively ascribed to them in the Plan unless the context requires otherwise.

      The Bankruptcy Court has approved this Disclosure Statement as containing "adequate information" in accordance with section 1125(b) of the Bankruptcy Code to enable a hypothetical, reasonable investor typical in each of the Voting Classes (as defined herein) to make an informed judgment about whether to accept or reject the Plan.

      The Bankruptcy Court will hold a hearing on confirmation of the Plan (the "Confirmation Hearing") commencing at __:__ _.m., E.D.T., on June __, 1999 at the United States Bankruptcy Court, Marine Midland Plaza, 824 Market Street, 6th Floor, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time without further notice other than by announcement in court on the scheduled date of such hearing. At the Confirmation Hearing, the Bankruptcy Court will, among other things, (i) determine whether each of the Voting Classes has accepted the Plan, (ii) hear and determine any objections to the Plan and to confirmation of the Plan, (iii) determine whether the Plan meets the confirmation requirements set forth in section 1129 of the Bankruptcy Code, and
(iv) determine whether to confirm the Plan.

B. Voting

      All creditors whose Claims are impaired (other than Holders of Disputed Claims) are entitled to vote on the Plan and are being provided with a ballot for the acceptance or rejection of the Plan (the "Ballot"). A Claim or Interest is generally considered "impaired" if the Plan alters, modifies or changes the legal, contractual or equitable rights of the Holder of the Claim or Interest.

      Under the Plan, Class 4 (15% Notes Claims), Class 5 (HNS Claims), Class 6 (Other Secured Claims), Class 7 (S-C Rig Senior Loan Claims), Class 8 (General Unsecured Claims), and Class 9 (Unsecured 12% Notes Claims) (collectively, the "Voting Classes") are impaired and the Holders of Claims in such Classes are entitled to vote on the Plan. Under the

Plan, Class 10 (Series H Preferred Stock Interests), Class 11 (Series I and K Preferred Stock Interests), Class 12 (Series L Preferred Stock Interests), Class 13 (Series M Preferred Stock Interests), Class 14 (Series N Preferred Stock Interests), Class 15 (Series O, P, Q, and T Preferred Stock Interests), Class 16 (Common Stock Interests), Class 17 (Continuing Subsidiary Stock Interests) and Class 18 (Non-Continuing Subsidiary Stock Interests) are impaired and, because the Holders of Interests in such Classes will neither receive nor retain any property under the Plan, each of such Classes is technically deemed by law to have rejected the Plan. Class 1 (Administrative Expense Claims), Class 2 (Priority Tax Claims), and Class 3 (Other Priority Claims) are not impaired. The Holders of Claims in each of such Classes are therefore not entitled to vote on the Plan and are deemed to have accepted the Plan because, unless they agree to receive a different treatment, they will receive payment in full in Cash on the Effective Date. For a description of the Classes of Claims and Interests and their treatment under the Plan, see Section IV.C of this Disclosure Statement ("Classification and Treatment of Claims and Interests").

      Your vote on the Plan is important. The Bankruptcy Code requires as a condition to confirmation of a plan of reorganization that each class that is impaired thereunder vote to accept such plan, unless the "cram down" provisions of the Bankruptcy Code are employed. See Section V.F of this Disclosure Statement ("Non-Acceptance and Cram Down").

      THE DEBTORS, [THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS (THE "CREDITORS' COMMITTEE"),] HUGHES NETWORK SYSTEMS, A DIVISION OF HUGHES ELECTRONICS CORPORATION ("HNS"), S-C RIG

INVESTMENTS III, L.P. ("S-C RIG") [AND WILMINGTON TRUST COMPANY ("WTC"), IN ITS CAPACITY AS SUCCESSOR TRUSTEE UNDER THAT CERTAIN INDENTURE DATED AS OF JUNE 30, 1995 (AS AMENDED AND SUPPLEMENTED) (THE "15% SECURED NOTES INDENTURE")] RECOMMEND THAT ALL HOLDERS OF CLAIMS IN THE VOTING CLASSES VOTE TO ACCEPT THE PLAN. THE DEBTORS BELIEVE THAT MERRILL LYNCH GLOBAL ALLOCATION FUND, INC. AND MERRILL LYNCH EQUITY/CONVERTIBLE SERIES (GLOBAL ALLOCATION PORTFOLIO) (COLLECTIVELY, THE "ML FUNDS"), INTEND TO VOTE IN FAVOR OF THE PLAN.

      Pursuant to the Bankruptcy Code, in order for a Voting Class to have accepted the Plan, the affirmative vote of Holders of at least two-thirds in dollar amount and more than one-half in number of Allowed Claims for which Ballots are cast in such Voting Class is required.

      This Disclosure Statement (and the Appendices hereto, including, without limitation, the Plan and the Exhibits annexed to the Plan), together with the accompanying Ballots, the related materials delivered together herewith and a pre-addressed, postage-paid envelope, are being furnished to Holders of Claims in the Voting Classes and may not be relied upon or used for any purpose other than to vote to accept or reject the Plan.

      THE BANKRUPTCY COURT HAS FIXED 5:00 P.M. E.D.T. ON MAY __, 1999 (THE "RECORD DATE") AS THE TIME AND DATE FOR THE DETERMINATION OF WHICH HOLDERS OF CLAIMS IN THE VOTING CLASSES ARE ENTITLED TO RECEIVE A COPY OF THIS DISCLOSURE STATEMENT AND ALL OF THE RELATED MATERIALS AND TO VOTE WHETHER TO ACCEPT THE PLAN.

      The Ballots have been specifically designed for the purpose of soliciting votes on the Plan from each Voting Class. Accordingly, in voting on the Plan, please use only the Ballot sent to you with this Disclosure Statement. Please complete and sign your Ballot and return it in the enclosed postage-paid envelope.

      ALL PROPERLY COMPLETED BALLOTS ACTUALLY RECEIVED BY POORMAN-DOUGLAS CORPORATION, ATTN: GEOTEK CLAIMS AGENT, P.O. BOX 4390, PORTLAND, OREGON 97208-4390 PRIOR TO 5:00 P.M. E.D.T. ON JUNE __, 1999 (THE "BALLOT DATE"), WILL BE COUNTED FOR PURPOSES OF DETERMINING WHETHER EACH VOTING CLASS HAS ACCEPTED THE PLAN. The Debtors will prepare and file with the Bankruptcy Court a certification of the results of the balloting.

      AS RELEVANT HEREIN, THE BANKRUPTCY CODE PROVIDES THAT ONLY HOLDERS OF ALLOWED CLAIMS ARE ENTITLED TO VOTE ON A PLAN. HOLDERS OF DISPUTED CLAIMS ARE NOT ENTITLED TO VOTE ON THE PLAN UNLESS AND UNTIL (i) THE BANKRUPTCY COURT RULES ON THE OBJECTIONS TO SUCH CLAIMS, (ii) THE BANKRUPTCY COURT PROVISIONALLY ALLOWS SUCH CLAIMS SOLELY FOR THE PURPOSE OF VOTING ON THE PLAN, OR (iii) THE DEBTORS AGREE TO PERMIT HOLDERS OF SUCH CLAIMS TO VOTE ON THE PLAN.

      IF A HOLDER HAS AN ALLOWED CLAIM IN MORE THAN ONE VOTING CLASS, SUCH HOLDER MAY RECEIVE MULTIPLE BALLOTS. IF YOU RECEIVE MORE THAN ONE BALLOT, YOU SHOULD ASSUME THAT EACH BALLOT IS FOR A SEPARATE CLAIM AND SHOULD COMPLETE AND RETURN

EACH BALLOT YOU RECEIVE.THE DEBTORS URGE YOU TO COMPLETE AND RETURN ALL BALLOTS.

      ANY BALLOTS RECEIVED WHICH DO NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR WHICH INDICATE BOTH AN ACCEPTANCE AND REJECTION OF THE PLAN WILL BE DEEMED TO CONSTITUTE AN ACCEPTANCE OF THE PLAN.

C. Summary of Distributions to Be Made Pursuant to the Plan

      The following table sets forth a brief summary of the classification and treatment of Claims and Interests and the distributions, if any, to be made to the Holders of such Claims and Interests under the Plan. Detailed information concerning each Class of Claims and Interests is set forth in Section IV.C of this Disclosure Statement ("Classification and Treatment of Claims and Interests").

      The information set forth in the table is for convenience of reference only, and each Holder of a Claim or Interest should refer to the Plan for a full understanding of the classification and treatment of Claims and Interests provided under the Plan. The estimates set forth in the following table may differ from actual distributions by reason of, among other things, variations in the timing and level of distributable net cash proceeds generated by the liquidation of the Debtors' estates and other sources following confirmation of the Plan, the amounts of Allowed Claims, the existence of Disputed Claims, the market value of the class A common stock (the "Nextel Stock") of Nextel Communications, Inc. ("Nextel") to be distributed under the Plan, and the costs of administering and winding up the Chapter 11 Cases. With respect to Distributions of Nextel Stock, the estimates set forth in the table assume that, on the Distribution

Date, the Nextel Stock has a value equal to the Market Value (the average closing price, weighted by volume, of a share of Nextel Stock on the NASDAQ National Market for the fifteen consecutive trading days ending five trading days immediately preceding the Phase II Closing Date). With respect to Distributions of Cash to Holders of Allowed Claims in Classes 4, 7, 8 and 9, the estimates set forth in the table assume that the Debtors realize $1.5 million for their ownership interest in Cumulous Communication Company ("Cumulous Communication"), and no value for their ownership interests in GMSI, Inc. ("GMSI") and Geotek Argentina, S.A. ("Geotek Argentina").

                  TABLE OF CLASSIFICATION OF CLAIMS AGAINST AND
                     INTERESTS IN THE DEBTORS AND ALLOCATION
                       OF DISTRIBUTIONS IN RESPECT THEREOF


                                                                    Estimated Value
                      Amount of                                     of Distribution
                      Estimated        Description of Distribution  Assuming a Phase
                      Amount of        Assuming a Phase I Closing   I Closing and a       Description of Distribution
Class                 Claims           and Phase II Closing(1)(2)   Phase II Closing(2)   Assuming a Phase I Closing

Class 1               $15.3            Payment of each Allowed      100%(3)               Payment of each Allowed
(Administrative       million(3)       Claim in full in                                   Claim in full in Cash.
Expense Claims)                        Cash.(3)

Class 2               $__________      Payment of each Allowed      100%                  Payment of each Allowed
(Priority Tax                          Claim in full in Cash.                             Claim  in full in Cash.
Claims)

Class 3               $___________     Payment of each Allowed      100%                  Payment of each Allowed
(Other Priority                        Claim in full in Cash.                             Claim  in full in Cash.
Claims)

Class 4               $153.5 million   (a) Shares of Nextel Stock   84.5%(4)              (a) Cash equal to $36,450,000(5)
(15% Notes Claims)                     having an aggregate Market                         and (b) FCC Licenses having a
                                       Value or Cash equal to                             value of $111,475,171.(7)
                                       $111,475,171, (b) Cash
                                       equal to $18,274,829, and
                                       and (c) the Cumulous Net
                                       Proceeds.(4)

Class 5               $42.2 million    (a) Shares of Nextel Stock   65.8%                 (a) Cash equal to $3,900,000 and
(HNS Claims)                           having an aggregate Market                         (b) FCC Licenses having a value
                                       Value or Cash equal to                             $19,363,829.(7) of
                                       $19,363,829 and (b) Cash
                                       equal to $8,386,171.

                     Estimated                                           Estimated Value
                     Value of                                            of Distribution
                     Distribution        Description of Distribution     Assuming
                     Assuming a          Assuming Neither a Phase I      Neither a Phase I
                     Phase I             Closing Nor a Phase II          Closing Nor a
Class                Closing only        Closing                         Phase II Closing

Class 1              100%                Payment of each Allowed         100%
(Administrative                          Claim in full in Cash.
Expense Claims)

Class 2              100%                Payment of each Allowed         100%
(Priority Tax                            Claim in full in Cash.
Claims)

Class 3              100%                Payment of each Allowed         100%
(Other Priority                          Claim in full in Cash.
Claims)

 Class 4             96.4%               (a) Cash equal to               96.7%
(15% Notes Claims)                       $24,292,150(6) and (b)
                                         FCC Licenses having a
                                         value of $124,165,921(7)

Class 5              55.1%               (a) Cash equal to $0(6)         51%(8)
(HNS Claims)                             and (b) FCC Licenses
                                         having a value of
                                         $25,834,079(7)


                  TABLE OF CLASSIFICATION OF CLAIMS AGAINST AND
                     INTERESTS IN THE DEBTORS AND ALLOCATION
                       OF DISTRIBUTIONS IN RESPECT THEREOF


                                                                        Estimated Value
                      Amount of                                         of Distribution
                      Estimated        Description of Distribution      Assuming a Phase
                      Amount of        Assuming a Phase I Closing       I Closing and a       Description of Distribution
Class                 Claims           and Phase II Closing(1)(2)       Phase II Closing(2)   Assuming a Phase I Closing

Class 6               $__________      In the sole discretion of the    100%                  Payment of each Allowed Other
(Other Secured                         Debtors,(a) transfer of the                            Secured Claim in full in Cash.
                                       Allowed Other Secured
                                       Claim, or (b) payment of
                                       each Allowed Other Secured
                                       Claim in full Cash.

Class 7               $40.8 million    (a) If Class 9 accepts           ___% (assuming        No distribution.
(S-C Rig Senior                        the Plan, (i) Class 7's          Class 9 accepts
Loan Claims)                           Unsecured Pro Rata               Plan)(9)
                                       Share of the Net
                                       Distributable Cash plus          ___% (assuming
                                       (ii)the Class 7                  Class 9 rejects
                                       Subordination Payment;           Plan)(9)
                                       or (b) if Class 9
                                       rejects the Plan,
                                       (i) Class 7's Unsecured
                                       Pro Rata Share of the
                                       Net Distributable Cash
                                       plus (ii) the Class 9
                                       Distribution Amount.

Class 8               $__ million      Class 8's Unsecured Pro          ___%(9)               No distribution.
(General                               Rata Share of Net
Unsecured                              Distributable Cash.
Claims)

Class 9               $78.3 million    (a) if Class 9 accepts          __% (assuming          No distribution.
(Unsecured 12%                         the Plan, Cash in an            Class 9 accepts
Notes Claims)                          amount equal to the             Plan)(9)

                                       Class 9 Distribution
                                       Amount; or (b) if               0% (assuming
                                       Class 9 rejects the             Class 9 rejects
                                       Plan, no distribution.          Plan)

Class 10              N/A              No distribution.                0%                     No distribution.
(Preferred Series H
Stock Interests)


                     Estimated                                                 Estimated Value
                     Value of                                                  of Distribution
                     Distribution         Description of Distribution          Assuming
                     Assuming a           Assuming Neither a Phase I           Neither a Phase I
                     Phase I              Closing Nor a Phase II               Closing Nor a
Class                Closing only         Closing                              Phase II Closing
Class 6               100%                Payment of each Allowed Other        100%
(Other Secured                            Secured Claim in full in Cash.

Class 7               0%                   No distribution.                    0%
(S-C Rig Senior
Loan Claims)

Class 8               0%                  No distribution.                     0%
(General
Unsecured
Claims)

Class 9               0%                  No distribution.                     0%
(Unsecured 12%
Notes Claims)


Class 10              0%                  No distribution.                     0%
(Preferred Series H
Stock Interests)



                                                                        Estimated Value
                      Amount of                                         of Distribution
                      Estimated        Description of Distribution      Assuming a Phase
                      Amount of        Assuming a Phase I Closing       I Closing and a       Description of Distribution
Class                 Claims           and Phase II Closing(1)(2)       Phase II Closing(2)   Assuming a Phase I Closing

Class 11              N/A              No distribution.                 0%                    No distribution. %
(Preferred Series I
and K Stock
Interests)

Class 12              N/A              No distribution.                 0%                   No distribution.
(Preferred Series L
Stock Interests )

Class 13              N/A              No distribution.                 0%                   No distribution.
(Preferred Series M
Stock Interests)

Class 14              N/A              No distribution.                 0%                   No distribution.
(Preferred Series N
Stock Interests)

Class 15              N/A              No distribution.                 0%                   No distribution.
(Preferred Series
O, P, Q and T Stock
Interests)

Class 16              N/A              No distribution.                 0%                   No distribution.
(Common Stock
Interests )

Class 17              N/A              No distribution.                 0%                   No distribution.
(Continuing
Subsidiary Stock
Interests )

Class 18              N/A              No distribution.                 0%                   No distribution.
(Liquidating
Subsidiary Stock
Interests )

                      Estimated                                                 Estimated Value
                      Value of                                                  of Distribution
                      Distribution         Description of Distribution          Assuming
                      Assuming a           Assuming Neither a Phase I           Neither a Phase I
                      Phase I              Closing Nor a Phase II               Closing Nor a
Class                 Closing only         Closing                              Phase II Closing

Class 11              0%                   No distribution.                     0%
(Preferred Series I
and K Stock
Interests)

Class 12              0%                   No distribution.                     0%
(Preferred Series L
Stock Interests )

Class 13              0%                   No distribution.                     0%
(Preferred Series M
Stock Interests)

Class 14              0%                   No distribution.                     0%
(Preferred Series N
Stock Interests)

Class 15              0%                   No distribution.                     0%
(Preferred Series
O, P, Q and T Stock
Interests)

Class 16              0%                   No distribution.                     0%
(Common Stock
Interests )

Class 17              0%                   No distribution.                     0%
(Continuing
Subsidiary Stock
Interests )

Class 18              0%                   No distribution.                     0%
(Liquidating
Subsidiary Stock
Interests )


Note 1: Phase I Closing and Phase II Closing are defined in Section III.G.3 of this Disclosure Statement ("The Nextel Purchase Agreement").

Note 2: Assumes that there is no Nextel Escrow Claim (as defined in Section IV.C of this Disclosure Statement ("Classification and Treatment of Claims and Interests")). In the event of a Nextel Escrow Claim, assuming a Phase I Closing and a Phase II Closing shall have occurred, total Distributions of Cash to creditors in Classes 4, 5, 7, 8 and 9 may be reduced by up to the Allowed Amount of the Nextel Escrow Claim.

Note 3: Assumes Allowed Administrative Expense and Priority Claims in the amount of $15 million.

Note 4: Does not include an amount for the Cumulous Net Proceeds.

Note 5: Assumes 15% Secured Notes Cash Collateral in the amount of $21,628,186 and a 15% Secured Notes Cash Collateral Contribution Amount equal to $5,353,750.

Note 6: Assumes Available Cash in the amount of $2,091,401 and a Net Available Cash Deficiency Amount of $12,908,599.

Note 7: The value attributed to the FCC Licenses is based on the Debtors' allocation of the Nextel Purchase Price ($150 million) to the FCC Licenses to be sold to Nextel as set forth in Schedule 1.01(a)(i) and Schedule 1.01(b)(i) to the Nextel Purchase Agreement. The actual recovery to Holders of Allowed Claims in Class 4 and Class 5 may materially vary depending upon the actual proceeds realized from the sale of the FCC Licenses. Based on the bids received from Individual License Buyers at the Auction, it is more likely than not that the FCC Licenses would be sold by WTC (or its nominee or designee) or HNS, as the case may be, for substantially less than the values attributed to the FCC Licenses. See Section III.G.2 of this Disclosure Statement ("The Auction Process"). Unless and until confirmation of the Plan, the allocation of the Nextel Purchase Price to the FCC Licenses is not binding on creditors and shall have no precedential value with respect to any allocation of value set forth in the Plan or this Disclosure Statement.

Note 8: Assumes a Cash payment by HNS in the amount of $4,298,563 in respect of the HNS Contribution Amount.

Note 9: Assumes Net Distributable Cash in the amount of $12.5 million. This assumption is predicated upon Administrative Expense Claims ultimately being Allowed in an aggregate amount equal to or less than $15 million.

      THE FOREGOING TABLE IS ONLY A SUMMARY OF DISTRIBUTIONS TO BE MADE UNDER THE PLAN. PLEASE READ THE PLAN AND DISCLOSURE STATEMENT IN THEIR ENTIRETIES, INCLUDING THE ANNEXED EXHIBITS, BEFORE YOU VOTE ON THE PLAN.

                                  II. BACKGROUND

A. Introduction

      As of the Filing Date, Geotek, together with its eighty-five (85) domestic and foreign subsidiaries (collectively, the "Company"), was engaged in the business of developing and selling in the United States and internationally certain state-of-the-art wireless communications systems and services, based on its proprietary frequency hopping multiple access (i.e., FHMA(R)) technology. However, as discussed more fully below in Section III.E of this Disclosure Statement ("The Debtors' Decision to Wind-Down Their Operations"), the Debtors, unable to muster creditor support for any plan of reorganization which contemplated a continuation of the Debtors as a going concern, decided in October 1998 to virtually cease their operations and to liquidate their assets.

                  The Debtors own one hundred ninety-one (191) Federal Communications Commission ("FCC") 900 Mhz licenses (consisting of 188 Major Trading Areas and 3 Designated Filing Area licenses) (collectively, the "FCC Licenses") covering the operation of specialized mobile radio systems in over forty (40) U.S. markets and, as of the Filing Date, were the largest holder of 900 Mhz frequency in the United States. The FCC Licenses constitute the most valuable assets of the Debtors' estates and the primary source of recovery for the creditors, and, as such, after ceasing their operations, the Debtors focused their efforts on marketing the FCC Licenses. After extensive marketing of the FCC Licenses, see Section III.G.2 of this Disclosure Statement ("The Auction Process"), the Debtors determined to move forward with a bid received from

Nextel, and, on February 16, 1999, the Bankruptcy Court entered an order (the "Sale Order") authorizing the sale of the FCC Licenses to Nextel, subject to the terms of that certain purchase agreement between Geotek and Nextel dated February 16, 1999, as amended (the "Nextel Purchase Agreement"). The sale of the Debtors' FCC Licenses contemplated by the Nextel Purchase Agreement has not yet closed, and, as discussed below in Section III.G.3 of this Disclosure Statement ("The Nextel Purchase Agreement"), remains subject to a number of contingencies.

B. Description of the Debtors and Other Subsidiary Interests

The seventy-three (73) Debtors are comprised of the following entities:

o Geotek f/k/a Geotek Industries, Inc., a Delaware corporation, is the parent company and is headquartered at 102 Chestnut Ridge Road, Montvale, New Jersey 07645.

o Geotek USA f/k/a PowerSpectrum, Inc., a Delaware corporation and a direct subsidiary of Geotek, was the Company's principal domestic operating entity.

o Geotek U.S. Networks, Inc. ("Geotek U.S. Networks"), a direct subsidiary of Geotek, is a Delaware holding company which is the licensee in respect of sixty-eight (68) FCC Licenses. The common stock of Geotek U.S. Networks has been pledged as collateral to WTC, as collateral agent under the pledge agreement between Geotek and IBJ Whitehall Bank & Trust Company ("IBJ Whitehall") dated as of July 6, 1995 (as amended) relating to the 15% Secured Notes Indenture providing for up to $227 million (face amount) of 15% senior secured discount notes (the "15% Secured

      Notes").(1) Approximately fifty-nine (59) of the Debtors have guaranteed Geotek's obligations under the 15% Secured Notes Indenture.

o Geotek Financing Corporation ("Geotek Financing"), a Delaware corporation and direct subsidiary of Geotek, is the borrower under (i) that certain loan agreement dated as of December 21, 1995 (the "HNS License Loan Agreement") with HNS, as lender, and Geotek, as guarantor, and (ii) that certain Vendor Credit Financing Agreement dated as of September 27, 1996 (the "HNS Vendor Credit Financing Agreement") and related agreements with HNS, pursuant to which Geotek Financing purchased certain base station equipment manufactured and partially financed by HNS.

o Geotek License Holdings, Inc. ("Geotek License Holdings"), a wholly-owned subsidiary of Geotek Financing, is a Delaware holding company which is the licensee in respect of fifty-eight (58) FCC Licenses. The common stock of Geotek License Holdings has been pledged as collateral to HNS, (i) as collateral agent under the pledge agreement among Geotek, Geotek Financing and HNS, dated as of December 21, 1995 (as amended) relating to the HNS License Loan Agreement, and (ii) as lender under the HNS Vendor Credit Financing Agreement among Geotek, Geotek Financing and HNS dated as of September 27, 1996.

----------
(1) On March 4, 1999, WTC was appointed as trustee under the 15% Secured Notes Indenture, in replacement of IBJ Whitehall.

o Geotek Technologies, Inc., a Delaware corporation and direct subsidiary of Geotek, was the Company's primary equipment entity. It provided support for the Company's FHMA(R) networks (the "Networks"), and sold FHMA(R) equipment internationally.

o Geotek America, Inc., a Delaware corporation and direct subsidiary of Geotek, leased IMACS and routers, equipment which had been used for the servicing of the Debtors' customers.

o Geotek Asia, Inc., a Delaware corporation and direct subsidiary of Geotek, owns a 50% interest in ANAM Geonet Co., Ltd. ("ANAM Geonet"), a Korean entity that monitors the Company's approximate 21% interest in ANAM Telecommunications Corporation, Ltd. ("ANAM Telecom"), which operates an FHMA(R) network in Korea.

o Geotek GmbH Holding Corporation ("Geotek GmbH"), a Delaware corporation and direct subsidiary of Geotek, formerly owned the Company's interests in a German joint venture ("Terrafon") and in a wholly-owned subsidiary in the United Kingdom, known as National Band Three Ltd. ("NB3"), each of which was sold pursuant to December 1997 agreements to Telesystems International Wireless, Inc and its affiliates.

o Geotek Data, Inc., a Delaware corporation and direct subsidiary of Geotek, was the Company's principal software application development entity.

o Geotek Services, Inc. f/k/a Geotek USA, Inc., a Delaware corporation and direct subsidiary of Geotek, is the entity that handles payroll for the Company.

o Cumulous Holding Corp. ("Cumulous Holding"), a Delaware corporation and direct subsidiary of Geotek, holds a 25% ownership interest in Cumulous Communication, a limited liability company which operates a mobile radio network in California.

o Gelico, Inc. ("Gelico"), a Delaware corporation, is a direct subsidiary of Geotek which is the licensee in respect of sixty-four (64) FCC Licenses. MacDermott Communications, Inc. ("MacDermott Communications"), a Texas corporation, is a direct subsidiary of Geotek which is the licensee in respect of one (1) FCC License. As of the Filing Date, the common stock of Gelico and MacDermott Communications was unpledged. As discussed below in
      Section III.D of this Disclosure Statement ("S-C Rig DIP Financing Facility and Proposed Plan of Reorganization") and Section III.F of this Disclosure Statement ("Use of Cash Collateral"), the Debtors' interests in Gelico were pledged in connection with the Debtors' debtor-in-possession financing facility and in connection with the Debtors' use of cash collateral.

o Mobile Message Service of Texas, Inc., a New York corporation, and Ansa Communications, Inc., a California corporation, are direct subsidiaries of Geotek which were formerly licensees in respect of certain FCC Licenses.

o U.S.I. Venture Corp., Geotek Subsidiary Industries Inc, and Geotek Acquisition Corp., Delaware corporations and direct subsidiaries of Geotek, owned the Company's interest in Bogen Communications, Inc. prior to August 1995 when their interest therein was sold to Bogen Communications International, Inc. f/k/a European Gateway Acquisition Corporation ("BCI"), a non-wholly owned subsidiary of Geotek.(2)

o PowerSpectrum of Atlanta, Inc., PowerSpectrum of Boston, Inc., PowerSpectrum of Chicago, Inc., PowerSpectrum of Dallas, Inc., PowerSpectrum of D.C., Inc., PowerSpectrum of Denver, Inc., PowerSpectrum of Jacksonville, Inc., PowerSpectrum of Miami, Inc., PowerSpectrum of New York City, Inc., PowerSpectrum of Orlando, Inc., PowerSpectrum of Phoenix, Inc., PowerSpectrum of Philadelphia, Inc., PowerSpectrum of San Francisco, Inc., and PowerSpectrum of Tampa, Inc. are each Delaware corporations, direct subsidiaries of Geotek USA, and, as of the Filing Date, were lessees of sites and/or offices in the specific market in which each such entity operated.

o The following Debtors did not hold, as of the Filing Date, and have not since the Filing Date, held any assets, and, except where otherwise

----------
(2) In November 1997, the Company's 64% interest in BCI was sold for $18.5 million.

      indicated, are Delaware corporations and direct subsidiaries of Geotek:
      CLW Communications, Inc. (a Texas corporation), Gelico of Chicago, Inc. (a direct subsidiary of Gelico Inc.), General Photonics Holding Corporation, Geotek Holdings, Inc. (f/k/a Geotek USA, Inc.), Geotek International Networks, Inc., Geotek of Atlanta, Inc., Geotek of Boston, Inc., Geotek of Chicago, Inc., Geotek of Dallas, Inc., Geotek of Houston, Inc., Geotek of Miami, Inc., Geotek of New York, Inc., Geotek of Orlando, Inc., Geotek of Philadelphia, Inc., Geotek of Tampa, Inc., Geotek of Washington D.C., Inc., Geopower Inc., Laser Acquisition Corporation, Metro Net Systems, Inc. (f/k/a Geotek MNS, Inc.) (a New York corporation), M.I.S. Holdings Acquisition Corp., Oakhill Communications, Inc. (a Texas corporation), Oram USA, Inc., Patlex International Corporation, Patlex of Delaware, Inc., PowerSpectrum Microwave, Inc. and Reshef USA, Inc.

o The following Debtors did not hold, as of the Filing Date, and have not, since the Filing Date, held any assets, and are Delaware corporations and direct subsidiaries of Geotek USA: PowerSpectrum of Buffalo, Inc., PowerSpectrum of Charlotte, Inc., PowerSpectrum of Cincinnati, Inc., PowerSpectrum of Greensboro, Inc., PowerSpectrum of Hartford, Inc., PowerSpectrum of Indianapolis, Inc., PowerSpectrum of Kansas City, Inc., PowerSpectrum of Memphis, Inc., PowerSpectrum of Minneapolis, Inc., PowerSpectrum of Nashville, Inc., PowerSpectrum of New Orleans,

      Inc., PowerSpectrum of Rochester, Inc., PowerSpectrum of Salt Lake City, Inc., and PowerSpectrum of Seattle, Inc.

      Geotek Technologies Israel (1992) Ltd. (f/k/a PowerSpectrum Technologies Ltd.) ("GTIL") is a majority-owned (97%) Israeli subsidiary of Geotek and Geotek USA which had been granted, pursuant to that certain license agreement dated July 2, 1992 with, among others, Rafael Armament Development Authority ("Rafael"), a quasi-governmental unit of the Israeli military, the irrevocable, exclusive, world-wide rights (outside of Israel) to commercialize for the non-military market an integrated voice and data system based on FHMA(R) technology developed by Rafael. GTIL, in turn, licensed to Geotek USA the right to market and distribute systems and services based on the FHMA(R) technology. Pursuant to a motion filed by Rafael, in accordance with Israeli insolvency law, a temporary receiver of GTIL was appointed in October 1998. Thereafter, GTIL's operations ceased and its assets liquidated.

      In addition to GTIL, the Company also has equity interests in several other foreign non-Debtor corporations, including, among others, (i) an approximate 80% ownership interest in GMSI, a Canadian entity, (ii) an approximate 50% ownership interest in ANAM Geonet, and an approximate 21% ownership interest in ANAM Telecom, Korean entities, and (iii) an approximate 70% ownership interest in Geotek Argentina, an Argentinian entity.

C. Description of the Debtors' Business and Operations

      In the United States, Geotek, through its various domestic subsidiaries, offered its high-quality integrated digital voice and data wireless communications services, based on its proprietary FHMA(R) technology, in eleven
(11) major markets -- Baltimore/Washington, D.C., Boston, Dallas, Houston, Miami, New York, Orlando, Philadelphia, Phoenix, San Antonio and

Tampa. As a start-up enterprise, the Company since 1992 devoted the bulk of its resources to developing its proprietary technology, building a nationwide infrastructure and establishing a customer base which, as of the Filing Date, was approximately 10,000 subscribers.

      The heart of the Company's business was the proprietary Driver Logistics(TM) System, a unique integrated digital voice and data wireless communications network developed by the Company for businesses with a mobile workforce. The Driver Logistics(TM) System -- an integrated system that includes hardware, software applications, network usage, installation, training, and maintenance -- allowed users to increase the productivity of drivers in the field by organizing work schedules, assigning jobs to mobile workers, tracking work status and completion, sending and receiving directions, locating stolen and lost vehicles, and verifying transactions and communications among mobile work groups.

      The Driver Logistics(TM) System operated over the Networks which the Company had developed based on its FHMA(R) technology. A primary benefit of the FHMA(R) technology is spectral efficiency in that the technology is designed to allow a wireless network to support more subscribers on a given frequency. Because licenses to operate on a radio frequency are costly, FHMA(R) is designed to allow for the initial construction of a wireless network at a lower capital cost than competing wireless technologies. The process of developing the technology into a fully operational commercial network was a long and intensive one requiring investment of significant resources and years of coordinated effort among leading U.S. and Israeli wireless radio technology experts.

      As of March 31, 1998, the Company reported unaudited balance sheet assets of approximately $351 million and unaudited balance sheet liabilities including redeemable preferred stock of approximately $424 million. The Company generated net revenues of approximately $65 million and a loss from continuing operations of $223.9 million for its fiscal year ended December 31, 1997, and net revenues of approximately $7 million, and a loss from continuing operations before gain on sale of subsidiary was approximately $51.7 million during the first three months of fiscal year 1998. The Company has several hundred creditors and several thousand equity security holders.

      As of the Filing Date, the Company had approximately 450 employees, approximately 130 of whom worked at Geotek's headquarters in Montvale, New Jersey, 195 of whom worked in other locations throughout the United States and 125 of whom worked internationally. Except for five employees who, as of the Confirmation Date, will remain to oversee the wind-down and liquidation of the estates, and maintain minimal operations of the systems in the markets in which the Debtors initiated operations, the Debtors will have terminated all of their employees.

D. Description of the Debtors' Debt and Equity Structure

      As of the Filing Date, the Debtors had approximately $194.8 million outstanding secured debt and in excess of $170 million outstanding unsecured debt.

      1. Indebtedness under 15% Secured Notes Indenture

      The Debtors owed, as of the Filing Date, approximately $153.5 million in accreted value to Holders of the 15% Secured Notes issued in connection with the 15% Secured Notes Indenture. The 15% Secured Notes are secured principally by a pledge of the common stock of Geotek U.S. Networks which is the licensee in respect of sixty-eight (68) FCC Licenses and had owned certain Network equipment. In addition, approximately fifty-nine (59) of the

Debtors, including
Geotek License Holdings and Gelico, are guarantors under the 15% Secured Notes Indenture. The ML Funds and S-C Rig, respectively, currently hold approximately [52]% and [21]% of the 15% Secured Notes. WTC is currently the trustee of the 15% Secured Notes Indenture, and replaced the previous trustee, IBJ Whitehall, as of March 4, 1999.

      2. Indebtedness to HNS

      Geotek Financing, as borrower, and Geotek, as guarantor, are also parties to two secured arrangements with HNS. Prior to any rights of offset, and exclusive of pre-petition accrued interest and expenses, Geotek Financing owes HNS $24.5 million pursuant to the HNS License Loan Agreement. This obligation is secured by a pledge of (i) a promissory note dated as of September 27, 1996 executed by Geotek License Holdings in favor of Geotek Financing in the original principal amount of $24.5 million (the "Intercompany Promissory Note"), and (ii) the common stock of Geotek License Holdings, the licensee in respect of fifty-eight (58) FCC Licenses. Although Geotek License Holdings is a guarantor under the 15% Secured Notes Indenture, by agreement between HNS and the Holders of the 15% Secured Notes, such guaranty (the "GLH Guaranty") is subordinate to Geotek Financing's $24.5 million intercompany claim against Geotek License Holdings pursuant to the Intercompany Promissory Note.

      In addition, pursuant to the HNS Vendor Credit Financing Agreement and a related manufacturing agreement between Geotek and HNS, HNS agreed to manufacture, sell, and finance the purchase price of certain FHMA(R) infrastructure equipment. To secure its claims under the HNS Vendor Credit Financing Agreement and related agreements, HNS was granted thereunder (i) a purchase money security interest in the infrastructure equipment it manufactured and sold to Geotek, and (ii) a pledge of the common stock of Geotek License Holdings, which pledge ranks pari passu with the pledge of Geotek License Holdings' common stock granted in connection with the HNS License Loan Agreement. Geotek License Holdings is not an obligor under the HNS Vendor Credit Financing Agreement. Prior to any rights of offset, and exclusive of pre-petition accrued interest and expenses, HNS is owed approximately $17.6 million under the HNS Vendor Credit Financing Agreement.

      3. Unsecured Indebtedness

      S-C Rig, an investment group affiliated with Soros Trust Company and The Chatterjee Group ("Chatterjee"), is the lender under a Senior Loan Agreement dated April 4, 1996 (the "S-C Rig Loan Agreement") with Geotek, as borrower, pursuant to which S-C Rig loaned Geotek $40 million. Accordingly, S-C Rig has a $40 million senior unsecured claim.

      Geotek also owes approximately $78 million to Holders of the 12% Senior Subordinated Convertible Notes (the "Unsecured 12% Notes") issued in connection with that certain Indenture dated as of March 5, 1996 (the "Unsecured 12% Notes Indenture") with The Bank of New York, as trustee. Pursuant to the Unsecured 12% Notes Indenture, the Claims of the Holders of the Unsecured 12% Notes are subordinated to the Claims of (i) the Holders of the 15% Secured Notes under the 15% Secured Notes Indenture, (ii) HNS under the HNS License Loan Agreement and the HNS Vendor Credit Financing Agreement, and (iii) S-C Rig under the S-C Rig Loan Agreement. As of the Filing Date, the ML Funds held approximately 33% of the Unsecured 12% Notes.(1)

----------
(1) [Upon information and belief, subsequent to the Filing Date, the ML Funds sold their Unsecured 12% Notes.]

      The Debtors had scheduled in excess of $50 million in outstanding unsecured trade debt, including approximately $21 million owed to Rafael, $10 million to HNS, $4 million to Mitsubishi Consumer Electronics of America and $2 million to IBM Corporation. The Debtors have received proofs of unsecured Claims in excess of $300 million.

      4. Equity Investment

      There are more than 200 million outstanding shares of Geotek common stock ("Geotek Common Stock"). The Geotek Common Stock has been delisted from the NASDAQ National Market and the Pacific Stock Exchange. Geotek also has numerous series of preferred stock outstanding, totaling in excess of one million outstanding shares held collectively by approximately 45 holders, including, among others, Chatterjee and other affiliates of the Soros Trust Company, and entities affiliated with the Charles R. Bronfman Trust.

E. Events Leading to Chapter 11 Filings

      Over the last several years prior to the Filing Date, the Debtors had been taking necessary steps to develop their technology and build the necessary infrastructure to enable them ultimately to compete in more than forty (40) different markets throughout the United States in the highly capital-intensive wireless communications industry. Primarily, this involved the development and deployment of digital wireless systems, including network infrastructure and mobile radio terminals, and the acquisition of FCC licenses in each of the target markets. As of March 31, 1998, the Debtors had completed the initial build-out of base stations for their wireless network in 11 markets, and had acquired the control of 900 Mhz frequencies with approximately 2,170 channels throughout its over 40 target markets.

      The business of building a wireless network and providing services is highly capital intensive. Thus, while the Debtors had always planned on raising, and did raise, millions of dollars to support their business plan, certain unforeseen events contributed to the Debtors' state of financial distress. In early 1996, after several years of building out tens of millions of dollars of necessary infrastructure, the Debtors began rolling out voice-only services to a number of markets. When several months later, in October 1996, the Debtors began rolling out their integrated voice and data services, various technical issues surfaced which hampered the voice and data integration. Consequently, at the end of 1996, the Debtors devoted significant resources to rectify the technical issues. By the end of the first quarter in 1997, with many of the technical issues addressed, the Debtors refocused their efforts on building a sales engine and rolling out their integrated services.

      In 1998, the Debtors' cash flow became severely affected by the cumulative effects of the years of funding the development, deployment and rollout of their system and services. Those effects coincided with further cash needs associated with marketing and sales, expanding network coverage, providing technical and operational support and continuing to develop new products such as portable units for the Debtors' customers.

      At the same time, the Debtors' ability to raise capital was affected by the above-described events as well as the presence in its capital structure of "floating rate" preferred stock instruments held by a group of hedge funds. These instruments caused dilution and a threat of continuing dilution: The terms of these instruments allowed the holders thereof to convert their preferred shares to Geotek Common Stock at a price equal to a discount to the market price of the Geotek Common Stock at the time of conversion. The floating aspect of the conversion price in these instruments could result in the issuance of large and indeterminate numbers of shares and the decline in the price of the Geotek Common Stock. In fact, these instruments did result in the issuance of significant amounts of Geotek Common Stock. In February 1998, in an effort to stabilize the Debtors' capital structure, Geotek consummated a transaction with six of the seven hedge funds to exchange their "floating rate" preferred shares into preferred shares with a fixed conversion price. Nonetheless, despite its efforts, the Debtors continued to experience difficulties raising capital.

      The Debtors made an effort to address their cash needs through certain asset sales in late 1997. On November 26, 1997, Geotek sold its 64% interest in BCI for $18.5 million in cash, and, on December 18, 1997, Geotek entered into two definitive sales agreements with Telesystems International Wireless, Inc. and its affiliates providing for the sale of Geotek's Terrafon joint venture interests in Germany and its wholly owned subsidiary in the United Kingdom, NB3, for approximately $3.8 million and $82 million, respectively.(2) The sales of

----------
(2) Approximately five (5%) percent of the $82 million purchase price for NB3 (the "NB3 Escrow Proceeds"), i.e., approximately $4.1 million, which had been held in escrow by counsel for the buyer to satisfy potential indemnity obligations, was released from escrow in August 1998. The ML Funds, the majority holder of the 15% Secured Notes, have asserted, and the Debtors dispute, that the NB3 Escrow Proceeds constitute cash collateral securing the Claims of the Holders of the 15% Secured Notes. Pursuant to the Terms and Conditions and the Amended Terms and Conditions (each as defined below), the Debtors have agreed, that until the Cash Collateral Account (as defined below) is fully replenished, to maintain the NB3 Escrow Proceeds in a segregated account and not to use such proceeds without either (i) the consent of WTC or the holders of more than fifty (50%) percent of the aggregate principal amount at maturity of the 15% Secured Notes outstanding at such time, or (ii) an order of the Bankruptcy Court permitting such use.

    In accordance with the Terrafon sale agreement, approximately $270,000 of the purchase price for Terrafon is currently being held in escrow by counsel for the buyer to satisfy
                                                               (continued...)

Terrafon and NB3 closed in February 1998. In accordance with amendments to the 15% Secured Notes Indenture effective at the time of the sales, the use of a portion of the proceeds from certain of these sales was restricted. Geotek was also required to tender back approximately $16 million of the sales proceeds to the Holders of the 15% Secured Notes.

      Despite these sales, the Debtors continued to lack adequate working capital throughout 1998 to effectively develop and operate their business and to realize the economic potential of its substantial infrastructure. As a result, for several months prior to the Filing Date, the Debtors participated in extensive negotiations with three of its principal creditors in an effort to achieve a non-judicial restructuring of the Debtors' liabilities and to free certain restricted assets and/or to obtain an infusion of financing for use as ongoing working capital. It ultimately became apparent to the Debtors that a chapter 11 filing would provide the most viable means of obtaining working capital and of achieving (i) a restructuring of the Debtors' obligations, (ii) entry into a strategic partnership and/or (iii) a possible sale of the business. The Debtors therefore decided, after considering all of their options and discussing the situation with their professional advisors and principal creditors, to voluntarily seek bankruptcy protection.

      As discussed in further detail in Section III.D of this Disclosure Statement ("S-C Rig DIP Financing Facility and Proposed Plan of
Reorganization"), to provide the Debtors with sufficient financing to commence the chapter 11 process, S-C Rig agreed to provide the Debtors with $10 million in debtor-in-possession financing.

----------
(2) (...continued)
    potential indemnity obligations and will be released in May 1999.

      On the Filing Date, the Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code. The Debtors have continued in the possession of their properties and the management of their assets as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in any of these Chapter 11 Cases.

                            III. THE CHAPTER 11 CASES

A. Continuation of Business After the Filing Date

      Under the Bankruptcy Code, the Debtors were authorized to continue to operate their businesses in the ordinary course. On the Filing Date, the Debtors obtained a number of "first-day" orders from the Bankruptcy Court granting various forms of relief to the Debtors, including, among others, (i) an order approving the joint administration of the Chapter 11 Cases, (ii) orders approving the Debtors' retention of various professionals, (iii) an order approving a $10 million debtor-in-possession financing facility from S-C Rig,
(iv) an order authorizing the Debtors to pay to their employees all outstanding wages and benefits and other forms of consideration, (v) an order approving the use of a consolidated cash management system, and (vi) an order approving the implementation of a key employee retention program.

B. Representation of the Debtors

      The Debtors retained and have been represented in the Chapter 11 Cases by
(i) the law firms of Kaye, Scholer, Fierman, Hays & Handler, LLP, located at 425 Park Avenue, New York, New York 10022, and Young Conaway Stargatt & Taylor, LLP, located at Rodney Square North, 11th Floor, Wilmington, Delaware 19801, (ii) the financial consulting firm of

Rothschild, Inc., located at 1251 Avenue of the Americas, New York, New York 10020, and (iii) the accounting firm of PriceWaterhouse Coopers, located at 1301 Avenue of the Americas, New York, New York 10019. Gardner, Carton & Douglas, located at 1301 K Street, N.W., Suite 900, East Tower, Washington, D.C. 20005 has served as the Debtors' FCC counsel. In November 1998, the Debtors retained the services of Richard Krants, one of their directors, to assist in the FCC License marketing process.(3)

      As required by the DIP Financing Agreement (as defined in Section III.D of this Disclosure Statement ("S-C Rig DIP Financing Facility and Proposed Plan of Reorganization")), the Debtors engaged the services of a crisis manager and an outside management consultant to supervise and/or monitor various aspects of their reorganization effort and business operations. Specifically, the Debtors retained (i) Zolfo, Cooper Management, LLC ("Zolfo Cooper"), located at 292 Madison Avenue, New York, New York 10017, as crisis manager, with Stephen Marotta thereof to serve as the acting Chief Executive Officer of Geotek, and
(ii) Renaissance Worldwide, Inc. ("Renaissance"), located at 200 Berkeley Street, Boston, Massachusetts 02116-5034, as communications strategy specialist to prepare and develop a business plan.

      Stephen Marotta served as Chief Executive Officer until his resignation on January 31, 1999, and at which time the Company terminated Zolfo Cooper as crisis manager. During his tenure, Mr. Marotta supervised the Debtors' initial efforts to develop a business plan, to negotiate a consensual plan of reorganization and to pursue a strategic investor or purchaser of

----------
(3) Additionally, the Debtors have been represented in connection with GTIL's Israeli insolvency proceeding by the law firm of Doren Cohen and David Cohen, located at 14 Abba Hillel Blvd., Ramat Gan 525D6, Israel.

substantially all of the Debtors' assets. After the cessation of operations and until January 31, 1999, Mr. Marotta and Zolfo Cooper directed the Debtors' wind-down and liquidation of their estates.

C. Representation of Unsecured Creditors

      Pursuant to section 1102(a) of the Bankruptcy Code, following the commencement of a chapter 11 case, the United States Trustee is empowered to appoint a committee of a debtor's largest unsecured creditors. On July 10, 1998, an official committee of unsecured creditors (the "Creditors' Committee") was appointed to represent the interests of all unsecured creditors in the Chapter 11 Cases. The Creditors' Committee retained and has been represented in the Chapter 11 Cases by (i) the law firms of Baker & McKenzie, located at 805 Third Avenue, New York, New York 10022 and at The Wells Fargo Plaza 12th Floor, 101 West Broadway, San Diego, California 92101 and Rosenthal, Monhait, Gross & Goddess, P.A., located at Mellon Bank Center, Suite 1401, Wilmington, Delaware 19899-1070, and (ii) the financial advisory firm of CIBC Oppenheimer, located at 425 Lexington Avenue, New York, New York 10017. A list of the current members of the Creditors' Committee is set forth on Appendix "B" annexed hereto.

D. S-C Rig DIP Financing Facility and Proposed Plan of Reorganization

      As of the Filing Date, the Debtors had minimal funds with which to operate their businesses, and therefore were wholly dependant upon obtaining immediate Bankruptcy Court approval of a debtor-in-possession financing facility with which to preserve the prospects for a successful reorganization or to afford them sufficient time to find a strategic investor in, or purchaser of, their businesses and assets.

      As a result of exhaustive negotiations immediately prior to the Filing Date, the Debtors agreed to enter into a $10 million debtor-in-possession financing agreement with S-C Rig (the "DIP Financing Agreement").(4) The Debtors estimated that this debtor-in-possession financing facility (the "DIP Financing") would provide them with sufficient working capital to sustain a "brown-out" (i.e., maintaining essential services to customers in each of their markets, but not undertaking efforts to expand their customer base) for not more than 80-85 days.

      As part of the DIP Financing, S-C Rig proposed a term sheet (the "S-C Rig Term Sheet"), which provided an outline for a proposed chapter 11 plan of reorganization of the Debtors premised upon, among other things, a rights offering underwritten by S-C Rig (or an affiliate thereof). On or about July 21, 1998, the Debtors filed the Debtors' Consolidated Plan of Reorganization (the "Old Plan of Reorganization") and related disclosure statement based upon the S-C Rig Term Sheet.

      The S-C Rig Term Sheet set forth the proposed classification and treatment of the claims and interests of the principal creditor and equity constituencies, and contemplated that, subject to certain terms and conditions, S-C Rig would underwrite a $20 million rights offering (the "Rights Offering"). Although the DIP Financing Agreement committed the Debtors to

----------
(4) Purnendu Chatterjee, a principal of Chatterjee (which is affiliated with S-C Rig), was a member of Geotek's Board of Directors until his resignation on June 11, 1998. Moreover, S-C Rig holds approximately 21% of the 15% Secured Notes, and S-C Rig is a creditor of Geotek pursuant to the S-C Rig Loan Agreement. Although these relationships may not technically have rendered S-C Rig an "insider" under section 101(31)(B) of the Bankruptcy Code, the Debtors fully disclosed to the Bankruptcy Court that the relationships did and do exist. Notwithstanding such relationships, the negotiations with S-C Rig were at all times conducted intensively and at arm's-length, and resulted in the largest and best financing facility available under the circumstances.

attempt a restructuring in accordance with the S-C Rig Term Sheet, the DIP Financing Agreement was and is entirely consistent with the Debtors' fulfillment of their fiduciary duty to achieve the best results possible for their estate. Indeed, the S-C Rig Term Sheet and DIP Financing Agreement expressly contained a "fiduciary out" provision that enabled the Debtors to pursue other restructuring proposals or third-party transactions, subject to a break-up fee and the satisfaction of an established minimum equity investment.

      On the Filing Date, the Bankruptcy Court issued an order approving the borrowing of up to $7 million on an interim basis, pending a hearing on final approval of the DIP Financing Agreement. On July 23, 1998, the Bankruptcy Court entered a final order (the "Final DIP Order") approving the DIP Financing Agreement. Thus, as a result of the DIP Financing Agreement, up to $10 million was made available to the Debtors, which enabled the Debtors to operate their businesses and pursue a reorganization or other transaction for up to three months. Pursuant to the DIP Financing Agreement and the Final DIP Order, S-C Rig was granted (i) first priority liens upon and security interests in all of the Debtors' and their wholly-owned subsidiaries' unencumbered assets, including, without limitation, the common stock of Gelico, (ii) second priority liens upon and security interests in all of the Debtors' and their wholly-owned subsidiaries' assets that are subject to permitted liens (as described in the DIP Financing Agreement), and (iii) subject to a "carve-out" for professional fees and fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code (the "US Trustee Fees") in an aggregate amount not to exceed $500,000 (collectively, the "Carve-Out"), a superpriority administrative claim allowable under section

503(b) of the Bankruptcy Code having priority over any and all administrative expenses of the kind specified in sections 503(b), 506(c), 507(b) and 726(b) of the Bankruptcy Code.

      On or about October 7, 1998, using proceeds received in connection with an exchange of licenses with Paging Network of America, Inc. ("PageNet"),(5) the Debtors repaid S-C Rig $7 million. The Debtors estimate that, as of May 14, 1999, inclusive of post-petition interest and other applicable charges, they will owe $3.44 million to S-C Rig pursuant to the DIP Financing Agreement.

E. The Debtors' Decision to Wind-Down Their Operations

      After the filing of the Old Plan of Reorganization, the Debtors engaged in negotiations with their principal creditor constituencies in an effort to obtain support for the Old Plan of Reorganization. Despite these extensive efforts, the Debtors were unable to obtain sufficient creditor support for the Old Plan of Reorganization and the business plan upon which the Old Plan of Reorganization was premised. In addition, the Debtors were unable to obtain sufficient creditor support for the proposed plan which contemplated a continuation of their business as a going concern.

      Faced with the upcoming exhaustion of the DIP Financing and their remaining capital, the Debtors attempted to obtain additional financing from its principal creditors. In view of the Debtors' inability to obtain support for a plan contemplating a continuation of the Debtors as a going concern, and in view of the Debtors' inability to obtain the funds necessary to

---------
(5) By order dated July 23, 1998, the Bankruptcy Court approved the Debtors' assumption of the SMR Frequency Exchange Agreement dated as of March 14, 1997 between Geotek and PageNet and authorized the Debtors to complete the exchange transaction contemplated therein.

continue operating as a going concern, the Debtors commenced their efforts to virtually "black-out" their operations by, inter alia, (i) issuing a press-release announcing the imminent shutdown of their commercial operations and the Networks, (ii) terminating employees at each of the Debtors' sale offices throughout the United States, (iii) providing notice to substantially all of their employees at their Montvale, New Jersey headquarters that such employees would be terminated in sixty (60) days (i.e., on November 30, 1998), and (iv) providing notice to their customers, dealers and vendors that the Debtors would shortly be ceasing all commercial operations and virtually shutting down the Networks. The Debtors currently are maintaining minimal operation of the systems in the markets in which they initiated operations.

F. Use of Cash Collateral

      Notwithstanding the virtual shut-down of operations, the Debtors still required additional financing to fund the wind-down and liquidation of their estates. To meet their financing needs, the Debtors sought authorization to use "cash collateral" held in a custody account maintained by the 15% Secured Notes Indenture Trustee for the benefit of the Holders of the 15% Secured Notes (the "Cash Collateral Account"). By final order dated November 13, 1998 (the "First Cash Collateral Order"), the Bankruptcy Court authorized the Debtors to use $4.80 million of cash collateral in the Cash Collateral Account subject to, inter alia, the Terms and Conditions Regarding Use of Cash Collateral (the "Terms and Conditions"). The Debtors' authorization to use cash collateral pursuant to the First Cash Collateral Order extended through January 29, 1999. By final order dated February 16, 1999 (the "Second Cash Collateral Order"), the Bankruptcy Court extended the Debtors' authorization to use cash collateral through May 14, 1999 and permitted the Debtors to use up to an additional $2.2 million of cash collateral in the

Cash Collateral Account, subject to, inter alia, the Amended Terms and Conditions Regarding the Use of Cash Collateral (the "Amended Terms and Conditions")

      As adequate protection for the Debtors' use of cash collateral, WTC (as successor to IBJ Whitehall) was granted, subject to the Carve-Out, (i) replacement liens on all of the Debtors' assets, which did not previously secure the 15% Secured Notes, including, without limitation, the common stock of Gelico, (a) prior to all other liens and interests, other than certain permitted liens specified in the Terms and Conditions and the Amended Terms and Conditions, which permitted liens include, inter alia, the Claims of S-C Rig under the DIP Financing and the Claims of HNS under the HNS License Loan Agreement and the HNS Vendor Credit Financing Agreement, and (b) with respect to collateral subject to such permitted liens, second priority, junior only to such permitted liens, provided that such replacement liens would be senior to the liens granted to HNS in connection with the HNS License Loan Agreement and the HNS Vendor Credit Financing Agreement to the extent of the HNS Subordination Amount (as defined in the Amended Terms and Conditions).

G. Marketing and Sale of the FCC Licenses

      1. Initial Marketing Efforts

      After cessation of their commercial operations and the virtual shutdown of their Network, the Debtors, with the assistance of their professionals, engaged in an extensive and thorough marketing process pursuant to which they solicited potential purchasers to buy the FCC Licenses on an individual license-by-license or market-by-market basis (an "Individual License

Buyer").(6) The Debtors, with the assistance of their professionals, identified more than six hundred (600) potential Individual License Buyers and, on October 15, 1998, sent them a bidding package describing the procedures for bidding on the individual FCC Licenses. In addition, the Debtors issued a press release and had articles published in industry trade journals describing the FCC License sale process and inviting interested buyers to come forward.

      Contemporaneously, the Debtors, with the assistance of their professionals, identified and solicited potential purchasers of the FCC Licenses on a bulk basis (a "Bulk Buyer"). As a result of these efforts, a number of potential Bulk Buyers came forward, and the Debtors received term sheets or formal proposals for the purchase of all of the FCC Licenses from at least four
(4) different Bulk Buyers.

      2. The Auction Process

      On December 16, 1998 and December 17, 1998, the Debtors conducted an auction (the "Auction") of the FCC Licenses at the Wyndham Garden Hotel in Wilmington, Delaware. Both Bulk Buyers and Individual License Buyers were invited, and were eligible, to participate in the Auction. The Debtors provided notification of the Auction to the more than six hundred (600) potential Individual License Buyers they identified.

      Prior to the Auction, by motion dated December 7, 1998 (the "FCC License Sale Motion"), the Debtors described the bidding procedures which would govern at the Auction. In addition, prior to the Auction, the Debtors, after consultation with their principal creditors,

----------
(6) In fact, Rothschild, Inc. had solicited potential investors and purchasers of the Debtors' assets, including the FCC Licenses, even prior to the Debtors' decision to cease operations.

established and distributed to the Individual License Buyers, the minimum opening bid for each of the FCC Licenses (the "Minimum Individual Bids"). The Debtors advised the Individual License Buyers that such buyers would not be permitted to submit a bid at the Auction for an FCC License which was less than the Minimum Individual Bid for such FCC License and which was not an unconditional Cash bid. The Debtors expressly reserved their right to retain individual FCC Licenses if the Debtors were not satisfied with the high bid received at the Auction, even if such bid exceeded the Minimum Individual Bid for such FCC License.

      The Debtors publicly conducted the Auction for individual FCC Licenses on December 16, 1998. Approximately thirty (30) Individual License Buyers participated in the Auction either in person or by phone. The Debtors received bids at the Auction equal to or in excess of the Minimum Individual Bids for 144 of their 191 FCC Licenses, and did not receive Minimum Individual Bids at the Auction for their remaining 47 FCC Licenses. The aggregate of the high bids received on each FCC License at the Auction was $54,138,200. The high bids were received from twenty (20) different Individual License Buyers.

      On December 17, 1998, the Debtors met separately with each of the four Bulk Buyers at the Auction, including Nextel and Mobex Communications Inc. ("Mobex") to determine whether any of the Bulk Buyers would submit an unconditional offer for the FCC Licenses in excess of $150 million. Only one Bulk Buyer (the "Unnamed Buyer") submitted a Cash bid at the Auction valued by the Debtors in excess of $150 million. The other Bulk Buyers submitted conditional bids having face amounts of up to $150 million, but which were valued by the Debtors below $150 million, and which, in some cases, were non-Cash debt offers.

      The Debtors diligently investigated the financial capabilities of the Unnamed Buyer and had serious concerns and doubts regarding the ability of the Unnamed Buyer to obtain the financing needed to consummate the proposed $200 million Cash transaction. Notwithstanding those concerns, and in view of the limited value of the other bulk bids received and the contingencies associated with such bulk bids, at the conclusion of the Auction, on December 18, 1998, the Debtors and the Unnamed Buyer executed a purchase agreement (the "Unnamed Purchase Agreement"), pursuant to which the Debtors would sell the FCC Licenses for $200 million in Cash.(7)

      To afford the Unnamed Buyer additional time to perform its obligations under the Unnamed Purchase Agreement and to afford the Individual License Buyers and the Bulk Buyers an opportunity to increase the value of the bids and/or to remove any conditions on such bids, the Debtors, after consultation with their principal creditors, decided to adjourn for several weeks the hearing on the Sale Motion (the "Sale Hearing"), which had been scheduled for December 18, 1998.

      Subsequent to December 18, 1998 and until February 16, 1999, the Debtors continued their negotiations with the Bulk Buyers (including Mobex and Nextel) and the

----------
(7) Pursuant to the Unnamed Purchase Agreement, the Unnamed Buyer was obligated to tender to a designated escrow agent a Cash deposit of $25 million, which was non-refundable regardless of whether the FCC Licenses were sold to the Unnamed Buyer. In addition, five (5) business days after the later of (i) the entry of an order approving the sale of the FCC Licenses to the Unnamed Buyer, and (ii) the submission to the FCC of assignment application documents providing for the transfer of the FCC Licenses to the Unnamed Buyer, the Unnamed Buyer was obligated to deposit an additional $25 million in escrow. The remaining $150 million was to be paid at the closing of the sale of the FCC Licenses.

Individual License Buyers. Throughout this period, the Unnamed Buyer failed to tender (and has continued to fail to tender) the $25 million non-refundable Cash deposit required under the Unnamed Purchase Agreement. In addition, despite repeated requests by the Debtors, the Unnamed Buyer was not able to provide adequate evidence of the Unnamed Buyer's financial ability to perform its obligations under the Unnamed Purchase Agreement.

      Ultimately, the Debtors, after consultation with, and with the support of, their principal creditors, determined that a $150 million Cash or Cash-equivalent (i.e., consisting of Nextel Stock) offer submitted by Nextel after the Auction for all of the FCC Licenses was the highest and best offer received, and thus decided to seek to proceed with such offer. After successive adjournments of the Sale Hearing, the Bankruptcy Court held the Sale Hearing on February 16, 1999, at which time the Bankruptcy Court, overruling all existing objections, entered an order (the "Sale Order") approving, subject to, inter alia, FCC approval of the sale of the FCC Licenses to Nextel, pursuant to the terms of the Nextel Purchase Agreement.

      3. The Nextel Purchase Agreement

      Pursuant to a final judgment dated July 25, 1995 entered by the United States District Court for the District of Columbia (the "District Court") in United States of America v. Motorola, Inc. and Nextel Communications, Inc., Civil Action No. 94-02331 (the "Consent Decree"), the number of 900 Mhz channels in certain major cities (i.e., Boston, Chicago, Dallas, Denver, Detroit, Houston, Los Angeles, Miami, New York City, Orlando, Philadelphia, San Francisco, Seattle and Washington, D.C.) that Nextel is permitted to hold, manage or acquire is capped. As such, based on Nextel's current 900 Mhz license holdings, the Consent Decree prohibits Nextel from acquiring certain of the Debtors' FCC Licenses.

      Accordingly, the Nextel Purchase Agreement contemplates a sale of the FCC Licenses in two phases. The FCC Licenses located in cities not subject to the Consent Decree (the "Phase I Licenses") are to be sold to Nextel upon FCC approval(8) (and satisfaction of other closing conditions) (the "Phase I Closing") for $19,161,000 in Cash. The Phase I Closing is not expected to occur until July 1999 at the earliest, and may not occur until several weeks or months thereafter.

      The FCC Licenses located in cities subject to the Consent Decree (the "Phase II Licenses") will be sold to Nextel for $130,839,000 if and when (assuming satisfaction of other closing conditions, including FCC approval) (the "Phase II Closing") (i) Nextel successfully obtains consent by the United States Department of Justice (the "DOJ") permitting Nextel to acquire, own and utilize in its businesses all of the Phase II Licenses (the "DOJ Consent"), or (ii) an order is entered by the District Court vacating the Consent Decree, or otherwise permitting Nextel to acquire, own and utilize in its businesses all of the Phase II Licenses (the "District Court Order"). The Phase II Closing is not expected to occur until July 1999 at the earliest, and may not occur until several weeks or months thereafter. The Phase I Closing can occur regardless of whether there is a Phase II Closing.

      Pursuant to the Nextel Purchase Agreement and the License Assignment Agreement among Nextel, Geotek, WTC (as successor to IBJ Whitehall) and HNS (the "License Assignment Agreement"), the Debtors filed applications requesting FCC approval for the transfer of the FCC Licenses to (i) WTC (as successor to IBJ Whitehall) on behalf of both the Holders of

----------
(8) Under applicable FCC regulations, any transfer of the FCC Licenses by the Debtors to a third party must be approved by the FCC.

the 15% Secured Notes and S-C Rig as the DIP Lender, with respect to the FCC Licenses owned by Geotek U.S. Networks, Gelico and MacDermott Communications (the "15% Secured Notes FCC Licenses"), and (ii) HNS, with respect to the FCC Licenses owned by Geotek License Holdings (the "HNS FCC Licenses").(9) In addition, pursuant to the Nextel Purchase Agreement and the License Assignment Agreement, WTC (as successor to IBJ Whitehall) and HNS were to cooperate with the Debtors in the filing of applications with the FCC seeking approval of the assignment of the 15% Secured Notes FCC Licenses and the HNS FCC Licenses from WTC and HNS, as applicable, to Nextel. Pursuant to and subject to the Nextel Purchase Agreement and the License Assignment Agreement, the assignments of the FCC Licenses from the Debtors to WTC and HNS and from WTC and HNS to Nextel are to occur (a) as to each Phase I License, at the Phase I Closing, and (b) as to each Phase II License, at the Phase II Closing. Such assignments are subject to the Bankruptcy Court's entry of an order confirming a plan of reorganization or liquidation on behalf of the Debtors, which order approves the assignment of the FCC Licenses by the Debtors to WTC and HNS under the License Assignment Agreement.

      On February 16, 1999, Nextel filed a motion (the "Nextel Motion to Vacate") with the District Court seeking the entry of an order vacating the Consent Decree and requesting expedited consideration. The Department of Justice, as well as Mobex and at least one other mobile dispatch operator, have filed oppositions to the Nextel Motion to Vacate.

      On March 5, 1999, the District Court held a hearing to determine whether it should summarily deny the Nextel Motion to Vacate or whether it should permit Nextel an

----------
(9) See Section IV.B of this Disclosure Statement ("Negotiations Regarding the Plan of Liquidation") as to the rationale for utilizing a two-step assignment procedure.

opportunity to factually develop its case through discovery and an evidentiary hearing. On March 16, 1999, the District Court issued its Memorandum Opinion in which it concluded that it would not dismiss the Nextel Motion to Vacate without an evidentiary hearing. On the same day, the District Court entered its order which provided that the District Court will hold an evidentiary hearing and directed Nextel and the Department of Justice to jointly submit a proposed scheduling order on or before March 24, 1999.

      On March 25, 1999, Nextel and the Department of Justice filed a joint motion for entry of a scheduling order and a stipulated protective order. The proposed scheduling order sets forth the following deadlines:

                       April 8      Parties exchange preliminary witness lists.

                       April 12 Deadline for service of interrogatories and requests for production to parties.

                       April 19     Defendant serves its expert report.

                       April 22 Deadline for document discovery production from parties.

                       April 26     Parties exchange final witness lists.

                       April 26     Plaintiff serves its expert report.

                       April 26 Deadline for completion of third-party document discovery.

                       May 3 Deadline for completing all depositions of fact and expert witnesses.

                       May 6        Parties exchange preliminary exhibit lists.

                       May 10       Parties file pre-hearing submissions.

                       May 14       Deadline for objections to exhibits.

                       On or after
                       May 24           Evidentiary hearing.

                       Four days
                       after hearing    Post-hearing briefs.

      On March 5, 1999, the Debtors filed applications with the FCC seeking approval of the assignment of (i) the 15% Secured Notes FCC Licenses to WTC, and
(ii) the HNS FCC Licenses to HNS. On March 9, 1999 the Debtors filed, on behalf of WTC and HNS, applications with the FCC seeking approval of the assignment of the 15% Secured Notes FCC Licenses from WTC to Nextel and of the HNS FCC Licenses from HNS to Nextel, subject to and in accordance with the Purchase Agreement and the License Assignment Agreement.

H. Disposition of Other Assets

      1. Sales of Miscellaneous Assets

      Shortly after the Filing Date, and prior to the cessation of commercial operations, the Debtors sought and obtained authorization to reject eighteen leases of sales offices (the "Office Leases"). The Debtors decided to reject such Office Leases because the leases were either (i) located in "browned-out" markets where the Debtors were not undertaking sales efforts to expand their customer base, (ii) located in markets where the Debtors had not yet begun commercial operation, or (iii) were going to be consolidated into other office locations. In connection with the closing of such Office Leases, the Debtors sought and obtained authorization, by order dated July 27, 1998, to sell certain furniture, fixtures and equipment, free and clear of all liens, claims and encumbrances, located at a number of such Office Leases.

      After the cessation of operations and the virtual shutdown of the Network, by order dated November 13, 1998, the Bankruptcy Court approved procedures ("Miscellaneous Assets Sales Procedures") for the Debtors to sell certain miscellaneous assets (consisting of, inter alia, furniture, office equipment and Network equipment), free and clear of all liens, claims and encumbrances, which were located in the Office Leases, the telecommunications site leases (the "Site Leases") or the Debtors' headquarters or warehouse facility. Among other things, the Miscellaneous Assets Sales Procedures set forth the required notice period that the Debtors had to provide to their principal creditors before the Debtors could complete a sale and also maintained the opportunity and right of the principal creditors to object to any sale of miscellaneous assets proposed by the Debtors.

      The Debtors have sold substantially all of their miscellaneous assets, consisting of furniture, office equipment and Network equipment, for approximately $1.6 million. The Debtors estimate that they will recover an additional $20,000 from sales of the remaining miscellaneous furniture and equipment.

      2. Dispositions of Foreign and Non-Wholly-Owned Subsidiary Interests

      (a) Dissolution of Geonet Communications Canada Inc. and Geotek Communications Canada Inc.

      Geonet Communications Canada Inc. ("Geonet") was a federally incorporated Canadian corporation in which Geotek held an approximate 90% equity interest and 33% voting interest. Geotek Communications Canada Inc. ("Geotek Canada") was a wholly-owned subsidiary of Geonet. Geotek Canada had been incorporated to engage in the business of developing and marketing a wireless communications system in Canada based on the Debtors

FHMA(R) technology. By motion dated September 21, 1998, the Debtors sought authorization of the Bankruptcy Court to (i) a distribution to the shareholders of Geonet of all funds thereof remaining following the satisfaction of all of its liabilities, (ii) the amalgamation of Geonet and Geotek Canada, and (iii) the dissolution of the corporation resulting from such amalgamation. Geonet's sole remaining asset at the time of the order of the Bankruptcy Court consisted of approximately Cdn.$600,000. Geotek Canada had no assets or liabilities. Following the satisfaction of all liabilities of Geonet and the establishment of a general reserve of Cdn.$5,000 to, inter alia, provide for unanticipated liabilities, the balance of Geonet's funds were distributed to the shareholders of Geonet pursuant to a reduction in the stated capital account of each class of outstanding shares of Geonet. Approximately Cdn.$495,000 was distributed to the Debtors, as the holders of all of the outstanding Class C Shares and Class D Shares of Geonet. On or about October 6, 1998, Geonet and Geotek Canada were amalgamated. The corporation resulting from such amalgamation (also known as Geonet Communications Canada Inc. ("Geonet II")) is in the process of being dissolved.

      (b Liquidation of GTIL

      Geotek and Geotek USA have an approximate 97% ownership interest in GTIL, an Israeli corporation, which is the direct licensee of the FHMA(R) technology. Pursuant to a motion filed by Rafael, a temporary receiver was appointed in October 1998 pursuant to Israeli insolvency law. Thereafter, GTIL's operations ceased and its assets liquidated. The Debtors do not anticipate that they will be able to recover on account of their ownership interest in GTIL.

      (c) Disposition of Geotek Argentina

      The Debtors have an approximate 70% ownership in Geotek Argentina, an Argentinian entity. Geotek Argentina owns a nationwide Argentina frequency license. The Debtors and their professionals have been soliciting potential buyers of their ownership interest in Geotek Argentina.

      (d) Disposition of GMSI

      The Debtors have an approximate 80% ownership interest in GMSI, a Canadian entity. GMSI provides software and hardware for fleet management. The Debtors and their professionals have been soliciting potential buyers of their ownership interest in GMSI.

      (e) Disposition of Cumulous Communication

      Cumulous Holding, one of the Debtors, holds a 25% ownership interest in Cumulous Communication, a limited liability corporation which runs and operates a mobile radio network in California. The Debtors and their professionals have been soliciting potential buyers of their ownership interest in Cumulous Communication.

I. Disposition of Unexpired Leases and Executory Contracts

      Subsequent to the cessation of their commercial operations and the virtual shutdown of their Network, the Debtors continually reviewed their executory contracts and unexpired leases and their operations with respect to the subject matter of such executory contracts and unexpired leases, to determine whether such contracts and leases should be assumed, assumed and assigned, or rejected in accordance with section 365 of the Bankruptcy Code.

      By order dated November 13, 1998, the Bankruptcy Court authorized and approved the rejection of the Debtors' customer and dealer contracts. After extensive efforts to market more than two hundred Site Leases generally proved unsuccessful, the Debtors began taking the steps necessary to reject such leases. By order dated November 13, 1998, the Bankruptcy Court authorized and approved the rejection of approximately one hundred and eleven (111) Site Leases. By order dated December 18, 1998, the Bankruptcy Court authorized and approved the rejection of (i) approximately eighty-two (82) Site Leases, (ii) fourteen (14) Office Leases, and (iii) more than sixty (60) executory contracts.(10) In addition, a number of other Site Leases and Office Leases, including the lease for the Debtors' headquarters in Montvale, New Jersey and the lease for the Debtors' warehouse facility in Mountainside, New Jersey, have been periodically rejected by specific orders or stipulations relating thereto.(11) By order dated December 18, 1998, the Debtors assumed and assigned four (4) Site Leases to Subcarrier Communications, Inc. in exchange for a $35,000 payment to the Debtors.

      The Debtors have continued and continue to maintain thirteen (13) Site Leases (the "Unexpired Site Leases") which may be necessary, under applicable FCC regulations, to

----------
(10) Prior to the cessation of operations, the Bankruptcy Court authorized and approved the rejection of, respectively, three (3), eleven (11) and four (4) Office Leases. The Debtors decided to reject such Office Leases because the leases were either (i) located in "browned-out" markets where the Debtors were not undertaking sales efforts to expand their customer base, (ii) located in markets where the Debtors had not yet begun commercial operations, or (iii) were going to be consolidated into other office locations.

(11) In connection with the rejection of Site Leases, the Debtors also obtained authorization to abandon certain fixtures and proprietary Network equipment, free and clear of any security interests therein, to lessors for the Site Leases, because the costs of removal of such property exceeded the anticipated recovery that could be achieved from a sale thereof.

preserve the Debtors' rights in the FCC Licenses. The Unexpired Site Leases will either be rejected if a Phase I Closing and/or a Phase II Closing occurs, or assumed and assigned to WTC or HNS, as the case may be, at the option of WTC and HNS, in the event a Phase I Closing and/or a Phase II Closing does not occur, as of the Effective Date.

J. Employee Retention Programs

      1. Key Employee Retention Program

      By order dated June 30, 1998, the Bankruptcy Court approved the Debtors' key employee retention program (the "Key Employee Retention Program"), which authorized the Debtors to establish a $1,032,188 escrow fund for thirty-one (31) key employees (the "Key Employees") whose services were integral to the Debtors' then-efforts to reorganize and to preserve the going concern value of the Debtors' business operations. Pursuant to the Key Employee Retention Program, each of the designated key employees was assigned a retention amount (the "Key Employee Retention Amount") and was entitled to receive (i) a Cash payment equal to the remaining 50% of such employee's Key Employee Retention Amount, earned and payable upon confirmation of a chapter 11 plan, and (ii) a Cash payment equal to the remaining 50% of such employee's Key Employee Retention Amount, earned and payable nine months following the date of such confirmation; provided, however, that in the event of a liquidation of the Debtors under chapter 7 of the Bankruptcy Code or the involuntary termination of employment of such employee, the full outstanding balance that eventually would have become due and payable to such employee under clauses (i) and (ii) above had a chapter 11 plan been confirmed, would become immediately due and payable. By order dated October 21, 1998, the Court modified the Key Employee Retention Program, inter alia, to provide for the inclusion of additional employees into such program and to allow the Debtors to pay Key Employee Retention Amounts to those employees who had received notice of termination and opted to leave before their official termination date. In the aggregate, $867,838 of Key Employee Retention Amounts has been distributed to employees who were previously involuntarily terminated. There is approximately $164,350 remaining in escrow, which is being held for three (3) remaining Key Employees which will be paid to such Key Employees in accordance with the Key Employee Retention Program upon termination of their respective employment.

      2. Supplemental Employee Retention Program

      By order dated November 13, 1998, the Bankruptcy Court approved the Debtors' supplemental employee retention program (the "Supplemental Retention Program," and together with the Key Employee Retention Program, the "Employee Retention Programs"). Pursuant to the Supplemental Retention Program, the Debtors' then-remaining nineteen (19) employees (the "Supplemental Retention Employees") were each granted administrative expense Claims in a specified amount (the "Wind-Down Retention Amount") with such Claim payable upon the termination date of each such employee; provided, however, an employee would not be entitled to the Wind-Down Retention Amount if either (i) the employee voluntarily terminates his or her employment prior to such employee's specified termination date, or (ii) the employee is terminated by the Debtors for good cause. In connection with the Supplemental Retention Program, except with respect to the Key Employee Retention Amount and the Wind-Down Retention Amount, the nineteen (19) remaining employees waived all rights to any further Claim for severance as well as any other contractual entitlement under an existing employment contract with the Debtors; provided, however, that such employees did not waive (a)(u) any rights under the Consolidated Omnibus Budget Reconciliation Act of 1985 (i.e., COBRA), (v) any retirement and health benefits under the Employee Retirement Income Security Act of 1974 (i.e., ERISA), (w) any rights under applicable state and federal wage and hour laws, and (x) any workers' compensation and disability claims, (b) any rights created or arising on or after the date of the application seeking approval of the Supplemental Retention Program (other than Claims for severance or under the Workers Adjustment and Retraining Notification Act (i.e., WARN
Act), and (c) any Claims for vacation pay, sick pay, or pre-Filing Date bonuses. Pursuant to the Supplemental Retention Program, the nineteen (19) remaining employees received administrative expense Claims totaling $622,000, of which $294,000 has already been paid to twelve (12) of the employees upon their termination date.

      Payments to be made under the Supplemental Employee Retention Program are included in the Post-Confirmation Budget. As provided in the Plan, the Confirmation Order shall provide that the Debtors shall be authorized to use the 15% Secured Notes Cash Collateral to fund the Post-Confirmation Budget for the period commencing on the Confirmation Date and terminating on the Effective Date. For the period commencing on the Effective Date and continuing to the date Geotek is dissolved, the Post-Confirmation Budget will be funded either from (i) Available Cash if a Phase I Closing and a Phase II Closing shall have occurred, or (ii) if (x) a Phase I Closing and Phase II Closing shall not have occurred, payment of the 15% Secured Notes Contribution Amount by WTC and the HNS Contribution Amount by HNS, or (y) a Phase I Closing shall have occurred but a Phase II Closing shall not have occurred, payment of the 15% Secured Notes Cash Collateral Contribution Amount (an amount equal to the Net Available Cash

Deficiency Amount) by WTC and the HNS Phase I Cash Contribution Amount ($2,570,250) by HNS.

K. Establishment of the Bar Date and Notice Thereof

      The Debtors filed their schedules, lists and statements of financial affairs on September 4, 1998. In accordance with Bankruptcy Rule
3003(c)(3), by order dated September 11, 1998 (the "Bar Order"), the Bankruptcy Court fixed October 30, 1998 (the "Bar Date") as the last date by which creditors would be permitted to file proofs of Claim in the Chapter 11 Cases. Pursuant to Bankruptcy Rule 3003(c)(2) and the Bar Order, and excepting only those creditors expressly identified in the Bar Order, any creditor whose Claim was not scheduled by the Debtors or was scheduled as disputed, contingent or unliquidated, and who failed to file a proof of Claim on or before the Bar Date, will not be treated as a creditor with respect to such Claim for purposes of voting on, and receiving a distribution under, the Plan. Late-filed, defective, excessive or otherwise inappropriate proofs of Claim are subject to objection. It is anticipated there will be significant objections to proofs of Claim filed in the event a Phase I Closing and a Phase II Closing shall have occurred.

L. Establishment of the Administrative Bar Date and Notice Thereof

      In accordance with Bankruptcy Rule 3003(c)(3), by order dated January 19, 1999 (the "Administrative Claims Bar Order"), the Bankruptcy Court fixed March 5, 1999 (the "Administrative Claims Bar Date") as the last date by which creditors who held Claims arising on or after the Filing Date and through and including January 15, 1999 that are entitled to priority as expenses of administering the Chapter 11 Cases under sections 503(b) and 507(a)(1) of the Bankruptcy Code could file a proof of Claim in the Chapter 11 Cases. Pursuant to the

Administrative Claims Bar Order, and excepting only those creditors expressly identified therein, any creditor who failed to timely assert their Administrative Expense Claim on or before the Administrative Claims Bar Date will not be treated as a creditor with respect to such Administrative Expense Claim for purposes of receiving a distribution under the Plan. Late-filed, defective, excessive or otherwise inappropriate proofs of Administrative Expense Claim are subject to objection.

M. Preferences and Fraudulent Transfers

      Pursuant to the Bankruptcy Code, a debtor may seek to recover, through the initiation of adversary proceedings in the bankruptcy court, certain transfers of the debtor's property (preferential transfers), including payments of Cash, made while the debtor was insolvent during the ninety (90) days immediately prior to the commencement of the bankruptcy case (or, in the case of a transfer to or on behalf of an "insider," one year prior to the commencement of the bankruptcy case) in respect of antecedent debts to the extent the transferee received more than it would have received on account of such pre-existing debt had the debtor been liquidated under chapter 7 of the Bankruptcy Code. There are certain defenses to such claims. For example, transfers made in the ordinary course of the debtor's and the transferee's business according to ordinary business terms are not recoverable. Furthermore, if the transferee extended credit contemporaneously with or subsequent to the transfer, and prior to the commencement of the bankruptcy case, for which the transferee was not repaid, such extension constitutes an offset against an otherwise recoverable transfer of property. If a transfer is recovered by a debtor, the transferee has a general unsecured claim against the debtor to the extent of the recovery.

      Under the Bankruptcy Code and under various state laws, a debtor may also recover or set aside certain transfers of property (fraudulent conveyances), including the grant of a security interest in property, made while the debtor was insolvent or which rendered the debtor insolvent or undercapitalized to the extent that the debtor received less than fair consideration or reasonably equivalent value for such transfer.

      The Debtors have yet to complete their investigation as to whether any amounts can be recovered by the estate in respect of preferential transfers or fraudulent conveyances. The Debtors therefore reserve their right to commence any preferential transfer and/or fraudulent conveyance actions until the date of confirmation of the Plan or such later date as the Bankruptcy Court may approve.

      As set forth in Section 11.3 of the Plan, mutual releases will be deemed to have been given by and among the Debtors (including their officers, directors and employees as of the Filing Date and the Debtors' agents, advisors, attorneys and representatives), each Holder of a 15% Notes Claim (a "Consenting Holder") that marked a box on such Holder's Ballot indicating such Holder's agreement to grant the release provided in Section 11.3 of the Plan, the ML Funds, WTC, HNS, S-C Rig, [the Unsecured 12% Notes Indenture Trustee (provided that Class 9 has accepted the Plan)], and the Creditors' Committee, with respect to, inter alia, any and all Claims and causes of action relating to the Debtors, the Plan or the Chapter 11 Cases (including the 85/15 Proposal). See Section IV.G.3 of this Disclosure Statement ("Releases"). Such release would include the Released Avoidance Actions (all Causes of Action arising under sections 510(c), 544, 545, 547, 548 and 549 of the Bankruptcy Code) in connection with any transfers or payments, including, but not limited to, the granting of Liens, the pledging of common stock of certain of the Continuing Subsidiaries and Non-Continuing Subsidiaries, and the issuance of guarantees by certain of the Debtors in connection with the 15% Secured Notes Indenture, the HNS License Loan Agreement, the HNS Vendor Credit Financing Agreement and the S-C Rig Loan Agreement. See Section IV.B of this Disclosure Statement ("Negotiations Regarding the Plan of Liquidation").

                                  IV. THE PLAN

A. Summary

                  THE FOLLOWING IS A SUMMARY OF THE MATTERS CONTEMPLATED TO OCCUR EITHER PURSUANT TO OR IN CONNECTION WITH CONFIRMATION OF THE PLAN. THIS SUMMARY HIGHLIGHTS THE SUBSTANTIVE PROVISIONS OF THE PLAN AND IS NOT, NOR IS IT INTENDED TO BE, A COMPLETE DESCRIPTION OF, OR A SUBSTITUTE FOR, THE PLAN. STATEMENTS REGARDING PROJECTED AMOUNTS OF CLAIMS OR DISTRIBUTIONS (OR VALUE OF SUCH DISTRIBUTIONS) ARE ESTIMATES BY THE DEBTORS BASED ON CURRENT INFORMATION AND ARE NOT A REPRESENTATION AS TO THE ACCURACY OF THESE AMOUNTS. FOR AN EXPLANATION OF THE BASIS FOR, LIMITATIONS OF AND UNCERTAINTIES RELATING TO THESE CALCULATIONS, SEE SECTION VI OF THIS DISCLOSURE STATEMENT ("CERTAIN FACTORS TO BE CONSIDERED").

      The Plan classifies the various Claims against and Interests in the Debtors into eighteen (18) Classes. These Classes take into account the differing nature and priority of Claims against and Interests in the Debtors.

      A chapter 11 plan may specify that certain classes of claims or interests are unimpaired by the reorganization effectuated pursuant to the plan. A class is deemed unimpaired if, among other things, the plan does not alter the legal, equitable or contractual rights of the members of such class. Unimpaired classes are deemed, as a matter of law, to have accepted the plan. Accordingly, it is not necessary to solicit votes from holders of unimpaired claims. Under the Plan, the following Classes are unimpaired, and, accordingly, are deemed to have accepted the Plan: Class 1 (Administrative Expense Claims), Class 2 (Priority Tax Claims) and Class 3 (Other Priority Claims).

B. Negotiations Regarding the Plan of Liquidation

      In late September 1998, it became clear that the Debtors would not be able to achieve a consensual plan of reorganization based upon an on-going business operation which utilized the FHMA(R) technology and the Driver Logistics(TM) System. As a result thereof, the only alternative to the Debtors was an orderly liquidation of their assets.

      At that time, the ML Funds and HNS indicated that they would be willing generally to support a plan of reorganization to be proposed by the Debtors which provided that, assuming the Debtors were able to generate $150 million or more of proceeds from the sale of their FCC Licenses, (a) each of the Holders of the 15% Secured Notes and HNS would receive a distribution under a plan equal to 85% of their respective claims under the 15% Secured Notes Indenture and under the HNS Loan Agreement and the HNS Vendor Credit Financing Agreement, i.e., for the Holders of 15% Secured Notes, a distribution equal to approximately $130.3 million (85% of $153 million) and for HNS, a distribution equal to approximately $35.7 million (85% of $42 million), (b) after payment of the 85% distribution described in clause (a) above, (i) proceeds from the sale of FCC Licenses, (ii) proceeds from the sale of other assets in which the 15% Secured Notes Indenture Trustee or HNS held a valid and perfected security interest, (iii) cash collateral held by the 15% Secured Notes Indenture Trustee which remained, and
(iv) the proceeds realized from the liquidation of the Debtors' other assets, would be available for distribution to administrative expense, priority and unsecured creditors, (c) the Holders of the 15% Secured Notes and HNS would waive any deficiency claims they held, i.e., for the Holders of the 15% Secured Notes, the difference between $153 million and $130.3 million, and for HNS, the difference between $42 million and $35.7 million, (d) the Holders of the 15% Secured Notes and HNS would not assert any Claim for post-Filing Date interest,
(e) HNS would waive the right to receive a distribution on account of any unsecured claim (net of a right of setoff) it held, an amount HNS estimated to be in excess of $[8] million, and (f) the ML Funds would waive any distribution as a Holder of the Unsecured 12% Notes Claims (the "85/15 Proposal").

      On October 21, 1998, an interim hearing (the "Interim Cash Collateral Hearing") was held to consider the Debtors' application (the "First Cash Collateral Application") to use cash collateral in the Cash Collateral Account. Several objections were filed to the First Cash Collateral Application, including objections by the Creditors' Committee and S-C Rig. Negotiations among the parties resolved nearly all of the open issues regarding the First Cash Collateral Application. However, three provisions under the proposed order approving the First Cash Collateral Application remained in controversy: (i) the Debtors' payment to the ML Funds of approximately $200,000 of fees incurred by the ML Funds in connection with the Chapter 11 Cases subsequent to the Filing Date, (ii) the section 506(c) waiver, which provided that the costs and expenses of liquidating and winding-down the Debtors' estates would not be charged against the collateral of the Holders of the 15% Secured Notes, and (iii) the Debtors' indemnification of the ML Funds and the trustee for the 15% Secured Notes Indenture, pursuant to Section 10.6(b) of the Terms and Conditions, for the ML Funds' and the trustee's role with respect to a proposed plan. After lengthy negotiations on October 21, 1998, these issues were ultimately resolved, and S-C Rig's and the Creditors' Committee's objections were withdrawn, based on the 85/15 Proposal.(12) The 85/15 Proposal is a matter of Bankruptcy Court record for which there are differing views of its meaning by the principal constituencies.

      S-C Rig and the Creditors' Committee disagreed with the Debtors', the ML Funds' and HNS's understanding of the 85/15 Proposal, and contended that the 85/15 Proposal, as negotiated and as reflected on the transcript of the Interim Cash Collateral Hearing, provided that the Claims of the Holders of the 15% Secured Notes and the Claims of HNS in connection with the HNS License Loan Agreement and the HNS Vendor Credit Financing Agreement are to be limited to a recovery of 85% of the secured portion of such Claims.

      At the conclusion of the Auction held on December 16 and December 17, 1998, the Debtors met with the ML Funds and HNS to review the results of the Auction. With respect

----------
(12) In practical effect, the order was modified to provide the following:
     Provided that a sale of the FCC Licenses produced $150 million or more in sales proceeds, in the event that the ML Funds and HNS failed to support a plan term sheet and a plan containing the 85/15 Proposal, then: (i) the payment of $200,000 in fees to the ML Funds would be returned to the Debtors or credited as a distribution to the ML Funds in connection with a plan on account of the ML Funds' 15% Secured Notes, (ii) the section 506 waiver would be partially abrogated, and
     (iii) the Debtors' indemnification of the ML Funds and the trustee of the 15% Secured Notes Indenture in connection with the ML Funds' and the trustee's role in connection with a plan would be partially abrogated in force and effect. It is the Debtors' view and the view of the ML Funds and HNS, that (i) the 85/15 Proposal was not binding on any parties, including the ML Funds and HNS, unless such 85/15 Proposal was set forth in a plan proposed by the Debtors approved by the Bankruptcy Court, and (ii) the ML Funds and HNS never affirmatively covenanted to do the 85/15 Proposal. The Creditors' Committee disagrees. The ML Funds and HNS did agree that they would lose the benefit of certain provisions of the First Cash Collateral Order and the Second Cash Collateral Order, in the event that they failed to support a plan which included the 85/15 Proposal.

to the Individual License Bids received, the Debtors and their principal creditors were extremely disappointed with such bids in view of the fact that
(i) the aggregate amount of the Individual License Bids received, approximately $54 million, was far below that which the parties hoped to receive, i.e., $150 million, and (ii) Individual License Bids were not received for several of the Debtors' key markets, i.e., Dallas, Chicago and Houston. In addition, the parties were extremely disappointed with the Bulk Bids received due to, inter alia, in certain cases, the proposed purchase price, financing and/or regulatory contingencies associated with such Bulk Bids and, in certain other cases, the form of consideration to be paid.

      The Debtors and their principal creditors commenced discussions which resulted in an agreement by the Debtors that in the event an acceptable Bulk Bid was not received, the Debtors would pursue the sale of those FCC Licenses for which an acceptable Individual License Bid was received and to propose a plan of liquidation pursuant to which the FCC Licenses not sold would be transferred to the 15% Secured Notes Indenture Trustee and HNS. The Plan provides that the Holders of the 15% Secured Notes and HNS shall provide sufficient Cash to pay Allowed Administrative Expense and priority Claims.

      The Debtors, after consultation with their principal creditors, continued negotiations with each of the Bulk Bidders until it was determined that, notwithstanding the significant regulatory contingency, i.e., the need to obtain the DOJ Consent or the District Court Order, the Nextel Bulk Bid represented the "highest and best offer" for the FCC Licenses. However, the Nextel Bulk Bid presented the risk that if Nextel was unable to obtain the DOJ Consent or the District Court Order, and if at that time the Debtors then began the lengthy process of seeking FCC approval for the assignment of the FCC Licenses to WTC, on behalf of the Holders of 15% Secured Notes, and HNS, there would be a risk that the value of the FCC Licenses to be assigned could be materially and adversely affected. To avoid this possibility, Nextel agreed to a two-step assignment process pursuant to which the Debtors would file applications with the FCC seeking approval to assign the FCC Licenses to WTC, on behalf of the Holders of the 15% Secured Notes, and HNS, which assignments would be effective only upon entry of the Confirmation Order, and WTC and HNS would file applications with the FCC seeking approval to assign the FCC Licenses to Nextel. Thus, if Nextel were not able to obtain DOJ Consent or the District Court Order or other closing conditions for the Phase II Closing were not timely met, then WTC and HNS would withdraw their requests for FCC approval to assign the Phase II FCC Licenses to Nextel, and, subject to entry of the Confirmation Order, and final approval of the FCC, WTC, on behalf of the Holders of 15% Secured Notes, and HNS would be the owners of the Phase II FCC Licenses. Similarly, if the closing conditions for the Phase I Closing were not timely met, then WTC and HNS would withdraw their requests for FCC approval to assign the Phase I FCC Licenses to Nextel, and, subject to entry of the Confirmation Order, and final approval of the FCC, WTC, on behalf of the Holders of the 15% Secured Notes and HNS would be the owners of the Phase I FCC Licenses.

      During the latter part of March 1999, various of the principal creditor constituencies met in an attempt to reach a consensus on the terms and conditions of a plan of liquidation. These meetings culminated in an agreement in principle on the terms and conditions of a consensual plan of liquidation which would be supported by the Debtors' principal creditor constituencies, i.e., HNS, the ML Funds, S-C Rig, the Creditors' Committee, WTC and the [Unsecured 12% Notes Indenture Trustee]. This agreement in principle is the foundation of the

Plan and is reflected in the distributions to be received by HNS, Holders of the 15% Notes Claims, Holders of General Unsecured Claims, S-C Rig and [Holders of the Unsecured 12% Notes Claims].

      This agreement in principle resolves a number of litigable issues and results in substantial benefits being conferred upon the Debtors' estates. First, this agreement in principle resolves issues concerning the validity of the guarantees issued by certain of the Debtors, including, most importantly, the GLH Guaranty and the guarantee issued by Gelico, in connection with Geotek's obligations under the 15% Secured Notes Indenture. While the Debtors believe such guarantees are valid and enforceable, litigation as to whether such guarantees constituted fraudulent conveyances would result in substantial costs to the Debtors' estates.

      Second, the agreement in principle avoids costly and time-consuming litigation concerning the proper allocation of Administrative Expense and priority Claims among each of the Debtors and, most importantly, ensures that in the event of either a Nextel Termination Event or a Phase II Termination Event, the Debtors will have sufficient Cash available to fund Administrative Expense and priority Claims. Such funding will be made available by HNS and the Holders of 15% Notes Claims. The amount of the contribution to be made by HNS in the event a Nextel Termination Event shall have occurred, likely exceeds the Administrative Expense and priority Claims properly allocable to Geotek License Holdings.
      Third, the agreement in principle avoids costly and time-consuming litigation concerning the allocation of the Nextel Purchase Price among Gelico, Geotek U.S. Networks, and Geotek License Holdings.

      Fourth, the agreement in principle permits a substantial recovery for general unsecured creditors in the event a Phase I Closing and a Phase II Closing shall have occurred. Distributions to general unsecured creditors is further enhanced by the agreement by HNS and the Holders of the 15% Notes Claims to waive the right to payment on account of their unsecured Claims.

      [Fifth, the agreement in principle resolves subordination issues between S-C Rig and Holders of Unsecured 12% Notes Claims notwithstanding the fact that S-C Rig will not be paid in full on account of its S-C Rig Senior Loan Claims.]

      Sixth, the agreement in principle avoids costly and time consuming litigation concerning the respective rights of WTC and the Debtors to the NB3 Escrow Proceeds.

      Finally, the agreement in principle avoids costly and time consuming litigation with respect to the disputes concerning the meaning of the 85/15 Proposal.

      In summary, the Debtors firmly believe that the agreement in principle spares the Debtors' estate substantial costs and expense, avoids the risk of litigation and provides substantial benefits.

C. Classification and Treatment of Claims and Interests

      1. General

      The Plan classifies Claims and Interests separately in accordance with the Bankruptcy Code and provides different treatment for different Classes of Claims and Interests.

      Only Holders of Allowed Claims are entitled to receive Distributions under the Plan. Allowed Claims are Claims that are not in dispute, are not contingent, are liquidated in amount and are not subject to objection or estimation. All distributions or other transfers of

Cash, shares of Nextel Stock or FCC Licenses otherwise available to Holders of Allowed Claims will be made on or as soon as practicable after, with respect to Distributions to Holders of Allowed Claims in Classes 1, 2, 3, 4, 5 and 6, the Distribution Date (i.e., either (i) ten (10) Business Days after the Effective Date, (ii) within ten (10) Business Days following the date on which a Claim becomes "Allowed," or (iii) such other date as the parties agree or as the Bankruptcy Court may fix) or, with respect to distributions to Holders of the Allowed S-C Rig Senior Loan Claims, Allowed General Unsecured Claims and Allowed Unsecured 12% Notes Claims in the event a Phase I Closing and a Phase II Closing have occurred, the Final Distribution Date (i.e. the tenth Business Day after (a) the later of (i) the earlier of the occurrence of the (x) Escrowed Property Distribution Date, or (y) Phase II Termination Event, (ii) the date by when the Disposition Assets (the equity or partnership interest of (w) Cumulous Holding Corp. in Cumulous Communications, (x) Geotek in GMSI, and (y) Geotek in Geotek Argentina) have been either (1) reduced to Cash, or (2) abandoned pursuant to section 554 of the Bankruptcy Code, and (iii) the date by when all Disputed Claims shall have been Allowed or disallowed by Final Order or (b) such other distribution dates as the Bankruptcy Court may determine).

      In accordance with the Plan, unless otherwise provided in the Plan or the order confirming the Plan (the "Confirmation Order"), the treatment of any Claim or Interest under the Plan will be in full satisfaction, settlement, release and discharge of (i) such Holder's respective Claim against or Interest in each and all of the Debtors, and (ii) any other claims, obligations, rights, causes of action and liabilities which such Holder may thereafter be entitled to assert against any Debtor, whether known or unknown, foreseen or unforeseen, then existing or thereafter arising, based in whole or in part upon any act, omission or other occurrence taking place on or prior to the Effective Date, except as otherwise provided in the Plan or the Confirmation Order.

      A brief description, qualified in all respects by reference to the Plan itself, of each Class of Claims and Interests and their respective treatments under the Plan, is set forth below.

      Class 1: Administrative Expense Claims. Class 1 Claims are not impaired.

      Class 1 consists of (i) any Claim that constitutes a cost or expense of administration of the Chapter 11 Cases of a kind specified in section 503(b) of the Bankruptcy Code entitled to priority under section 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estates of the Debtors, (ii) any Fee Claim to the extent Allowed by Final Order under sections 330 and 331 of the Bankruptcy Code,
(iii) any Claim entitled to be treated as an Administrative Expense Claim pursuant to a Final Order, (iv) any Cure Claim under an Assumed Executory Contract, (v) any DIP Lender Claim, (vi) any Substantial Contribution Claim,
(vii) the D&O Retention Claim, (viii) the Merrill Lynch Fee Claim to the extent Allowed by Final Order,(13) (ix) the IBJ Whitehall Fee Claim to the extent Allowed by Final Order, (x) the 15% Secured Notes Indenture Trustee Fee Claim to the extent Allowed by Final Order, (xi) the 15% Secured Notes Cash Collateral Claim, and (xii) fees or charges assessed against the estates of the Debtors under section 1930 of

----------
(13) Pursuant to Section 4.16.J of the Plan, the Majority Holders and HNS are deemed to have supported the plan of reorganization described in paragraph 22 of the Cash Collateral Extension Order, and, in accordance with Section 10.6 of the Amended Cash Collateral Terms and Conditions, the ML Funds, IBJ Whitehall, and WTC shall each, upon submission to the Debtors of reasonably detailed invoices, be reimbursed for all reasonable costs, expenses, and charges (including, without limitation, the reasonable fees and charges of their experts, consultants, and legal counsel) incurred in connection with the Chapter 11 Cases to the extent not previously reimbursed.

chapter 123 of title 28 of the United States Code. For purposes of the Plan, the term "Administrative Expense Claim" shall not include the Post-Confirmation Budget Amount, the Employee Retention Payment and Post-Filing Date Intercompany Claims, and provided further, that in the event either a Phase I Closing and/or a Phase II Closing shall have occurred, the term "Administrative Expense Claim" shall not include the 15% Secured Notes Cash Collateral Claim and the HNS Fee Claim.

      It is a condition precedent to Confirmation of the Plan that the sum of
(i) Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims and Allowed Other Secured Claims as of the Confirmation Hearing, (ii) the estimated Allowed amount of Disputed Administrative Expense Claims, Disputed Priority Tax Claims, Disputed Other Priority Claims and Disputed Other Secured Claims as of the Confirmation Hearing, and (iii) the Post-Confirmation Budget Amount ($2.6 million), shall not exceed (x) in the event a Phase I Closing and a Phase II Closing shall not have occurred, $15 million (exclusive of interest accruing on the 15% Secured Notes Cash Collateral Claim and the DIP Lender Claims), or (y) in the event a Phase I Closing and/or a Phase II Closing shall have occurred, $8 million (exclusive of interest accruing on the DIP Lender Claims).

      Whether the aforementioned condition to Confirmation of the Plan will be satisfied will depend, inter alia, on (i) the Debtors' success in pursuing voluntary reductions in fee claims expected to be asserted by certain professionals in the Chapter 11 Cases, (ii) the Debtors' success in pursuing voluntary reductions in Priority Tax Claims, (iii) the Debtors' success in reducing Disputed Administrative Expense Claims to an amount equal to or less than $250,000, and (iv) whether, based, inter alia, upon when the Effective Date will occur and the time it will take to resolve Disputed General Unsecured Claims, there will be a need to extend the Post-Confirmation Budget beyond May 2000.

      Pursuant to the Plan, each Holder of a Class 1 Allowed Claim shall receive, in full satisfaction, settlement, release and discharge thereof, (i) Cash in an amount equal to such Allowed Administrative Expense Claim, without interest, on or as soon as practicable after the Distribution Date, or (ii) such amount, at such other date and upon such other terms as shall have been agreed upon between the Holder of such Allowed Administrative Expense Claim and the Debtors and, if required, approved by Final Order.

      Class 2: Priority Tax Claims. Class 2 Claims are not impaired.

      Class 2 consists of all Claims of governmental units of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

      The Debtors are in the process of negotiating with each Holder of a Priority Tax Claim for the purpose of seeking significant reductions in the amount of such Claims in consideration for which the Debtors would seek authority to pay such reduced Claims prior to the Effective Date. The Debtors estimate that the aggregate amount of Allowed Class 2 Priority Tax Claims will not exceed $_____.(14)

      Each Holder of a Class 2 Allowed Claim shall receive, at the sole discretion of the Debtors, in full satisfaction, settlement, release and discharge thereof, (i) Cash in an amount equal to such Allowed Priority Tax Claim, without interest, or (ii) such amount, at such other

----------
(14) See Section IV.C.1 of this Disclosure Statement ("Classification and Treatment of Claims and Interests - General - Class 1: Administrative Expense Claims").

date and upon such other terms as shall have been agreed upon between the Holder of such Allowed Priority Tax Claim and the Debtors and, if required, approved by Final Order.

Class 3: Other Priority Claims. Class 3 Claims are not impaired.

      Class 3 consists of all Claims, other than Administrative Expense Claims or Priority Tax Claims, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

      The Debtors estimate that the aggregate amount of Allowed Class 3 Other Priority Claims will not exceed $____.(15)

      Pursuant to the Plan, each Holder of a Class 3 Allowed Claim shall receive, in full satisfaction, settlement, release and discharge thereof, (i) Cash in an amount equal to such Allowed Other Priority Claim, without interest, or (ii) such amount, at such other date and upon such other terms as shall have been agreed upon between the Holder of such Allowed Other Priority Claim and the Debtors and, if required, approved by Final Order.

      Class 4: 15% Notes Claims. Class 4 Claims are impaired.

      Class 4 consists of all 15% Notes Claims. Class 4 Claims arise from the 15% Secured Notes issued pursuant to the 15% Secured Notes Indenture. The 15% Secured Notes were principally secured, in whole or in part, by a pledge of the common stock of Geotek U.S. Networks and approximately $27 million of cash collateral resulting from pre-Filing Date asset sales. Approximately fifty-nine
(59) of the Debtors, including Gelico and Geotek License Holdings, guaranteed Geotek's obligations under the 15% Secured Notes Indenture.

----------
(15) See Section IV.C.1 of this Disclosure Statement ("Classification and Treatment of Claims and Interests - General - Class 1: Administrative Expense Claims").

      The Debtors estimate that the aggregate amount of Allowed Class 4 Claims will not exceed $153.5 million, excluding original issue discount accruable after the Filing Date.

      A. In the event that a Phase I Closing and a Phase II Closing shall have occurred, and subject to the provisions of Sections 3.5(A)(3), 3.5(A)(4), 4.1 and 4.4 of the Plan, each Holder of an Allowed 15% Notes Claim shall receive, in full satisfaction, settlement, release and discharge thereof: (i)(a) its Pro Rata share of (1) Cash in an amount equal to, or shares of Nextel Stock having an aggregate Market Value equal to, $103,625,171, together with 78.5% of the difference between (x) $10 million, and (y) the Nextel Escrow Cash, (2) the 15% Secured Notes Phase I Cash (i.e., $12,690,750), (3) 15% Secured Notes Cash Collateral in an amount equal to $5,584,079, and (4) the Cumulous Net Proceeds (net proceeds realized from the disposition of Cumulous Holding's interest in Cumulous Communications), on or as soon as practicable after the Distribution Date, or (b) such amount, at such other date and upon such other terms as shall have been agreed upon between the Holder of such Allowed 15% Notes Claim and the Debtors and, if required, approved by Final Order; and (ii)(a) if Nextel shall have failed to assert a Nextel Escrow Claim (the claim(s) of Nextel against the Debtors, HNS and/or WTC in an amount in excess of $100,000 in the aggregate arising under Section 6.01 or any other provisions of the Nextel Purchase Agreement or any provision of the License Assignment Agreement as determined by Final Order or as may be agreed upon by the applicable parties and approved by Final Order) on or before the Escrowed Property Distribution Date, such Holder's Pro Rata share of 78.5% of the Nextel Escrow Cash ($7,850,000 together with any income, profits or interest thereon), on or as soon as practicable after the Escrowed Property Distribution Date, (b) if on or before the Escrowed Property Distribution Date, a Nextel Escrow Claim is asserted against (1) the Debtors, its Pro Rata share of (x) 78.5% of the Net Nextel Escrow Cash, and (y) Net Available Cash (Cash in an amount equal to the difference between Available Cash and the sum of Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Other Secured Claims, the Disputed Claims Cash Reserve Amount (i.e., Cash in an amount equal to the full amount asserted by a Holder of a Disputed Administrative Expense Claim or a Disputed priority Claim) and the Post-Confirmation Budget Amount) in an amount up to 78.5% of the Nextel Escrow Claim, (2) HNS, such Holder's Pro Rata share of (x) 78.5% of the Net Nextel Escrow Cash (the difference between Nextel Escrow Cash and the Nextel Escrow Claim), and (y) Cash in an amount equal to 78.5% of the Nextel Escrow Claim, which Cash amount HNS shall pay to WTC for and on behalf of the Holders of 15% Notes Claims, or (3) WTC, 78.5% of the Net Nextel Escrow Cash, on or as soon as practicable after the Escrowed Property Distribution Date, or (c) such amount, at such other date and upon such other terms as shall have been agreed upon between the Holder of such Allowed 15% Notes Claim and the Debtors and, if required, approved by Final Order.

      In the event that one or more of the 15% Secured Notes Phase I Licenses cannot be assigned to Nextel due to the fact that the Debtors do not have good and marketable title to such 15% Secured Notes Phase I License(s), then each Holder of an Allowed 15% Notes Claim shall receive its Pro Rata share of Net Available Cash in an aggregate amount up to that portion of the Phase I Purchase Price allocated to such 15% Secured Notes Phase I License(s) in the Nextel Purchase Agreement.

      In the event that prior to the Phase II Closing, the Phase II Purchase Price is reduced due to the fact that one or more of the 15% Secured Notes Phase II Licenses cannot be assigned to Nextel as a result of the fact that the Debtors do not have good and marketable title to such 15% Secured Notes Phase II License(s), then each Holder of an Allowed 15% Notes Claim shall receive its Pro Rata share of Net Available Cash in an aggregate amount up to the amount by which the Phase II Purchase Price has been reduced.

      The maximum recovery for Holders of Allowed Claims in Class 4 is $129,750,000, exclusive of the Cumulous Net Proceeds.

      Assuming that either (i) a Nextel Escrow Claim is not asserted against WTC, the Debtors or HNS, or (ii) (a) a Nextel Escrow Claim is asserted against the Debtors and such Claim is not greater than the amount of Net Available Cash, or (b) a Nextel Escrow Claim is asserted against HNS, and further assuming that no portion of the Cash distribution will be needed to fund in part a Net Available Cash Deficiency Amount, then each Holder of an Allowed 15% Notes Claim shall receive a Distribution equal to 84.5% of such Holder's Allowed 15% Notes Claim, together with the Cumulous Net Proceeds. See Section I.C. of this Disclosure Statement ("Summary of Distributions to Be Made Pursuant to the Plan"). In the event a Nextel Escrow Claim is asserted against the Debtors in an amount greater than the amount of Net Available Cash, then the Distribution of Nextel Stock and Cash to each Holder of an Allowed 15% Notes Claim will result in a Distribution in an amount less than 84.5% of such Holder's Allowed 15% Notes Claim. Finally, in the event a Nextel Escrow Claim is asserted against WTC, each Holder of an Allowed 15% Notes Claim will receive a Distribution of Nextel Stock and Cash in an amount less than 84.5% of such Holder's Allowed 15% Notes Claim.

      B. In the event that (i) a Phase I Closing shall have occurred, and (ii) a Phase II Termination Event shall have occurred, and subject to the provisions of

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

Sections 3.5(B)(3) and 4.1 of the Plan, then: (1) each Holder of an Allowed 15% Notes Claim shall receive, in full satisfaction, settlement, release and discharge thereof, (a) its Pro Rata share of (i) the 15% Secured Notes Phase I Cash ($12,690,750); (ii) Cash in an amount equal to the difference between the amount of the 15% Secured Notes Cash Collateral and the 15% Secured Notes Cash Collateral Contribution Amount (15% Secured Notes Cash Collateral in an amount equal to the Net Available Cash Deficiency Amount); and (iii) Net Available Cash if any, on or as soon as practicable after the Distribution Date, or (b) such amount, at such other date and upon such other terms as shall have been agreed upon between the Holder of such Allowed 15% Notes Claim and the Debtors and, if required, approved by Final Order, and (2) in accordance with the provisions of
Section 1.02(a) of the License Assignment Agreement, and subject to (a) the consent and approval of the FCC to the transfer and assignment of the 15% Secured Notes Phase II Licenses to WTC (or its nominee or designee), and (b) to the extent applicable, the expiration or termination of all waiting periods under the HSR Act and the rules and regulations promulgated thereunder, the Debtors shall assign and transfer to WTC (or its nominee or designee) for and on behalf of the Holders of the 15% Notes Claims, all of the Debtors' rights, title and interest in the 15% Secured Notes Phase II Licenses, on or as soon as practicable after the Distribution Date.

      In the event that one or more of the 15% Secured Notes Phase I Licenses cannot be assigned to Nextel due to the fact that the Debtors do not have good and marketable title to such 15% Secured Notes Phase I License(s), then each Holder of an Allowed 15% Notes Claim shall receive its Pro Rata share of Net Available Cash in an aggregate amount up to that portion of the Phase I Purchase Price allocated to such 15% Secured Notes Phase I License(s) in the Nextel Purchase Agreement.

      The maximum recovery for Holders of Allowed Claims in Class 4 is $36.45 million in Cash and the 15% Secured Notes Phase II Licenses.

      Assuming that $16,274,436 of the 15% Secured Notes Cash Collateral is available for distribution to Holders of Allowed 15% Notes Claims but Net Available Cash is not available for distribution to Holders of Allowed 15% Notes Claims due to the existence of a Net Available Cash Deficiency Amount, and assuming further the 15% Secured Notes Phase II Licenses have an aggregate value equal to $111,475,171 (each such FCC License having a value equal to the amount allocated to it in the Nextel Purchase Agreement), then, each Holder of an Allowed 15% Notes Claim will receive a distribution having a value equal to approximately 96.4% of such Holder's Allowed 15% Notes Claim. See Section I.C. of this Disclosure Statement ("Summary of Distributions to Be Made Pursuant to the Plan"). The actual recovery for Holders of Allowed 15% Notes Claims may materially vary depending upon (i) the amount of the Net Available Cash Deficiency Amount, and (ii) the actual proceeds which may be received from the sale of the 15% Secured Notes Phase II Licenses. Based on the bids received from Individual License Buyers at the Auction, it is more likely than not that the 15% Secured Notes Phase II Licenses would be sold by WTC for an amount substantially less than $111,475,171. See Section III.G.2 of this Disclosure Statement ("The Auction Process").

      C. In the event that a Nextel Termination Event shall have occurred, then, upon payment of the 15% Secured Notes Contribution Amount, and subject to the provisions of Section 4.1 of the Plan, (i) each Holder of an Allowed 15% Note Claim shall receive, in full


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

satisfaction, settlement, release and discharge thereof (together with the Cash Distribution to be made to WTC pursuant to Section 3.2 of the Plan on account of the 15% Secured Notes Cash Collateral Claim), (a) its Pro Rata share of (1) the Net 15% Secured Notes Cash Collateral, (2) 66.7% of Net Available Cash, and (3) the NB3 Escrow Proceeds, on or as soon as practicable after the Distribution Date, or (b) such amount, at such other date and upon such other terms as shall have been agreed upon between the Holder of such Allowed 15% Notes Claim and the Debtors and, if required, approved by Final Order, and (ii) in accordance with the provisions of Section 1.02(a) of the License Assignment Agreement, and subject to (a) the consent and approval of the FCC to the transfer and assignment of the 15% Secured Notes Phase I Licenses and the 15% Secured Notes Phase II Licenses to WTC (or its nominee or designee), and (b) to the extent applicable, the expiration and termination of all waiting periods under the HSR Act and the rules and regulations promulgated thereunder, the Debtors shall assign and transfer to WTC (or its nominee or designee) for and on behalf of the Holders of the 15% Notes Claims, all of the Debtors' rights, title and interest in the 15% Secured Notes Phase I Licenses and the 15% Secured Notes Phase II Licenses, on or as soon as practicable after the Distribution Date. 1.

      Assuming that $24,292,150 of the 15% Secured Notes Cash Collateral and NB3 Escrow Proceeds is available for distribution to Holders of Allowed 15% Notes Claim but Net Available Cash is not available for distribution to Holders of Allowed 15% Notes Claims due to the existence of a Net Available Cash Deficiency Amount and assuming the 15% Secured Notes Phase I Licenses and 15% Secured Notes Phase II Licenses have an aggregate value equal to $124,165,921 (each such FCC License having a value equal to the amount allocated to it in the Nextel Purchase Agreement), then, each Holder of an Allowed 15% Notes Claim will receive a distribution having a value equal to approximately 96.7% of such Holder's Allowed 15% Notes Claim. The actual recovery for Holders of Allowed 15% Notes Claims may materially vary depending upon (i) the amount of WTC Cash Collateral and Net Available Cash available for distribution on the Distribution Date, which amounts will depend upon the actual Net Available Cash Deficiency Amount, and (ii) the actual proceeds which may be received from the sale of the 15% Secured Notes Phase I Licenses and the 15% Secured Notes Phase II Licenses. Based on the bids received from Individual License Buyers at the Auction, it is more likely than not that the 15% Secured Notes Phase I Licenses and the 15% Secured Notes Phase II Licenses would be sold by WTC for an amount substantially less than $124,165,921. See Section III.G.2 of this Disclosure Statement (the "Auction Process").

      Class 5: HNS Claims. Class 5 Claims are impaired. Class 5 consists of all HNS Claims, which arise under (i) the HNS License Loan Agreement which was secured by a pledge of (a) the common stock of Geotek License Holdings and (b) the Intercompany Promissory Note, and (ii) the HNS Vendor Credit Financing Agreement which was secured by a pledge of the common stock of Geotek License Holdings.

      The Debtors estimate that the aggregate amount of Allowed Class 5 Claims will not exceed $42.2 million.

      A. In the event that a Phase I Closing and a Phase II Closing shall have occurred, and subject to the provisions of Sections 3.6(A)(3), 3.6(A)(4), 4.1 and 4.4 of the Plan, HNS shall receive, in full satisfaction, settlement, release and discharge thereof: (i)(a)(1) Cash in an amount equal to, or shares of Nextel Stock having an aggregate Market Value equal to, $17,213,829, together with 21.5% of the difference between (x) $10 million, and (y) the Nextel


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

Escrow Cash, (2) the HNS Phase I Cash ($6,470,250), and (3) Cash in an amount equal to $1,915,921, on or as soon as practicable after the Distribution Date, or (b) such amount, at such other date and upon such other terms as shall have been agreed upon between HNS and the Debtors and, if required, approved by Final Order; and (ii)(a) if Nextel shall have failed to assert a Nextel Escrow Claim on or before the Escrowed Property Distribution Date, 21.5% of the Nextel Escrow Cash ($2,150,000 together with any income, profits or interest thereon), on or as soon as practicable after the Escrowed Property Distribution Date, (b) if on or before the Escrowed Property Distribution Date, a Nextel Escrow Claim is asserted against (1) the Debtors, (x) 21.5% of the Net Nextel Escrow Cash, and
(y) Net Available Cash in an amount up to 21.5% of the Nextel Escrow Claim, (2) HNS, 21.5% of the Net Nextel Escrow Cash, or (3) WTC, (x) 21.5% of the Net Nextel Escrow Cash, and (y) Cash in an amount equal to 21.5% of the Nextel Escrow Claim, which Cash amount WTC shall pay to HNS, on or as soon as practicable after the Escrowed Property Distribution Date, or (c) such amount, at such other date and upon such other terms as shall have been agreed upon between HNS and the Debtors and, if required, approved by Final Order.

      In the event that one or more HNS Phase I Licenses cannot be assigned to Nextel due to the fact that the Debtors do not have good and marketable title to such HNS Phase I License(s), then HNS shall receive Net Available Cash in an amount up to that portion of the Phase I Purchase Price allocated to such HNS Phase I License(s) in the Nextel Purchase Agreement.

      In the event that prior to the Phase II Closing, the Phase II Purchase Price is reduced due to the fact that one or more HNS Phase II License(s) cannot be assigned to Nextel as a result of the fact that the Debtors do not have good and marketable title to such HNS Phase II License(s), then HNS shall receive Net Available Cash in an amount up to the amount by which the Phase II Purchase Price has been reduced.

      The maximum recovery for HNS is $27,750,000.

      Assuming that either (i) a Nextel Escrow Claim is not asserted against WTC, the Debtors or HNS, or (ii) (a) a Nextel Escrow Claim is asserted against the Debtors and such Claim is not greater than the amount of Net Available Cash, or (b) a Nextel Escrow Claim is asserted against WTC, and further assuming that no portion of the Cash distributed will be needed to fund a portion of the Net Available Cash Deficiency Amount, then HNS shall receive a distribution equal to 65.8% of such Holder's Allowed HNS Claim. In the event a Nextel Escrow Claim is asserted against the Debtors in an amount greater than the amount of Net Available Cash, then the distribution of Nextel Stock and Cash to HNS will result in a distribution equal to less than 65.8% of such Holder's Allowed HNS Claim. Finally, in the event a Nextel Escrow Claim is asserted against HNS, HNS will receive a distribution of Nextel Stock and Cash in an amount less than 65.8% of such Holder's Allowed HNS Claim.

      B. In the event that (i) a Phase I Closing shall have occurred, and (ii) a Phase II Termination Event shall have occurred, and subject to the provisions of Sections 3.6(B)(3) and 4.1 of the Plan then: (1) HNS shall receive, in full satisfaction, settlement, release and discharge thereof, (a) Cash in an amount equal to the HNS Phase I Cash Payment ($3,900,000), or (b) such amount, at such other date and upon such other terms as shall have been agreed upon between HNS and the Debtors and, if required, approved by Final Order, and (2) in accordance with the provisions of Section 1.02 of the License Assignment Agreement, and subject to (a) the consent


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

and approval of the FCC to the transfer and assignment of the HNS Phase II Licenses to HNS, and (b) to the extent applicable, the expiration or termination of all waiting periods under the HSR Act and the rules and regulations promulgated thereunder, the Debtors shall assign and transfer to HNS all of the Debtors' rights, title and interest in the HNS Phase II Licenses, on or as soon as practicable after the Distribution Date.

      In the event that one or more HNS Phase I Licenses cannot be assigned to Nextel due to the fact that the Debtors do not have good and marketable title to such HNS Phase I License(s), then HNS shall receive Net Available Cash in an amount up to that portion of the Phase I Purchase Price allocated to such HNS Phase I License(s) in the Nextel Purchase Agreement.

      The maximum recovery for HNS is $3,900,000 in Cash and the HNS Phase II Licenses.

      Assuming that the HNS Phase II Licenses have an aggregate value equal to $19,363,829 (each such HNS Phase II License having a value equal to the amount allocated to it in the Nextel Purchase Agreement), then HNS will receive a Distribution having a value equal to approximately 55.1% of the Allowed HNS Claim. The actual recovery to HNS may materially vary depending upon the actual proceeds which may be realized from the sale of the HNS Phase II Licenses. Based on the bids received from Individual License Buyers at the Auction, it is more likely than not that the HNS Phase II Licenses would be sold by HNS for an amount substantially less than $19,363,829. See Section III.G.2 of this Disclosure Statement ("The Auction Process").

      C. In the event that a Nextel Termination Event shall have occurred, then upon payment of the HNS Contribution Amount to the Debtors, and subject to the provisions of Section 4.1 of the Plan: (i) HNS shall receive in full satisfaction, settlement, release and discharge thereof, 33.3% of Net Available Cash, and (ii) in accordance with the provisions of Section 1.02(a) of the License Assignment Agreement, and subject to (a) the consent and approval of the FCC to the transfer and assignment of the HNS Phase I Licenses and the HNS Phase II Licenses to HNS, and (b) to the extent applicable, the expiration or termination of all waiting periods under the HSR Act and the rules and regulations promulgated thereunder, the Debtors shall assign and transfer to HNS all of the Debtors' rights, title and interest in the HNS Phase I Licenses and the HNS Phase II Licenses, on or as soon as practicable after the Distribution Date.

      Assuming that Net Available Cash is not available for Distribution to HNS due to the existence of a Net Available Cash Deficiency Amount, and assuming further that the HNS Phase I Licenses and HNS Phase II Licenses have an aggregate value equal to $25,834,079 (each such HNS Phase I License and HNS Phase II License having a value equal to the amount allocated to it in the Nextel Purchase Agreement), then HNS will receive a distribution having a value equal to 51% of the Allowed HNS Claim. The actual recovery to HNS may materially vary depending upon the actual proceeds which may be realized from the sale of the HNS Phase I Licenses and the HNS Phase II Licenses. Based on the bids received from Individual License Buyers at the Auction, it is more likely than not that the HNS Phase I Licenses and the HNS Phase II Licenses would be sold by HNS for an amount substantially less than $25,834,079. See Section III.G.2 of the Disclosure Statement ("The Auction Process").


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

      Class 6: Other Secured Claims. Class 6 Claims are impaired.

      Class 6 consists of the Other Secured Claims. The Debtors estimate that the aggregate amount of Allowed Class 6 Claims will not exceed $_____. See
Section IV.C.1 of this Disclosure Statement ("Classification and Treatment of Claims and Interests - General - Class 1: Administrative Expense Claims").

      Each Holder of an Allowed Other Secured Claim, in full satisfaction, settlement, release and discharge thereof, will receive, in the sole discretion of the Debtors, (i) Cash in an amount equal to such Allowed Other Secured Claim, on or as soon as practicable after the Distribution Date, (ii) the properly securing such Allowed Other Secured Claim, or (iii) such amount, at such other date and upon such other terms as shall have been agreed upon between the Holder of such Allowed Other Secured Claim and the Debtors and, if required, approved by Final Order.

      Class 7: S-C Rig Senior Loan Claims. Class 7 Claims are impaired.

      Class 7 consists of the S-C Rig Senior Loan Claims. Class 7 Claims arise under the S-C Rig Loan Agreement and are unsecured.

      The Debtors estimate that the aggregate amount of Allowed Class 7 Claims will not exceed $40.8 million.

      A. In the event that a Phase I Closing and a Phase II Closing shall have occurred, the Holder of the Allowed S-C Rig Senior Loan Claims shall receive, in full satisfaction, settlement, release and discharge thereof, (i)(a) if Class 9 shall have accepted the Plan and the Unsecured 12% Notes Indenture Trustee shall not have objected to Confirmation of the Plan, (1) such Holder's Unsecured Pro Rate Share of the Net Distributable Cash (the difference between Net Available Cash and any amounts to be paid to the Holders of 15% Secured Notes and HNS pursuant to Sections 3.5 and 3.6 of the Plan), plus
(2) the Class 7 Subordination Payment (the difference between the aggregate amount of each Holder of an Allowed Class 9 Claim's Unsecured Pro Rata Share of Net Distributable Cash and $______ of said amount), or (b) if Class 9 shall have rejected the Plan or the Unsecured 12% Notes Indenture Trustee shall have objected to Confirmation of the Plan, (1) such Holder's Unsecured Pro Rata Share of the Net Distributable Cash, plus (2) the Class 9 Distribution Amount (the aggregate amount of each Holder of an Allowed Class 9 Claim's Unsecured Pro Rata Share of Net Distributable Cash), on or as soon as practicable after the Final Distribution Date, or (ii) such amount, at such other date and upon such other terms as shall have been agreed upon between the Holder of such Allowed S-C Rig Senior Loan Claims and the Debtors and, if required, approved by Final Order. 1.

      In the event that Class 9 shall have accepted the Plan and the Unsecured 12% Notes Indenture Trustee shall not have objected to Confirmation of the Plan, and assuming (i) a Nextel Escrow Claim has not been asserted against the Debtors, and (ii) the amount of Net Distributable Cash available is $12.5 million, then S-C Rig shall receive Cash in an amount equal to __% of its Allowed S-C Rig Senior Loan Claims. In the event Class 9 shall have rejected the Plan or the Unsecured 12% Notes Indenture Trustee shall have objected to Confirmation of the Plan, then S-C Rig shall receive Cash in an amount equal to __% of its Allowed S-C Rig Senior Loan Claim. S-C Rig's actual recovery may materially differ depending upon (a) the Allowed Amount of Class 8 Claims, (b) the assertion of a Nextel Escrow Claim, (c) whether and to what extent Reorganized Geotek will be successful in liquidating the

Disposition Assets, (d) whether Administrative Expense Claims will ultimately be Allowed in an aggregate amount equal to or less than $15 million, and (e) the actual amount of Net Distributable Cash available on the Final Distribution Date.

      B. In the event that either a Phase II Termination Event or a Nextel Termination Event shall have occurred, the Holder of the Allowed S-C Rig Senior Loan Claims shall not receive or retain any property under the Plan in respect of such Claims.

      Class 8: General Unsecured Claims. Class 8 Claims are impaired.

      Class 8 consists of the General Unsecured Claims. Class 8 Claims consist of all unsecured Claims which are not otherwise separately classified in this Plan, including (i) the Unsecured 12% Notes Indenture Trustee Fee Claim in the event that either (x) Class 9 votes to reject the Plan, or (y) the Unsecured 12% Notes Indenture Trustee objects to Confirmation of the Plan, (ii) any Secondary Liability Claims not otherwise included in a separate Class, and (iii) the Claims of the Holders of Other Secured Claims to the extent such Claims exceed the value of such Holders' Collateral, but shall not include the Pre-Filing Date Intercompany Claims, the HNS Unsecured Claims, or the Deficiency Claims.

      The Debtors estimate that the aggregate amount of Allowed Class 8 Claims will not exceed $____ million.

      A. In the event that a Phase I Closing and a Phase II Closing shall have occurred, each Holder of an Allowed General Unsecured Claim will receive, in full satisfaction, settlement, release and discharge thereof, (i) its Unsecured Pro Rata Share of the Net Distributable Cash, on or as soon as practicable after the Final Distribution Date, or (ii) such amount, at such other date and upon such other terms as shall have been agreed upon between the

Holder of such Allowed General Unsecured Claim and the Debtors and, if required, approved by Final Order

      Assuming (i) a Nextel Escrow Claim is not asserted against the Debtors, and (ii) the amount of Net Distributable Cash available is $12.5 million, then each Holder of an Allowed Class 8 Claim shall receive Cash in an amount equal to __% of such Holder's Allowed General Unsecured Claim. Such Holder's actual recovery may materially differ depending upon (a) the Allowed amount of Class 8 Claims, (b) the assertion of a Nextel Escrow Claim, (c) whether and to what extent Reorganized Geotek will be successful in liquidating the Disposition Assets, (d) whether Administrative Expense Claims will ultimately be Allowed in an aggregate amount equal to or less than $15 million, and (e) the actual amount of Net Distributable Cash available on the final Distribution Date.

      B. In the event that either a Phase II Termination Event or a Nextel Termination Event shall have occurred, the Holder of an Allowed General Unsecured Claim shall not receive or retain any property under the Plan in respect of such Claim.

      Class 9: Unsecured 12% Notes Claims. Class 9 Claims are impaired. Class 9 consists of the Unsecured 12% Notes Claims.

      Class 9 Claims arise under the Unsecured 12% Notes issued pursuant to the Unsecured 12% Notes Indenture. The Unsecured 12% Notes are unsecured. Under the Unsecured 12% Note Indenture, the 12% Unsecured Note Claims are subordinated to the Claims arising under the 15% Secured Notes Indenture, the HNS License Loan Agreement, the HNS Vendor Credit Financing Agreement and the S-C Rig Senior Loan.

      The Debtors estimate that the aggregate amount of Allowed Class 11 Claims will not exceed $78.3 million.

      A. In the event that a Phase I Closing and a Phase II Closing shall have occurred, (i) if the Holders of Class 9 Claims shall have accepted the Plan and the Unsecured 12% Notes Indenture Trustee shall not have objected to Confirmation of the Plan, and subject to the provisions of Section 7.08 of the Unsecured 12% Notes Indenture and Section 4.1 of the Plan, each Holder of an Allowed Unsecured 12% Notes Claim will receive, in full satisfaction, settlement, release and discharge thereof, (a) its Pro Rata share of $___________, on or as soon as practicable after the Final Distribution Date, or
(b) such amount, at such other date and upon such other terms as shall have been agreed upon between the Holder of such Allowed Unsecured 12% Notes Claim and the Debtors and, if required, approved by Final Order, or (ii) in the event the Holders of Class 9 Claims shall have rejected the Plan or the Unsecured 12% Notes Indenture Trustee shall have objected to Confirmation of the Plan, each Holder of an Allowed Unsecured 12% Notes Claim will not receive or retain any property under the Plan and the Holder of the S-C Rig Senior Loan Claims shall receive the amount of Net Distributable Cash otherwise distributable to Holders of Unsecured 12% Notes Claims in full satisfaction, settlement, release and discharge of any and all subordination rights which such Holder may otherwise have with respect to the distributions to be made to Holders of Unsecured 12% Notes Claims. 1.

      In the event Class 9 shall have accepted the Plan and the Unsecured 12% Notes Indenture Trustee shall not have objected to Confirmation of the Plan, and assuming (i) a Nextel Escrow Claim is made against the Debtors, and (ii) Net Distributable Cash available is $12.5 million, then each Holder of an Allowed Class 9 Claim shall receive Cash in an amount equal to __% of such Holder's Allowed Unsecured 12% Notes Claim. Such Holder's actual recovery may materially differ depending upon (a) the Allowed amount of Class 8 Claims, (b) the assertion of a Nextel Escrow Claim, (c) whether and to what extent Reorganized Geotek will be successful in liquidating the Disposition Assets, (d) whether Administrative Expense Claims will ultimately be Allowed in an aggregate amount equal to or less than $15 million, and (e) the actual amount of Net Distributable Cash available on the Final Distribution Date.

      B. In the event that either a Phase II Termination Event or a Nextel Termination Event shall have occurred, the Holder of an Allowed Unsecured 12% Notes Claim shall not receive or retain any property under the Plan in respect of such Claim.

      Class 10: Series H Preferred Stock Interests. Class 10 Interests are impaired.

      Class 10 consists of all Series H Preferred Stock Interests. Under the Plan, all Series H Preferred Stock will be cancelled, and each Holder thereof shall not receive or retain any property for or on account of such Interest.

      Class 11: Series I and K Preferred Stock Interests. Class 11 Interests are impaired.

      Class 11 consists of all Series I and K Preferred Stock Interests. Under the Plan, all Series I Preferred Stock and Series K Preferred Stock will be cancelled, and each Holder thereof shall not receive or retain any property for or on account of such Interest.

      Class 12: Series L Preferred Stock Interests. Class 12 Interests are impaired.

      Class 12 consists of all Series L Preferred Stock Interests. Under the Plan, all Series L Preferred Stock will be cancelled, and each Holder thereof shall not receive or retain any property for or on account of such Interest.

      Class 13: Series M Preferred Stock Interests. Class 13 Interests are impaired.

      Class 13 consists of all Series M Preferred Stock Interests. Under the Plan, all Series M Preferred Stock will be cancelled, and each Holder thereof shall not receive or retain any property for or on account of such Interest.

      Class 14: Series N Preferred Stock Interests. Class 14 Interests are impaired.

      Class 14 consists of all Series N Preferred Stock Interests. Under the Plan, all Series N Preferred Stock will be cancelled, and each Holder thereof shall not receive or retain any property for or on account of such Interest.

      Class 15: Series O, P, Q, and T Preferred Stock Interests. Class 15 Interests are impaired.

      Class 15 consists of all Series O, P, Q, and T Preferred Stock Interests. Under the Plan, all Series O Preferred Stock, Series P Preferred Stock, Series Q Preferred Stock, and Series T Preferred Stock will be cancelled, and each Holder thereof shall not receive or retain any property for or on account of such Interest.

      Class 16: Common Stock Interests. Class 16 Interests are impaired.

      Class 16 consists of all Common Stock Interests. There are approximately 200 million outstanding shares of Old Common Stock.

      Under the Plan, all Common Stock will be cancelled, and each Holder thereof shall not receive or retain any property for or on account of such Interest.

      Class 17: Continuing Subsidiary Stock Interests. Class 17 Interests are impaired.

      Class 17 consists of all Continuing Subsidiary Stock Interests.

      All stock of the Continuing Subsidiaries will be cancelled, and each Holder of a Continuing Subsidiary Stock Interest shall not receive or retain any property on account of such Interest.

      Class 18: Non-Continuing Subsidiary Stock Interests. Class 18 Interests are impaired.

      Class 18 consists of all Non-Continuing Subsidiary Stock Interests.

      All stock of the Non-Continuing Subsidiaries will be cancelled, and each Holder of a Non-Continuing Subsidiary Stock Interest shall not receive or retain any property on account of such Interest.

D. Distribution of Nextel Stock

      Unless a Nextel Termination Event occurs or Nextel elects to pay the entire Phase II Purchase Price (as defined in the Nextel Purchase Agreement) in Cash, the Holders of the 15% Secured Notes and HNS shall receive a Distribution of Nextel Stock under the Plan. Pursuant to the Nextel Purchase Agreement, Nextel has covenanted to (i) submit a request for a no-action letter (the "No-Action Request") from the staff of the Securities Exchange Commission ("SEC") which would permit shares of Nextel Stock to be issued to Geotek by Nextel for distribution to Geotek's creditors under the Plan without registration of such shares under the Securities Act of 1933, as amended (the "1933 Act"), based upon the provisions of section 1145(a) of the Bankruptcy Code which exempts the offer and distribution of such shares under the Plan from federal and state securities registration requirements to the extent Nextel is a "successor" to Geotek as said term is used in section 1145(a), and (ii) in the event that Nextel has not theretofore obtained the no-action relief described in clause (i) of this sentence, as promptly as practicable after the later of (a) the date on which Nextel receives (1) a DOJ Consent, or (2) a District Court Order that is final and has not been stayed, rescinded or modified, or (b) the date upon which all waiting periods under the Hart-Scott-Rodin Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder applicable to the transactions contemplated by the Nextel Purchase Agreement shall have expired or been terminated, Nextel shall use its reasonable best efforts to diligently file and cause to become effective a registration statement (the "Registration Statement") on behalf of Geotek and its creditors who shall receive the Nextel Stock under the Plan to permit the offer, sale and distribution of such Nextel Stock by Geotek to its creditors and by such creditors. See Section VII of this Disclosure Statement ("Applicability of Federal and Other Securities Laws to Nextel Stock to be Distributed Under the Plan").

      On March 29, 1999, Nextel filed the No-Action Request with the SEC.

      The Nextel Stock is class A common stock, par value $.001 per share, of Nextel. The Nextel Stock is publicly traded on the NASDAQ national stock market. Nextel is subject to the informational requirements of the Securities and Exchange Act of 1934 (the "Exchange Act"). In accordance with the Exchange Act, Nextel files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities that the Commission maintains at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C.


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

20549, and the Commission's Regional Offices located at 7 World
Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Additionally, the Commission maintains a Web site on the Internet that is located at http://www.sec.gov and that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

      For the benefit of creditors who may receive Distributions of Nextel Stock under the Plan, attached as Appendix "C" hereto is Nextel's Form 10-K Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the Fiscal Year Ended December 31, 1998.

E. Means for Implementation and Execution of Plan

      1. Corporate Governance

      On the Effective Date and automatically and without further action, the following individuals will serve as members of the Board of Directors of each of Reorganized Geotek and the Continuing Subsidiaries: [insert] Anne Eisele shall continue to serve as the President, Chief Financial Officer and Treasurer of Reorganized Geotek and each of the Continuing Subsidiaries.

      All Cash held by Reorganized Geotek, in any accounts, shall be invested in accordance with section 345 of the Bankruptcy Code or as otherwise permitted by order of the Bankruptcy Court.

      On or before the Effective Date of the Plan, Geotek will adopt the New Charter and New By-Laws, substantially in the form of those to be filed with the Bankruptcy Court and


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

made available to parties in interest on or before the Exhibit Filing Date, and will file the New Charter with the Secretary of State of Delaware.

      Reorganized Geotek and the Continuing Subsidiaries will continue to exist after the Effective Date as separate corporate entities, in accordance with the law applicable in the jurisdictions in which they are incorporated and pursuant to their respective certificates of incorporation and by-laws in effect prior to the Effective Date, except to the extent such certificates of incorporation and by-laws are amended as provided by the Plan. The Liquidating Subsidiaries are being liquidated under the Plan and will be dissolved under applicable state law as soon as practicable after the Effective Date.

      2. Post-Confirmation Budget

      Attached as Exhibit "O" to the Plan is the budget (the "Post-Confirmation Budget") of Reorganized Geotek for the period commencing on the date the Confirmation Order is entered by the Clerk of the Bankruptcy Court on the legal docket (the "Confirmation Date") and terminating on the date Reorganized Geotek is dissolved under applicable state law. The Confirmation Order shall provide that the Debtors shall be authorized to use the 15% Secured Notes Cash Collateral pursuant to the Post-Confirmation Budget and the Post-Confirmation Cash Collateral Terms and Conditions for the period commencing on the Confirmation Date and terminating on the Effective Date. In the event a Phase I Closing and a Phase II Closing shall have occurred, the Debtors shall fund the Post-Confirmation Budget for the period commencing on the Effective Date and continuing to the date Reorganized Geotek is dissolved, from Available Cash.


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

      The Post-Confirmation Budget reflects costs and expenses of administering the Debtors' estates from the Confirmation Date through the date Reorganized Geotek is dissolved and, based on the Debtors' current estimates of such costs and expenses, such costs and expenses shall not exceed $2.6 million.

      3. Payment of Employee Retention Programs

      Upon a Key Employee's Termination Date (as defined in the Key Employee Retention Program), such Key Employee's Key Employee Retention Amount shall be released from escrow and paid to such Key Employee in accordance with the Key Employee Retention Program.

      The Post-Confirmation Budget includes the Wind-Down Retention Amounts owed to those Supplemental Retention Employees who will be terminated after the Confirmation Date. The Wind-Down Retention Amounts will be paid to the Supplemental Retention Employees in accordance with the Supplemental Employee Retention Program and in accordance with the Post-Confirmation Budget.

      4. Professional Fees and Expenses

      In accordance with Section 4.17 of the Plan and pursuant to the Confirmation Order, each Person retained or requesting compensation in the Chapter 11 Cases for services rendered through the Confirmation Date, shall file an application for the allowance of final compensation and reimbursement of expenses herein on or before the thirtieth (30th) day after the Confirmation Date. Objections to each such application shall be filed on or before the sixtieth (60th) day after the Confirmation Date. Counsel to Reorganized Geotek shall be entitled to reasonable and necessary compensation for services rendered and the reimbursement


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

for reasonable and necessary out-of-pocket disbursements incurred, consistent with the Post-Confirmation Budget, with respect to the implementation and consummation of the Plan subsequent to the Confirmation Date.

      5. Dissolution of Non-Continuing Subsidiaries,
         Continuing Subsidiaries and Reorganized Geotek

      On or as soon as practicable after the Effective Date, Reorganized Geotek will take all steps necessary to effectuate the effective dissolution of each of the Non-Continuing Subsidiaries in accordance with applicable non-bankruptcy law and as of the Effective Date the stock issued by each of the Non-Continuing Subsidiaries shall be deemed terminated, cancelled and of no force and effect. On or as soon as practicable after the Final Distribution Date, Reorganized Geotek will take all steps necessary to effectuate the effective dissolution of each of the Continuing Subsidiaries in accordance with applicable non-bankruptcy law and as of the Effective Date the stock issued by each of the Continuing Subsidiaries shall be deemed terminated, cancelled and of no force and effect. On the date that Reorganized Geotek has fully performed its obligations pursuant to the Plan, Reorganized Geotek shall be dissolved under applicable state law and as of the Effective Date the Common Stock and Preferred Stock issued by Geotek shall be deemed terminated, cancelled and of no force and effect.

      6. D&O Escrow Agreement

      On the Effective Date, [ ] and [ ] shall execute the D&O Escrow Agreement and the escrow established thereunder shall be funded with the D&O Escrow Cash.


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

      7. Release of Liens, Contributions and Rights and
         Interests with Respect to Cash Collateral

      In the event that a Nextel Termination Event shall have occurred, Cash required to (i) make the distributions provided for in Sections 3.2, 3.3, 3.4 and 3.7 of the Plan, (ii) fund the Disputed Claims Cash Reserve Amount, and
(iii) fund the Post-Confirmation Budget for the period from the Effective Date to the date Reorganized Geotek shall be dissolved, shall be provided to Reorganized Geotek by WTC in an amount equal to the difference between the Net Available Cash Deficiency Amount and the HNS Contribution Amount (the "15% Secured Notes Contribution Amount") and by HNS in an amount equal to 33.3% of the Net Available Cash Deficiency Amount, provided that the aggregate amount to be paid by HNS shall not exceed $2.5 million (the "HNS Contribution Amount"). The 15% Secured Notes Contribution Amount shall be paid to the Debtors or by the release of the 15% Secured Notes Cash Collateral on the Effective Date. The HNS Contribution Amount shall be paid to the Debtors from a Cash payment from HNS on the Effective Date.

      In the event that a Phase II Termination Event shall have occurred, Cash required to fund the obligations listed in clauses (i), (ii) and (iii) above, shall be provided to Reorganized Geotek by (a) WTC in an amount equal to the Net Available Cash Deficiency Amount, which amount shall be paid from either the 15% Secured Notes Phase I Cash or by the release of the 15% Secured Notes Cash Collateral, and (b) HNS in an amount equal to $2,570,250, which amount shall be paid from either the HNS Phase I Cash or from a Cash payment from HNS.

      In the event a Phase I Closing and a Phase II Closing shall have occurred, then as at the Effective Date: (i) upon receipt of the consideration to be distributed on the Effective Date


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

to WTC on behalf of the Holders of Allowed 15% Notes Claims pursuant to Section
3.5 and 4.5.A.2 of the Plan, WTC shall be deemed to have waived and released (a) any right or interest in the NB3 Escrow Proceeds, (b) any right or interest in the 15% Secured Notes Cash Collateral not released for payment to the Holders of Allowed 15% Notes Claims pursuant to Section 3.5 of the Plan, (c) the right to payment in respect of the 15% Secured Notes Cash Collateral Claim, and (d) the right to payment in respect of the 15% Secured Notes Deficiency Claims, and (ii) upon receipt of the consideration to be distributed on the Effective Date to HNS pursuant to Section 3.6 and 4.5.A.3 of the Plan, HNS shall be deemed to have waived and released the right to payment in respect of the (a) HNS Unsecured Claims, and (b) HNS Deficiency Claims.

      In the event a Phase I Closing and/or a Phase II Closing shall have occurred, HNS shall be deemed to have waived and released the right to payment in respect of the HNS Fee Claim.

      8. Transfer of FCC Licenses in Connection with
         Phase I Closing and/or Phase II Closing

      In connection with a Phase I Closing and/or a Phase II Closing, and pursuant to the provisions of Sections 1.02(a) and 1.04(a) of the License Assignment Agreement, the Debtors shall, pursuant to the Plan and the Confirmation Order, assign and transfer: (i) to WTC for and on behalf of the Holders of 15% Notes Claims, all of the Debtors' rights, title and interest in the 15% Secured Notes Phase I Licenses and/or the 15% Secured Notes Phase II Licenses, and (ii) to HNS, all of the Debtors' rights, title and interest in the HNS Phase I Licenses and/or the HNS Phase II Licenses. In connection with a Phase I Closing and/or a Phase II Closing, and pursuant to the provisions of
Section 1.02(a) and 1.04(b) of the License Assignment Agreement, (a) WTC


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

shall assign and transfer to Nextel all of WTC's rights, title and interest in the 15% Secured Notes Phase I Licenses and/or the 15% Secured Notes Phase II Licenses, and (b) HNS shall assign and transfer to Nextel, all of HNS' rights, title and interest in the HNS Phase I Licenses and/or the HNS Phase II Licenses.

F. Substantive Consolidation

      1. Generally

      Substantive consolidation is an equitable remedy which the Bankruptcy Court may be asked to apply in those chapter 11 cases involving affiliated debtors. As contrasted with procedural consolidation,(16) substantive consolidation may affect the substantive rights and obligations of creditors and debtors. Substantive consolidation involves the pooling and merging of the assets and liabilities of the affected debtors; all of the debtors in the substantively consolidated group are treated as if they were a single corporate/economic entity. Consequently, a creditor of one of the substantively consolidated debtors is treated as a creditor of the substantively consolidated group of debtors and issues of separate corporate ownership of property and separate corporate liability on obligations are ignored. However, substantive consolidation does not affect the debtors' separate corporate existence or independent ownership of property for any purposes other than for making distributions of property under a plan of reorganization or otherwise as necessary to implement such plan.

----------
(16) Procedural consolidation is the administrative process (contemplated by Bankruptcy Rule 1015(b)) whereby the proceedings of two or more affiliated debtors are conducted as part of a single proceeding for the convenience of the bankruptcy court and parties in interest. Procedural consolidation does not affect the substantive rights of the debtors or their respective creditors and interest holders.


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

     2. The Plan Contemplates the Substantive
        Consolidation of the Debtors' Estates

      Substantive consolidation in the Chapter 11 Cases will have the effect of eliminating (i) cross-Corporate guaranties by one Debtor of the obligation of another Debtor, (ii) duplicative claims against more than one Debtor in the substantively consolidated group and (iii) intercompany claims between the substantively consolidated Debtors. Absent substantive consolidation, the allowance of these multiple claims has the effect of diluting the amounts payable to holders of General Unsecured Claims generally, as a consequence of such holders' having to share their distributions with additional holders or holders of larger claims.

      For substantive consolidation of the Debtors' estates to be ordered by the Court, one or more of the following factors must be demonstrated to the satisfaction of the Court: (i) the Debtors are an economically integrated group,
(ii) the Debtors' creditors reasonably believed they were dealing with the corporate enterprise as a group, (iii) accounts of the affiliated corporations have been intermingled, (iv) assets of the affiliated corporations have been intermingled, and (v) substantive consolidation will enhance reorganization.

      The Debtors anticipate that either prior to or during the Confirmation Hearing, a motion will be made before the Bankruptcy Court for the entry of an order providing for the substantive consolidation of all the Debtors. The Debtors believe that an adequate and legally sufficient basis exists for the Bankruptcy Court to grant such relief. Substantive consolidation will facilitate an effective reorganization and foster fairness and uniformity of treatment of Holders of Claims and Interests. The Plan provides that, as a condition to confirmation, an order of the Bankruptcy Court will be entered providing for the substantive consolidation of the Debtors (the "Substantive Consolidation Order").

      The Substantive Consolidation Order will provide, inter alia, that on the Effective Date: (i) all assets and all liabilities of the Debtors will be treated as though the Debtors were merged, (ii) any obligation of any Debtor and all guaranties thereof or related thereto executed by one or more of the Debtors will be deemed to be one obligation of the consolidated Debtors, (iii) any Claims filed or to be filed in connection with any such obligation and such guaranties will be deemed one Claim against the consolidated Debtors, (iv) any Claim filed in these Chapter 11 Cases will be deemed filed against the consolidated Debtors, and (v) for purposes of determining the availability of the right of set off under section 553 of the Bankruptcy Code, the Debtors will be treated as one entity, so that, subject to the other provisions of section 553 of the Bankruptcy Code, debts due to any of the Debtors may be set off against the debts of any of the Debtors.

G. Other Provisions of the Plan

      The following paragraphs summarize certain additional significant provisions of the Plan.

      1. Vesting of Assets

      Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, (i) all assets of Geotek and the Non-Continuing Subsidiaries shall vest in and be retained by Reorganized Geotek, and (ii) all assets of the Continuing Subsidiaries' estates shall vest in and be retained by the respective Continuing Subsidiaries. As of the Effective Date, all


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

assets retained by Reorganized Geotek and the Continuing Subsidiaries shall be retained free and clear of all Liens, Claims and Interests of all Holders, except as otherwise provided in the Plan.

      2. Injunction

      Except as otherwise expressly provided in the Plan, the Confirmation Order or a separate order of the Bankruptcy Court, on the Effective Date, all Persons who have held, hold or may hold Claims, or any other liabilities of the Debtors, arising on or before the Effective Date, or who have held, hold or may hold Interests acquired on or before the Effective Date of the Plan, will be permanently enjoined on the Effective Date from taking any of the following actions with respect to such Claims, liabilities or Interests: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind against the Debtors, the assets of the Debtors or any direct or indirect successor in interest to the Debtors, or any assets of any such transferee or successor, (ii) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Debtors, any of their assets or any direct or indirect successor in interest to the Debtors, or any assets of any such transferee or successor, (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, any of their assets or any direct or indirect successor in interest to the Debtors, any of their assets or any direct or indirect successor in interest to the Debtors, or any assets of any such transferee or successor,
(iv) asserting any set-off, right of subrogation or recoupment of any kind, directly or indirectly, against any obligation due the Debtors, any of their assets, any direct or indirect transferee of any assets of, or successor in interest to, the Debtors, and (v) proceeding in any manner in any place whatsoever that does


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

not conform to or comply with the provisions of the Plan. Such injunction shall extend to successors of the Debtors and their respective properties and interests in property.

      3. Releases

      As of the Effective Date each Holder of a 15% Notes Claim (a "Consenting Holder") that marked a box on the Ballot sent to such Holder indicating such Holder's agreement to grant the release provided in Section 11.3 of the Plan and each of the Debtors, the ML Funds, the Creditors' Committee, WTC, HNS, S-C Rig, the Unsecured 12% Notes Indenture Trustee shall be deemed to have mutually released, to the extent permitted by the Bankruptcy Court, each of the Debtors (including their officers, directors, and employees as of the Filing Date, agents, advisors and representatives), the ML Funds, the Creditors' Committee, WTC, HNS, S-C Rig, [the Unsecured 12% Notes Indenture Trustee (provided that Class 9 has accepted the Plan)], each Consenting Holder and, except with respect to the Debtors, the respective present and former directors, officers, partners (general and limited), shareholders (record and beneficial), employees, agents, advisors, attorneys and representatives of all of the foregoing, of and from any and all Claims, obligations, rights, Causes of Action, the Released Avoidance Actions, and liabilities (other than the right to enforce the Debtors' obligations under the Plan) which such Person may be entitled to assert, whether known or unknown, foreseen or unforeseen, then existing or thereafter arising, based in whole or in part upon any act, omission or other occurrence taking place from the beginning of time to and including the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, including, but not limited to, the 85/15 Proposal, or the Plan.


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

      4. Executory Contracts

      Except as provided in Section 8.2 of the Plan, all Executory Contracts, other than Executory Contracts which have been rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, including all employment, severance benefits, retirement and supplemental retirement benefit contracts, plans or policies that have not been rejected, canceled or terminated on or prior to the Confirmation Date, shall be deemed rejected as of the Effective Date; provided, however, that Reorganized Geotek and the Continuing Subsidiaries reserve the right to reject after the Effective Date any Executory Contract which on the Confirmation Date or such later date as may be set forth in the Confirmation Order, was subject to a pending motion to reject such Executory Contract. Without limiting the foregoing, to the extent they are Executory Contracts, all Common Stock Options and Conversion Rights will be deemed rejected under section 1123(b)(2) of the Bankruptcy Code as of the Effective Date and the Holders of such Options and Rights will receive no Distributions under the Plan on account thereof.

      Any Claim for damages arising by reason of the rejection of any Executory Contract will constitute a Class 8 Claim if, but only if, a proof of Claim therefor is timely filed. The Debtors reserve their rights to object to any such Claim. The Confirmation Order shall fix the last day for filing Claims arising by reason of the rejection of any Executory Contract under the Plan as thirty
(30) days after the issuance of the Confirmation Order.

      In the event a Nextel Termination Event shall have occurred, the Debtors shall, at the option of WTC or HNS, as the case may be, assume and assign (i) the 15% Secured Notes Phase I Site Leases and the 15% Secured Notes Phase II Leases to WTC (or its nominee or designee) for and on behalf of the Holders of the 15% Notes Claims, and (ii) the HNS Phase I Site Leases and the HNS Phase II Site Leases to HNS.

      In the event a Phase II Termination Event shall have occurred, the Debtors shall, at the option of WTC or HNS, as the case may be, assume and assign (i) the 15% Secured Notes Phase II Site Leases to WTC (or its nominee or designee) for and on behalf of the Holders of the 15% Notes Claims, and (ii) the HNS Phase II Site Leases to HNS.

      As to the Executory Contracts assumed pursuant to Section 8.2 of the Plan, WTC and HNS, as the case may be, pursuant to the provisions of section 1123(a)(5)(G) of the Bankruptcy Code, shall, on behalf of the Debtors, cure or demonstrate the ability to cure all defaults (except those specified in section 365(b)(2) of the Bankruptcy Code) existing under and pursuant to such Executory Contracts by paying or demonstrating the ability to pay the amount, if any, of such Cure Claim. Payment of any such Cure Claim will be in full satisfaction, settlement, release, discharge and cure of all such defaults (including any other Claims filed by any such party as a result of such existing defaults). The dollar amount of any monetary default of the Debtors existing under any such Executory Contracts as of the Confirmation Date, as may be agreed to by the parties thereto or as may be fixed by Final Order shall constitute an Allowed Class 1 Claim.

     5. Closing of Transfer Ledgers; Cancellation and Surrender of Instruments; Termination of Certain Agreements

      As of the close of business on the Effective Date, the transfer ledgers or registers and any other records determining record ownership maintained by Geotek (or the 15% Secured Notes Indenture Trustee, Unsecured 12% Notes Indenture Trustee or any other trustees, transfer agents or registrars which may have been employed in connection therewith) for any Old Securities will be deemed to be closed, and for purposes of the Plan, there shall be no further changes in the record Holders of any Old Securities on the books of Geotek (or the 15% Secured Notes Indenture Trustee, Unsecured 12% Notes Indenture Trustee or any other trustees, transfer agents or registrars which may have been employed in connection therewith). Reorganized Geotek will have no obligation to recognize any transfer of Old Securities occurring thereafter, but will be entitled instead to recognize and deal with, for all purposes under the Plan, including for purposes of making Distributions under the Plan, except as otherwise provided herein, only those Persons who were Holders of such Old Securities as of the close of business on the Effective Date, as reflected on the books of Geotek (or the 15% Secured Notes Indenture Trustee, Unsecured 12% Notes Indenture Trustee, or any other transfer agents or registrars which may have been employed in connection therewith), as the case may be.

      No Holder of any Old Notes will be entitled to any right of Distribution under the Plan unless and until such Holder will have first surrendered or caused to be surrendered the relevant instrument, if any, held by such Holder to the Distribution Agent, the 15% Secured Notes Indenture Trustee or the Unsecured 12% Notes Indenture Trustee, as the case may be. To the extent any such Holder is not the Holder of record of such relevant instrument, such Holder must deliver to the Distribution Agent, the 15% Secured Notes Indenture Trustee or the Unsecured 12% Note Indenture Trustee, as the case may be, together with the relevant instrument, documents satisfactory to Reorganized Geotek evidencing succession of title from the record Holder thereof. In the event that any Old Notes instrument has been lost, destroyed, stolen or mutilated, the Holder thereof may instead execute and deliver an affidavit of loss and indemnity with respect thereto in a form customarily utilized for such purposes that is reasonably satisfactory to Reorganized Geotek, together with, if Reorganized Geotek so requests, a bond in form and substance (including, without limitation, amount) reasonably satisfactory to Reorganized Geotek.

      As soon as practicable after the surrender of the relevant instruments or the delivery of such affidavit of loss and indemnity (and, if requested, the furnishing of a bond) as provided in Section 4.1.B of the Plan, the 15% Secured Notes Indenture Trustee, the Unsecured 12% Notes Indenture Trustee, or Reorganized Geotek, as the case may be, will cancel such instruments, as and to the extent it deems appropriate, and the 15% Secured Notes Indenture Trustee and the Unsecured 12% Notes Indenture Trustee will deliver such cancelled instruments to Reorganized Geotek or otherwise dispose of such instruments in such manner as Reorganized Geotek may require.

      Until (i) a Holder of record on the Effective Date or its successor by operation of law surrenders the relevant instruments, if any, evidencing its ownership of Old Notes pursuant to Section 4.1.B hereof, and (ii) the shares of Nextel Stock and/or Cash to be issued in satisfaction thereof are issued and delivered by or on behalf of Reorganized Geotek to such Holder, the 15% Secured Notes Indenture Trustee or the Unsecured 12% Notes Indenture Trustee, as the case may be, for the account of such Holder, such Holder shall have no rights with respect to the shares of Nextel Stock and/or Cash to be received by such Holder under the Plan.

      To the extent reasonably requested by Reorganized Geotek and to the extent not inconsistent with the Plan, no Holder of a Claim in Class 4 or Class 5 will receive the Distribution provided for in Sections 3.5 or 3.6, respectively, of the Plan until the 15% Secured

Notes Indenture Trustee with respect to Class 4 Claims or the Holder of the Class 5 Claim executes, delivers and files (where applicable) or causes to be executed, delivered and filed any documents (in recordable form if appropriate) and/or surrenders or causes to be surrendered to Reorganized Geotek any personal property or other Collateral in its possession or the possession of the 15% Secured Notes Indenture Trustee necessary to release any Lien(s) and retransfer all Collateral held by any Person in connection with the relevant underlying loan documents.

      As of the Effective Date, the Old Notes and all agreements, instruments and other documents incident thereto and executed therewith, will be terminated, deemed null and void and of no further force and effect as to the Debtors or Reorganized Geotek.

      As of the Effective Date, all Common Stock and Preferred Stock, and any options, warrants, conversion rights, subscription rights and the like, including, without limitation, Common Stock Options and Conversion Rights, will be deemed canceled and extinguished and of no further force or effect as to the Debtors or Reorganized Geotek.

      6. Distributions to Holders of Allowed Claims

      Except as otherwise provided in Article III of the Plan, the Distribution Agent will deliver or cause to be delivered, on behalf of the applicable Debtors, at the time specified in Article III of the Plan, subject to compliance, if required, with the provisions of Section 4.1 of the Plan:

      a. To each Holder of an Allowed Administrative Expense Claim, Allowed Priority Tax Claim, Allowed Other Priority Claim and Allowed Other Secured Claim in Classes 1, 2, 3 and 6, respectively, Cash, in accordance with Sections 3.2, 3.3, 3.4, and 3.7, respectively, of the Plan;

      b. To the 15% Secured Notes Indenture Trustee for and on behalf of the Holders of Allowed 15% Secured Notes Claims in Class 4, Cash, shares of Nextel Stock, the 15% Secured Notes Phase I Licenses, and/or the 15% Secured Notes Phase II Licenses, as the case may be, in accordance with Section 3.5 of the Plan.

      c. To HNS, as the Holder of the HNS License Facility Claims and the HNS Vendor Credit Facility Claims in Class 5, Cash, shares of Nextel Stock, the HNS Phase I Licenses, and/or the HNS Phase II Licenses, as the case may be, in accordance with Section 3.6 of the Plan.

      d. To S-C Rig, in its capacity as the Holder of the S-C Rig Unsecured Loan Claims in Class 7, Cash in accordance with Section 3.8 of the Plan.

      e. To each Holder of an Allowed General Unsecured Claim in Class 8, Cash, in accordance with Section 3.9 of the Plan.

      f. To the Unsecured 12% Notes Indenture Trustee for and on behalf of the Holders of Unsecured 12% Notes, Cash, in accordance with Section 3.10 of the Plan.

      Distributions of Cash required by the Plan will be made, at Reorganized Geotek's option, by wire transfer or check drawn on a United States Bank mailed by first class mail.

      Fractional shares of Nextel Stock shall not be issued or distributed. Instead, each time a Distribution is to be made to any Class of Allowed Claims, the aggregate of all of the fractional interests in Nextel Stock to which the Holders of Allowed Claims in such Class would otherwise be entitled shall be placed in a separate pool (hereinafter the "Fractional Shares Pool"). All Holders of Allowed Claims in such Class that would otherwise be entitled to a fractional share of Nextel Stock shall be placed on a list (hereinafter a "Distribution List") in descending order according to the size of the fractional interest in each share of Nextel Stock, to which each such Holder is entitled. In the event two or more Holders of Allowed Claims are entitled to the same fractional interest (rounded to six decimal places) in a share of Nextel Stock, their relative ranking on any Distribution List shall be determined by lot. Based upon each Distribution List for Nextel Stock for each such Class, a whole share of Nextel Stock shall be distributed to Holders entitled to the largest fractions of each share of Nextel Stock until all of the whole shares or whole units of Nextel Stock in the Fractional Shares Pool for each fractional share of Nextel Stock in each such Class shall have been distributed.

      7. Disputed Claims Reserve

      On the Effective Date, except as otherwise provided in Section 4.6 of the Plan, Reorganized Geotek shall maintain Cash and shares of Nextel Stock (the "Disputed Claims Reserve") equal to 100 percent of the Cash and shares of Nextel Stock (or such lesser amount as authorized by Final Order, including pursuant to an estimation made pursuant to section 502(c) of the Bankruptcy Code, which estimation shall conclusively establish the amount of Distribution for such Claim) of (i) the amount of Cash or shares of Nextel Stock that the Holders of Disputed Claims would be entitled to receive under the Plan if such Disputed Claims were Allowed in the full amount asserted by the Holders thereof, and (ii) an appropriate estimate for Administrative Expense Claims, Priority Tax Claims, Other Priority Claims and Other Secured Claims that may not have been Allowed as of the Effective Date.


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

      8. Resolution of Disputed Claims

      Unless another date is provided in the Confirmation Order, all objections to Claims shall be filed with the Bankruptcy Court not later than ninety (90) days after the Effective Date, subject to the right of Reorganized Geotek to extend such period from time to time.

      9. Distributions to Holders of Subsequently Allowed Claims

      Unless another date is agreed upon by the Debtors and the Holder of a Subsequently Allowed Claim and approved by Final Order, the Distribution Agent, on behalf of the Debtors, will, on the tenth Business Day following the day the Allowed amount thereof is fixed by Final Order, distribute to the 15% Secured Notes Indenture Trustee with respect to Class 4 Claims, or such Holder with respect to Classes 1, 2, 3, and 6 Claims, in accordance with Section 3.2, 3.3, 3.4, 3.5 or 3.7 of the Plan, as the case may be, Cash, without interest, the property, if any, securing such Holder's Class 6 Claim, or, subject to the provisions of Section 4.4 of the Plan, shares of Nextel Stock equal to the amount of Cash or number of shares of Nextel Stock which would have been distributed to such Holder through such date had such Holder's Subsequently Allowed Claim been an Allowed Claim on the Effective Date.

      Any Holder of a Subsequently Allowed Claim will not be entitled to any interest on the Allowed amount of such Claim, regardless of when Distribution thereon is made to or received by such Holder.

      As each Disputed Claim becomes a Subsequently Allowed Claim or is disallowed by Final Order, the property, if any, reserved for, but not distributed to, the Holder of such Subsequently Allowed Claim (including interest, if any, earned thereon net of income or similar


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

taxes borne by Reorganized Geotek) as a consequence of the Allowed amount of such Claim having been fixed at less than the amount stated in such Claim shall constitute Available Cash.

      10. Setoff Rights

      Except as provided in the Plan, the Debtors and Reorganized Geotek may, but shall not be required to, set off against any Claim and the Distributions to be made pursuant to the Plan in respect of such Claim, any valid claims of any nature of whatsoever that the Debtors may have against the Holder of such Claim, but neither the Debtors' nor Reorganized Geotek's failure to do so, or the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or Reorganized Geotek of any such Claim against such Holder.

      11. Unclaimed Property

      Subject to Section 4.11.C of the Plan, in accordance with sections 347 and 1143 of the Bankruptcy Code, any Holder of Old Notes that fails to comply with
Section 4.1.B of the Plan within six (6) months from and after the Effective Date will be deemed to have forfeited all rights and Claims with respect thereto and shall not participate in any Distribution on account thereof under the Plan. Any Cash, including interest thereon, or shares of Nextel Stock constituting unclaimed property pursuant to Section 4.11.A of the Plan shall be distributed Pro Rata to Holders of Allowed Class 4 or Class 9 Claims, as the case may be.

      If a Holder of an Allowed Claim entitled to receive Cash fails to negotiate a check issued to such Holder pursuant to the provisions of Article III of the Plan within six (6) months of the date such check was issued, then the amount of Cash attributable to such check shall be distributed Pro Rata to Holders of Allowed Claims in the applicable Class, and the payee of such check will be deemed to have waived its Claim and will not participate in any further Distributions under the Plan in respect thereof.

      If a Distribution to any Holder of an Allowed Claim made pursuant to
Article III of the Plan is returned to the 15% Secured Notes Indenture Trustee, the Unsecured 12% Notes Indenture Trustee or Reorganized Geotek, as the case may be, due to an incorrect or incomplete address for the Holder of such Allowed Claim, then such 15% Secured Notes Indenture Trustee or Unsecured 12% Notes Indenture Trustee, as the case may be, shall promptly so notify Reorganized Geotek, and Reorganized Geotek will publish a notice once in The Wall Street Journal or The New York Times (national edition), not later than thirty (30) days after the date on which such Distribution is returned to Reorganized Geotek, listing the name of such Holder and the Distributions due such Holder and stating that unless such Holder contacts Reorganized Geotek within thirty
(30) days following the date such notice appears in such newspaper, and provides Reorganized Geotek with an accurate address, such Distribution shall be deemed unclaimed property in respect of such Holder's Allowed Claim, and such Holder shall be deemed to have no further entitlement in respect of such Distribution and shall not participate in any further Distributions under the Plan in respect thereof. If the aggregate amount of Distributions returned to the 15% Secured Notes Indenture Trustee, the Unsecured 12% Notes Indenture Trustee or Reorganized Geotek, as the case may be, pursuant to Section 4.11.C of the Plan is less than $100,000, then Reorganized Geotek shall have no obligation to publish the notice required herein, and any such Distributions shall constitute unclaimed property. Any Cash, including interest thereon, or shares of Nextel Stock constituting unclaimed property pursuant to


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

Section 4.11.C of the Plan shall be distributed Pro Rata to the Holders of Allowed Claims in the applicable Class.

      12. Conditions Precedent to Confirmation

      Confirmation of the Plan shall not occur unless and until each of the following conditions has occurred or has been waived in accordance with the terms of the Plan:

      a. The Bankruptcy Court shall have entered the Substantive Consolidation Order;

      b. The Bankruptcy Court shall have determined that the sum of (i) Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims and Allowed Other Secured Claims as of the Confirmation Hearing,
(ii) the estimated Allowed amount of Disputed Administrative Expense Claims, Disputed Priority Tax Claims, Disputed Other Priority Claims and Disputed Other Secured Claims as of the Confirmation Hearing, and (iii) the Post-Confirmation Budget Amount, shall not exceed (x) in the event a Nextel Termination Event shall have occurred, $15 million, exclusive of interest accruing on the 15% Secured Notes Cash Collateral Claim and the DIP Lender Claims, or (y) in the event a Phase I Closing and/or a Phase II Closing shall have occurred, $8 million, exclusive of interest accruing on the DIP Lender Claims; and

c. The Bankruptcy Court shall have entered the Confirmation Order.

      13. Conditions Precedent to the Effective Date

      The Effective Date of the Plan shall not occur unless and until each of the following conditions has occurred or has been waived in accordance with the terms of the Plan:


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

      a. Either, a (i) Nextel Termination Event, (ii) Phase I Closing and a Phase II Termination Event, or (iii) Phase I Closing and a Phase II Closing shall have occurred;

      b. The FCC shall have approved the transfer and assignment by the Debtors of the HNS Phase I Licenses and the HNS Phase II Licenses to HNS;

      c. The FCC shall have approved the transfer and assignment by the Debtors of the 15% Secured Notes Phase I Licenses and the 15% Secured Notes Phase II Licenses to WTC (or its nominee or designee) for and on behalf of the Holders of 15% Notes Claims;

      d. The Substantive Consolidation Order shall have become a Final Order;
and

      e. The Confirmation Order shall have become a Final Order.

      In the event that one or more of the conditions specified in Section 10.2 of the Plan have not been satisfied or waived by the Debtors on or before 365 days after the Nextel Effective Date, or such later date as may be fixed by Final Order entered after notice and a hearing, upon notification submitted by the Debtors to the Bankruptcy Court and counsel for the Creditors Committee, S-C Rig, HNS, the ML Funds, and WTC, (i) the Confirmation Order shall be vacated,
(ii) no Distributions under the Plan shall be made, (iii) the Debtors and all Holders of Claims and Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though Confirmation had never occurred, and (iv) the Debtors' obligations with respect to Claims or Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Interests or rights and defenses related thereto by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

      14. Waiver of Conditions to Confirmation of the Plan and Effective Date.

      Any condition to Confirmation of the Plan or the Effective Date contained in Article X of the Plan may be waived, in whole or in part, by the Debtors, with the unanimous consent of (i) S-C Rig, (ii) the Creditors' Committee, (iii) HNS, and (iv) WTC or the Majority Holders.

      15. Retention of Jurisdiction

      Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction of the Chapter 11 Cases for the following purposes:

      a. To enforce the terms of the Plan and the Confirmation Order, including, without limitation injunctive provisions thereof;

      b. To hear and determine any and all applications for the rejection, assumption or assignment of any Executory Contract, any objection to any Claim resulting therefrom, and the allowance, reduction, expungement or compromise of any Claim resulting therefrom, pursuant to the terms and conditions of the Plan;

      c. To hear and determine any motion, application, adversary proceeding, contested matter and other litigated matter pending on the Effective Date or such later date as the Bankruptcy Court may permit;

      d. To ensure that the Distribution to Holders of Allowed Claims and Allowed Interests is effectuated in accordance with the Plan;

      e. To hear and determine any objection to any Claim filed, either before or after the Confirmation Date; and to allow or disallow, in whole or in part, any Disputed Claim;

      f. To enter, implement or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified or vacated;

      g. To hear and determine the allowance of any and all Administrative Expense Claims including, without limitation, any Fee Claim or Substantial Contribution Claim and any objections thereto;

      h. To hear any application of the Debtors (i) to modify the Plan in accordance with section 1127 of the Bankruptcy Code, and (ii) after the Confirmation Date, to institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistency in the Plan or Confirmation Order, in such manner as may be necessary to carry out the purposes and effects thereof;

      i. To hear and determine disputes arising in connection with the Plan, its interpretation or its implementation, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

      j. To hear and determine any disputes arising in connection with the Nextel Purchase Agreement and the License Assignment Agreement, their interpretation or implementation, including disputes among the parties thereto;

      k. To construe, take any action and issue such orders, prior to and following the Confirmation Date, as may be necessary for the enforcement, implementation, execution and consummation of the Plan or for the maintenance of the integrity of the Plan following consummation, and to hear and determine any other issue presented by or arising under the Plan including, without limitation, the injunctive provisions thereof;

      l. To hear and determine any motions or contested matters involving taxes, tax refunds, tax attributes and tax benefits and similar or related matters, with respect to the Debtors or their Estates arising prior to the Effective Date or relating to the period of administration of the Chapter 11 Cases, including under section 505 of the Bankruptcy Code;

      m. To hear and determine such other matters as may arise under, be provided for in or implicated by the Plan or the Confirmation Order;

      n. To enter a final decree closing the Chapter 11 Cases; and

      o. To hear and determine any other matters related hereto and not inconsistent with chapter 11 of the Bankruptcy Code.

      16. Revocation, Amendment or Modification of the Plan

      The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, then the Plan shall be null and void and, in such event, nothing contained in the Plan shall be deemed to constitute on admission of liability, a waiver or release of any Claims by or against the Debtors or any other Person or to prejudice in any manner the rights of any of the Debtors or any Person in any further proceedings involving the Debtors, including any rights in respect of the proposed substantive consolidation of the Debtors.


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

      The Plan may be amended, modified or supplemented by the Debtors before or after the Confirmation Date, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law.

      17. Exculpation

      Neither the Debtors, Reorganized Geotek, nor any of the other Released Parties shall have or incur any liability to any Holder of a Claim or Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for gross negligence, willful misconduct or fraud, and in all respects, they shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and shall be fully protected in acting or in refraining from action in accordance with such advice.

      18. No Interest

      Except as expressly provided in the Plan, or allowed by Final Order, no interest, penalty or late charge shall be allowed on any Claim to the extent such interest, penalty or late charge arises or accrues subsequent to the Filing Date.

      19. Termination of the Creditors' Committee

      The existence of the Creditors' Committee shall terminate on the Confirmation Date except solely with respect to (i) all Fee Applications, (ii) any post-Confirmation modifications to the Plan or the Confirmation Order, (iii) the waiver of a condition to Confirmation of the Plan and/or the Effective Date pursuant to Section 10.3 of the Plan, and


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

(iv) any matters pending as of the Confirmation Date before the Bankruptcy Court to which the Creditors' Committee is a party, until such matters are resolved by Final Order.

      20. Post-Effective Date Fees and Expenses

      From and after the Confirmation Date, Reorganized Geotek shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay, in accordance with the Post-Confirmation Budget, the reasonable fees and expenses of professional persons thereafter incurred by the Debtors and Reorganized Geotek, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.

      THE FOREGOING SUMMARY OF THE PLAN ONLY HIGHLIGHTS CERTAIN SUBSTANTIVE PROVISIONS OF THE PLAN AND IS NOT, NOR IS IT INTENDED TO BE, A COMPLETE DESCRIPTION OF OR SUBSTITUTE FOR THE FULL AND COMPLETE READING OF THE PLAN. ALL CREDITORS AND INTEREST HOLDERS ARE URGED TO READ THE PLAN CAREFULLY IN ITS ENTIRETY FOR A COMPLETE DESCRIPTION OF ITS PROVISIONS BEFORE VOTING EITHER TO ACCEPT OR REJECT THE PLAN OR TAKING A POSITION WITH RESPECT TO THE CONFIRMATION OF THE PLAN.


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

                           V. CONFIRMATION OF THE PLAN

A. Introduction

      In order for the Plan to be confirmed, the Bankruptcy Code requires that the Bankruptcy Court determine that the Plan complies with the requirements set forth in section 1129 of the Bankruptcy Code. Thus, among other things, the Court must find that: (i) the Plan is feasible, (ii) confirmation of the Plan is in the best interests of all rejecting Holders of Claims and Interests (that is, rejecting Holders of Claims and of Interests will receive at least as much under the Plan as they would receive in a liquidation under chapter 7 of the Bankruptcy Code), and (iii) the Plan has classified Claims and Interests in a permissible manner.

B. Feasibility

      The Debtors believe that, regardless of whether a Phase I Closing and/or a Phase II Closing occurs, the Plan meets the feasibility standard of sections 1123(a)(5) and 1129(a)(11) of the Bankruptcy Code, which requires that there is a reasonable probability that the Debtors will be able to perform their obligations under the Plan. In determining whether the Plan meets the feasibility standard, the Debtors have analyzed their ability to fully pay Allowed Claims in Classes 1, 2, 3 and 6 under the Plan,(17) for a partial distribution to Allowed Claims in Classes 4 and 5, and for a partial or, in some circumstances, no distribution to Allowed Claims in Classes 7, 8 and 9.

----------
(17) The Debtors are in the process of negotiating reductions of existing tax claims.


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

C. Best Interests of Holders of Claims and Holders of Interests

      Regardless of whether each impaired Class votes to accept the Plan, the Bankruptcy Court must determine that the Plan is in the best interests of all Holders of Claims and Interests. The "best interests" test requires that the Bankruptcy Court find either that each Holder of an Allowed Claim or Allowed Interest in each impaired Class has accepted the Plan or that each Holder of an Allowed Claim or Allowed Interest in such Class will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount that such Holder would so receive or retain if the Debtors hypothetically were liquidated under chapter 7 of the Bankruptcy Code on such date.

      To calculate what Holders of Claims and Interests would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code, the Bankruptcy Court must first determine the dollar amount that would be realized from the liquidation (the "Liquidation Fund") of the Debtors. The Liquidation Fund would consist of the net proceeds from the disposition of the Assets (after satisfaction of all valid Liens) augmented by the Cash held by the Debtors and recoveries on actions against third parties, if any. The Liquidation Fund would then be reduced by the costs of the liquidation. The costs of liquidation under chapter 7 would include the fees and expenses of a trustee, as well as those of counsel and other professionals that might be retained by the trustee, selling expenses, any unpaid expenses incurred by the Debtors during their Chapter 11 Cases (such as fees for attorneys, financial advisors and accountants) which are allowed in the chapter 7 proceeding, interest expense on secured debt and Claims incurred by the Debtors during the pendency of the Chapter 11 Cases. These costs and Claims would be paid in full out of the Liquidation Fund before the balance of the Liquidation Fund would be made


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

available to Holders of unsecured Claims and Interests. In addition, other Claims which would arise upon conversion to a chapter 7 case (e.g., additional claims asserted against the Debtors because of a new claims bar date being set upon conversion of the Chapter 11 Cases to chapter 7, damage Claims for termination of contracts, and the costs of lengthy litigation related to certain of these Claims) would dilute the balance of the Liquidation Fund available to Holders of unsecured Claims. The present value of the distributions out of the Liquidation Fund (after deducting the amounts described above) are then compared with the present value of the property offered to each of the Classes of Claims and Interests under the Plan to determine if the Plan is in the best interests of each Holder of a Claim or Interest.

      The Debtors believe, based upon the liquidation analysis (the "Liquidation Analysis") annexed hereto as Appendix "D," that the value of any distributions from the Liquidation Fund to each impaired Class of Claims and Interests would be less than the value of distributions under the Plan. The Debtors believe that liquidation of the Debtors under chapter 7 of the Bankruptcy Code would not be in the best interests of the Debtors, would provide Holders of Claims with a smaller return than under the Plan and would eliminate all Interests.

D. Alternatives to Confirmation of the Plan

      1. Liquidation Under Chapter 7

      One alternative to confirmation of the Plan is the liquidation of the Debtors under chapter 7 of the Bankruptcy Code. The Debtors believe that this alternative would not only seriously jeopardize the Debtors' ability to consummate the Nextel Purchase Agreement but would also result in substantial delays and probable diminution of recoveries, to the detriment of all Classes of Creditors.

      For a discussion of the effect that a chapter 7 liquidation would have on the recovery by Holders of Claims and Interests, see the Liquidation Analysis annexed hereto as Appendix "D." For the reasons set forth in Section V.C of this Disclosure Statement ("Best Interests of Holders of Claims and Holders of Interests") and in Appendix "D", the Debtors believe that the distributions to each Class of impaired Claims under the Plan will be no less and received earlier than the distributions that might be received after a chapter 7 liquidation of the Debtors. Accordingly, the Debtors believe that confirmation of the Plan is preferable to a chapter 7 liquidation because the Plan maximizes the property available for distribution whereas liquidation under chapter 7 jeopardizes the Debtors' ability to consummate the Nextel Purchase Agreement and, regardless of such ability, would result in substantial delays and lesser recoveries.

      2. Dismissal of the Chapter 11 Cases

      Dismissal of the Chapter 11 Cases would have the effect of restoring (or attempting to restore) all parties to the status quo ante. Upon dismissal of the Chapter 11 Cases, the Debtors would lose the protection of the Bankruptcy Code, and, lacking the capital necessary to continue their operations, would likely be forced to liquidate under applicable state law. Dismissal of the Chapter 11 Cases would likely result in a chaotic scramble for the Debtors' FCC Licenses, the principal source of value for the Debtors' estates, with the holders of the 15% Secured Notes and HNS likely attempting to foreclose upon the common stock of the entities which own the FCC Licenses, and upon which they have a stock pledge, and the unsecured creditors likely individually attempting to obtain and enforce judgments against the Debtors. Dismissal of the Chapter 11 Cases, like a conversion to chapter 7, would thus seriously jeopardize the sale of the FCC Licenses pursuant to the Nextel Purchase Agreement, and would result in substantial delays and lesser recoveries.

E. Acceptance

      As a condition to Confirmation, the Bankruptcy Code requires that, with certain exceptions (as described below), each impaired Class of Claims votes to accept the Plan. The Bankruptcy Code defines acceptance of the Plan by a Class of Claims as acceptance by Holders of two-thirds in dollar amount and a majority in number of Allowed Claims of that Class, but for these purposes counts only those who actually vote to accept or reject the Plan.

      Acceptances of the Plan are being solicited only from those Persons who hold Allowed Claims in impaired Classes and who are entitled to receive Distributions under the Plan. In accordance with Section 1126 of the Bankruptcy Code, a Class is "impaired" if the legal, equitable, or contractual rights attaching to the Claims of that Class are modified, other than by curing defaults in stated maturities or by payment in full of cash. The Classes of Claims that are not "impaired" under the Plan are deemed to have accepted the Plan.

      Classes 1, 2 and 3 are not impaired under the Plan and thus deemed to have accepted the Plan. Classes 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17 and
18 are impaired under the Plan. The votes of Classes 4, 5, 6, 7, 8 and 9 on the Plan are being solicited herein. Classes 10, 11, 12, 13, 14, 15, 16, 17 and 18 are not receiving any Distribution under the Plan, are thus deemed, as a matter of law, to have rejected the Plan, and, as such, votes are not being solicited from Holders of Interests in such Classes.

F. Non-Acceptance and Cramdown

      The Bankruptcy Code contains provisions for confirmation of a plan even if the plan is not accepted by all impaired classes, as long as at least one impaired class of claims has accepted it. The "cramdown" provisions of the Bankruptcy Code are set forth in section 1129(b) of the Bankruptcy Code. If the Plan is not accepted by each Class entitled to vote on the Plan, the Debtors intend to seek confirmation of the Plan pursuant to the "cramdown" provisions of section 1129(b) of the Bankruptcy Code.

      Under the "cramdown" provisions, upon the request of a plan proponent, the bankruptcy court may confirm a plan despite the lack of acceptance by an impaired class or classes if the bankruptcy court finds that (i) the plan does not discriminate unfairly with respect to each non-accepting impaired class,
(ii) the plan is "fair and equitable" with respect to each non-accepting impaired class, and (iii) at least one impaired class has accepted the plan.

      As used by the Bankruptcy Code, the phrases "discriminate unfairly" and "fair and equitable" have narrow and specific meanings unique to bankruptcy law. A plan does not discriminate unfairly if claims or interests in different classes but with similar priorities and characteristics receive or retain property of similar value under a plan. Inasmuch as the Plan provides similar treatment to Claims and Interests that share similar priorities and characteristics, it satisfies the unfair discrimination test contained in section 1129(b)(1) of the Bankruptcy Code.

      The Bankruptcy Code sets forth different standards for establishing that a plan is "fair and equitable" with respect to a rejecting class, depending on whether the class is comprised of secured or unsecured claims or interests. In general, section 1129(b) of the Bankruptcy Code permits confirmation notwithstanding rejection by an impaired class if that class and all classes

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

junior thereto are treated in accordance with the "absolute priority" rule, which requires that the rejecting class be paid in full before a junior class may receive anything under the plan.

      With respect to Classes of secured Claims that have rejected the Plan, the Debtors must demonstrate to the Bankruptcy Court that either (i)(a) the Holders of such secured Claims retain the liens securing such Claims, whether the property subject to such liens is retained by the Debtors or transferred to another entity, to the extent of the Allowed amount of such Claims and (b) each Holder of a Claim of such Class receives on account of such Claim deferred cash payments totaling at least the Allowed amount of such Claim, of a value as of the effective date of the Plan, of at least the value of such Holder's interest in the estate's interest in such property, (ii) for the sale, subject to section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing such Claims, free and clear of such liens, with such liens to attach to the proceeds of such sale, and the treatment of such liens on proceeds under clause (i) or (iii) of this sentence, or (iii) for the realization by such holders of the indubitable equivalent of such Claims.

      With respect to Classes of unsecured Claims that have rejected the Plan, the Debtors must demonstrate to the Bankruptcy Court that either (i) each Holder of an unsecured Claim of the rejecting Class receives or retains under the Plan property of a value equal to the Allowed amount of its unsecured Claim, or (ii) the Holders of Claims or Interests that are junior to the Claims of the Holders of such unsecured Claims will not receive or retain any property under the Plan.

      With respect to Classes of Interests that have rejected or are deemed to have rejected the Plan, the Debtors must demonstrate to the Bankruptcy Court that either (i) each Holder of an Interest of the rejecting Class receives or retains under the Plan property of a value equal to the Allowed amount of its Interest, or (ii) the Holders of Interests that are junior to the Claims of the Holders of such Interests will not receive or retain any property under the Plan.

      The Debtors believe that the Plan satisfies the "cramdown" requirements of the Bankruptcy Code. If all the applicable requirements for confirmation of the Plan are met as set forth in section 1129(a) of the Bankruptcy Code, except that Holders of Class 4 Claims, Class 5 Claims, Class 6 Claims, Class 7 Claims, Class 8 Claims and/or Class 9 Claims have failed to accept the Plan pursuant to section 1129(a)(8) of the Bankruptcy Code, the Debtors intend to seek confirmation of the Plan, pursuant to the "cramdown" provisions of section 1129(b) of the Bankruptcy Code.

G. Classification of Claims and Interests

      The Bankruptcy Code requires that a plan of reorganization place each claim or interest into a class with other claims or interests which are "substantially similar." The Debtors believe that the Plan, which establishes nine (9) Classes of Claims and nine (9) Classes of Interests, satisfies this requirement.

                      VI. CERTAIN FACTORS TO BE CONSIDERED

                  HOLDERS OF CLAIMS AGAINST THE DEBTORS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THIS STATEMENT OF RISK FACTORS, HOWEVER, IS ONLY A SUMMARY AND SHOULD NOT BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

A. Overall Risks to the Recoveries by Holders of Claims

      The ultimate recoveries under the Plan to Holders of Claims depend upon, inter alia, whether or not a Phase I Closing and a Phase II Closing occurs. The factors specified below assume that the Plan is confirmed on June __, 1999. Prior to voting on the Plan, each Holder of a Claim should carefully consider the risk factors referred to below as well as all of the information contained in the Plan, including the Exhibits annexed thereto, and this Disclosure Statement, including the Appendices hereto.

      1. Risks Associated with Phase I Closing

      Upon the entry of the Confirmation Order, the remaining conditions to a Phase I Closing will be the FCC's approval of the transfer of the Phase I Licenses, the expiration of all waiting periods under the HSR Act, as well as other conditions standard in a purchase agreement. The Debtors believe that the FCC will approve the transfer of the Phase I Licenses to Nextel.

      2. Risks Associated with Phase II Closing

      Upon the entry of the Confirmation Order, the remaining conditions to a Phase II Closing will be the DOJ Consent or District Court Order, the FCC's approval of the transfer of the Phase II Licenses, the expiration of all waiting periods under the HSR Act, as well as other conditions standard in a purchase agreement.

      As discussed in Section III.G.3 of this Disclosure Statement ("The Nextel Purchase Agreement"), the DOJ has previously refused to give the DOJ Consent. In an effort to obtain the District Court Order, on, February 16, 1999, Nextel filed the Nextel Motion to Vacate in the District Court. See Section III.G.3 of this Disclosure Statement ("The Nextel Purchase Agreement").

      Although it is difficult to assess the likelihood of a Phase II Closing, it is evident that there remains a very distinct possibility that Nextel will be unable to obtain the DOJ Consent or the District Court Order.

      3. Risks Associated with Value of Nextel Stock

      Holders of Allowed Claims in Classes 4 and 5 who will receive Nextel Stock should evaluate Nextel and its business and the risks associated therewith. In particular, such Holders should carefully consider the information set forth under the caption "Item 1. Business - N. Risk Factors" in the Form 10-K Annual Report of Nextel filed with the Securities and Exchange Commission (the "Commission"), a copy of which is attached hereto as Appendix C and which is hereby incorporated by reference herein.

      4. Risks to Holders of Certain Claims

      The ultimate aggregate amount of Allowed Claims in any particular Class may differ significantly from the estimates set forth in the table in Section I.C. of this Disclosure Statement ("Summary of Distributions to be Made Pursuant to the Plan"). Accordingly, the amount of the distribution that will ultimately be received by any particular Holder of an

Allowed Claim in a particular Class may be adversely affected by the aggregate amount of Disputed Claims ultimately allowed in that Class.

                     VII. APPLICABILITY OF FEDERAL AND OTHER
                       SECURITIES LAWS TO THE NEXTEL STOCK
                        TO BE DISTRIBUTED UNDER THE PLAN

      Certain Holders of Claims will receive Nextel Stock under the Plan.
Section 1145 of the Bankruptcy Code creates certain exemptions from the registration and other requirements of certain federal and state securities laws with respect to the distribution of securities pursuant to a plan of reorganization. The No-Action Request will seek confirmation from the SEC that section 1145 of the Bankruptcy Code will apply to Nextel Stock issued pursuant to the Plan. In the alternative, the Nextel Stock will be registered under the 1933 Act. See Section IV.D of this Disclosure Statement ("Distribution of Nextel Stock").

A. Issuance of Nextel Stock Under the Plan

      Section 1145 of the Bankruptcy Code exempts the issuance of securities under a plan of reorganization from registration under the 1933 Act and under state securities laws if three principal requirements are satisfied: (i) the securities must be issued "under a plan" of reorganization by the debtor or its successor under a plan or by an affiliate participating in a joint plan of reorganization with the debtor, (ii) the recipients of the securities must hold a prepetition or administrative expense claim against the debtor or an interest in the debtor, and (iii) the securities must be issued entirely in exchange for the recipient's claim against or interest in debtor, or "principally" in such exchange and "partly" for cash or property. The No-Action Request will seek confirmation from the SEC that the issuance of the Nextel Stock to Geotek and its distribution to creditors under the Plan satisfies the requirements of section 1145(a)(1) of the Bankruptcy Code and is, therefore, exempt from registration under federal and state securities laws. In the alternative, the Nextel Stock will be registered pursuant to the Registration Statement. See
Section IV.D of the Disclosure Statement ("Distribution of Nextel Stock"). However, under certain circumstances, subsequent transfers of such Stock may be subject to registration requirements under such securities laws.

B. Transfers of Nextel Stock

      In general, all resales and subsequent transactions in the Nextel Stock will be exempt from registration under federal and state securities laws, unless the holder is an "underwriter" with respect such securities. Section 1145(b) of the Bankruptcy Code defines four types of "underwriters":

      (i) persons who purchase a claim against, an interest in, or a claim for administrative expense against the debtor with a view to distributing any security received in exchange for such a claim or interest;

      (ii) persons who offer to sell securities offered under a plan for the holders of such securities;

      (iii) persons who offer to buy such securities from the holders of such securities, if the offer to buy is (a) with a view to distributing such securities and (b) made under a distribution agreement; and

      (iv) a person who is an "issuer" with respect to the securities, as the term "issuer" is defined in section 2(11) of the 1933 Act.

      Under section 2(11) of the 1933 Act, an "issuer" includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control with the issuer.

      To the extent that persons deemed to be "underwriters" receive securities pursuant to the Plan, resales by such persons would not be exempt under section 1145 of the Bankruptcy Code from registration under the 1933 Act or other applicable state laws. Persons deemed to be "underwriters," however, may be able to sell such securities without registration subject to the provisions of Rule 144 under the 1933 Act, which permits the public sale of securities received pursuant to the Plan by "underwriters," subject to the availability to the public of current information regarding the issuer and to volume limitations and certain other conditions.

      Whether any particular person would be deemed an "underwriter" with respect to any security to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to that person. Accordingly, the Debtors express no view as to whether any person would be an "underwriter" with respect to any security to be issued pursuant to the Plan.

      Given the complex, subjective nature of the question of whether a particular person may be an "underwriter," the Debtors make no representations concerning the right of any person to trade in the Nextel Stock to be distributed pursuant to the Plan. Potential recipients of the Nextel Stock are strongly urged to consult their own counsel concerning whether they may freely trade such securities.

C. Certain Transactions by Stockholders

      Under section 1145(a)(4) of the Bankruptcy Code, stockbrokers are required to deliver a copy of the Disclosure Statement (and supplements hereto, if any, if ordered by the Bankruptcy Court) at or before the time of delivery of securities issued under the Plan to their customers for the first 40 days after the Effective Date. This requirement specifically applies to trading and other aftermarket transactions in such securities.

      THE FOREGOING SUMMARY DISCUSSION IS GENERAL IN NATURE AND HAS BEEN INCLUDED IN THIS DISCLOSURE STATEMENT SOLELY FOR INFORMATIONAL PURPOSES. THE DEBTORS DO NOT MAKE ANY REPRESENTATIONS CONCERNING, AND DO NOT PROVIDE ANY OPINION OR ADVICE WITH RESPECT TO, THE SECURITIES LAW AND BANKRUPTCY LAW MATTERS DESCRIBED ABOVE. THE DEBTORS ENCOURAGE EACH PERSON WHO IS TO RECEIVE NEXTEL STOCK PURSUANT TO THE PLAN TO CONSIDER CAREFULLY AND CONSULT WITH HIS, HER OR ITS OWN LEGAL ADVISOR(S) WITH RESPECT TO SUCH (AND ANY RELATED) MATTERS, IN VIEW OF THE UNCERTAINTY CONCERNING THE AVAILABILITY OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND EQUIVALENT STATE SECURITIES AND "BLUE SKY" LAWS TO A RECIPIENT OF NEXTEL STOCK WHO MAY BE DEEMED TO BE AN "UNDERWRITER" (WITHIN THE MEANING OF BANKRUPTCY CODE SECTION 1145(b)(1)) AND/OR AN "AFFILIATE" OF, OR A PERSON WHO EXERCISES "CONTROL" OVER, GEOTEK UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

                  VIII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      THE FOLLOWING DISCUSSION IS A SUMMARY OF CERTAIN OF THE MORE SIGNIFICANT FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN TO THE DEBTORS AND HOLDERS OF CLAIMS OR INTERESTS BASED ON THE TAX LAWS IN EFFECT AS OF THE DATE OF THIS DISCLOSURE STATEMENT. THIS DISCUSSION DOES NOT ADDRESS THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES THAT MAY BE RELEVANT TO CERTAIN TYPES OF TAXPAYERS SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS LIFE INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS AND TAXPAYERS WHO ARE NOT U.S. DOMESTIC CORPORATIONS OR CITIZENS OR RESIDENTS OF THE UNITED STATES), NOR DOES IT DISCUSS ANY ASPECT OF STATE, LOCAL, FOREIGN OR OTHER TAX LAWS THAT MAY BE APPLICABLE TO

PARTICULAR TAXPAYERS. THE TAX CONSEQUENCES TO HOLDERS MAY VARY BASED ON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER.

      AS OF THE DATE OF THIS DISCLOSURE STATEMENT, NO RULING HAS BEEN OBTAINED FROM THE SERVICE WITH RESPECT TO ANY OF THE TAX CONSEQUENCES OF THE PLAN. THE DEBTORS HAVE NOT OBTAINED AN OPINION OF COUNSEL WITH RESPECT TO ANY OF THE TAX CONSEQUENCES DESCRIBED BELOW. THE DISCUSSION AND CONCLUSIONS PRESENTED BELOW MAY BE AFFECTED BY MATTERS NOT DISCUSSED THEREIN. EACH HOLDER OF A CLAIM OR INTEREST IS STRONGLY URGED TO CONSULT WITH HIS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE PLAN.

A. Federal Income Tax Consequences to the Debtors

      It is anticipated that the consummation of the Plan will not result in any federal income tax liability on the part of the Debtors. The Debtors reported on their consolidated federal income tax return for the period ending December 31, 1996 net operating loss carryforwards ("NOLs") in excess of $169 million, which the Debtors can utilize to offset income and gains that may be realized by them in the process of liquidating the Debtors' assets pursuant to the Plan and to minimize its potential liability for alternative minimum tax, if applicable.

      1. Cancellation of Indebtedness Income

      The Plan contemplates that certain Holders of Claims will receive consideration that is expected to have an aggregate value that is less than the full amount of such Claims. Under the Internal Revenue Code of 1986, as amended (the "Tax Code"), a taxpayer generally must include in gross income the amount of any discharged or canceled indebtedness realized during the taxable year, except to the extent payment of such indebtedness would have given rise to a deduction for Federal income tax purposes. However, section 108 of the Tax

Code provides that, in a case under the Bankruptcy Code, where the discharge of indebtedness is granted by the bankruptcy court or is pursuant to a plan approved by the bankruptcy court, the amount of cancellation of indebtedness ("COD") is excluded from income and instead is applied, at the end of the taxable year in which such discharge occurs, to reduce the tax attributes of the taxpayer in the following order: NOLs, tax credit carryforwards, alternative minimum tax credit carryovers, capital loss carryforwards, the tax bases of assets, passive activity loss and credit carryovers and foreign tax credit carryovers.

      The Plan contemplates the satisfaction on the Effective Date, of certain of the Claims with distributions of cash and/or property, the total value of which is expected to be less than the Allowed amount of such Claims. The satisfaction of such Claims will therefore result in COD that is excluded from the income of the Debtors under the bankruptcy exception of section 108 of the Tax Code.

      Because the Debtors' NOLs and other tax attributes will be reduced, at the end of the taxable year in which the COD income is realized, by the amount of such income, such NOLs and tax attributes will, thereafter, no longer be available in full to offset future income and gains of the Debtors. Because the Plan does not provide for a discharge of Claims, but rather for the eventual dissolution of the Debtors without full payment of such Claims, any COD should be realized in the year of dissolution of the Debtors. Accordingly, the Debtors should have completed the liquidation and distribution of their assets as contemplated by the Plan before the end of the taxable year in which COD income is realized. The Debtors therefore should not incur any Federal income tax liability on account of COD income that they realize at some date in the future.

      2. Gain Resulting From the Consummation of the Plan

      The Debtors' distributions of their assets in satisfaction of Claims will result in the recognition of gain for Federal income tax purposes to the extent of the excess, if any, of each asset's fair market value over the adjusted tax basis for such asset. The Debtors believe that, for Federal income tax purposes, such gain will be offset by existing NOLs and that no Federal income tax liability will result therefrom. The Debtors' use of their NOLs to offset any gain from transactions contemplated by the Plan is, for alternative minimum tax ("AMT") purposes, limited to an amount equal to 90 percent of the amount of such income, also determined for AMT purposes. The AMT is imposed at the rate of 20 percent. Accordingly, the Debtors will incur an AMT liability equal to 2 percent of their gain from transactions contemplated as part of the implementation of the Plan. Although this tax gives rise to an AMT credit carryover, which could be used to offset regular income tax liabilities in future years, the AMT credit carryover is of little value because (i) it is one of tax attributes reduced as a consequence of discharge of indebtedness that is excluded from income, and
(ii) the Debtors do not expect to have taxable income in future years. For these reasons the Debtors do not expect to be able to use this credit to reduce their future tax liabilities.

B. Federal Income Tax Consequences to Holders of Claims

      1. Effect of Distribution

      Holders of Claims will recognize gain or loss equal to the difference between (a) the sum of (i) any cash, and (ii) the fair market value of any other property that they receive in exchange for such Claims, other than the portion of such cash and property allocable to any accrued but unpaid interest with respect to the Claims not previously included in the Holders' income; and (b) their tax basis for their Claims. Holders of Claims must include in their income as interest, the portion, if any, of such cash and property that is allocable to accrued but unpaid interest with respect to the Claims not previously included in the Holders' income. The Debtors plan to allocate the property that they distribute as part of the Plan first to the principal amount of Claims and thereafter to any accrued but unpaid interest on the Claims.

      2. Tax Consequences of Owning Property Received With Respect to Claims

      A Holder who subsequently disposes of property received in exchange for a Claim will recognize gain or loss equal to the difference between the amount realized on the sale and the Holder's tax basis for such property. A Holder's tax basis for such property will be the fair market value of the property upon its distribution to the Holders. Such gain or loss generally will be capital in nature if the relevant property constitutes a capital asset in the hands of the Holder and will be long-term if such property is held for more than one year.

C.       Importance of Obtaining Professional Assistance

      AS INDICATED ABOVE, THE FOREGOING IS INTENDED TO BE A SUMMARY ONLY AND NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND, IN SOME CASES, UNCERTAIN. ACCORDINGLY, EACH HOLDER OF A CLAIM OR INTEREST IS STRONGLY URGED TO CONSULT WITH HIS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE PLAN.

                                 IX. CONCLUSION

                  The Debtors urge Holders of Claims in Voting Classes to vote to accept the Plan and to evidence such acceptance by returning their Ballots so they will be

actually received not later than 5:00 p.m. (E. D. T.) on June    , 1999.

Dated:   Montvale, New Jersey
         April 9, 1999

                                   GEOTEK COMMUNICATIONS, INC.
                                   On behalf of itself and all Debtors

                                   By: /s/ Anne E. Eisele
                                       -------------------------------------
                                       Name: Anne Eisele
                                       Title:   President

KAYE, SCHOLER, FIERMAN,
  HAYS & HANDLER, LLP

/s/ Andrew A. Kress
---------------------------------
Andrew A. Kress (AK 8985)
425 Park Avenue
New York, New York  10022
(212) 836-8000

YOUNG CONAWAY STARGATT
& TAYLOR, LLP
Laura Davis Jones (No. 2436)
P.O. Box 391
Rodney Square North, 11th Floor
Wilmington, Delaware 19801
(302) 571-6600

Co-Counsel to the Debtors

                       APPENDICES TO DISCLOSURE STATEMENT

Appendix A:       Debtors' First Amended Consolidated Plan of Liquidation

Appendix B:       List of Members of Creditors' Committee

Appendix C:       Nextel Communication, Inc.'s Form 10K for the Fiscal Year
                  Ended 12/31/98.

Appendix D:       Liquidation Analysis

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re                                       )        Chapter 11
                                            )
GEOTEK COMMUNICATIONS, INC., et al.,*       )        Case No. 98 -1375 (PJW)
                                            )
                           Debtors.         )        Jointly Administered

             DEBTORS' FIRST AMENDED CONSOLIDATED PLAN OF LIQUIDATION

                                                 KAYE, SCHOLER, FIERMAN,
                                                   HAYS & HANDLER, LLP
                                                 425 Park Avenue
                                                 New York, New York  10022
                                                 (212) 836-8000

                                                 YOUNG CONAWAY STARGATT
                                                 & TAYLOR, LLP
                                                 P.O. Box 391
                                                 Rodney Square North, 11th Floor
                                                 Wilmington, Delaware  19801
                                                 (302) 571-6600

                                                 Co-Counsel to the Debtors

Dated: Wilmington, Delaware
      April 9, 1999

---------------------------
*     A complete list of the Debtors herein is set forth on the following pages.

                               LIST OF ALL DEBTORS
                               -------------------

GEOTEK COMMUNICATIONS, INC.,                         Case No. 98-1375 (PJW)
   f/k/a Geotek Industries, Inc., d/b/a
   PowerSpectrum of New York, Inc.
   and PowerSpectrum of Washington, D.C.

ANSA COMMUNICATIONS, INC.                            Case No. 98-1376 (PJW)

CLW COMMUNICATIONS, INC.                             Case No. 98-1377 (PJW)

CUMULOUS HOLDING CORP.                               Case No. 98-1378 (PJW)

GELICO, INC.                                         Case No. 98-1379 (PJW)

GELICO OF CHICAGO, INC.                              Case No. 98-1380 (PJW)

GENERAL PHOTONICS HOLDING                            Case No. 98-1381 (PJW)
   CORPORATION, d/b/a General
   Photonics Corporation

GEOPOWER, INC.                                       Case No. 98-1382 (PJW)

GEOTEK ACQUISITION CORP.                             Case No. 98-1383 (PJW)

GEOTEK AMERICA, INC., d/b/a Geotek                   Case No. 98-1384 (PJW)
   of America, Inc.

GEOTEK ASIA, INC.                                    Case No. 98-1385 (PJW)

GEOTEK DATA, INC.                                    Case No. 98-1386 (PJW)

GEOTEK FINANCING CORPORATION                         Case No. 98-1387 (PJW)

GEOTEK GMBH HOLDING                                  Case No. 98-1388 (PJW)
   CORPORATION

GEOTEK HOLDINGS, INC., f/k/a                         Case No. 98-1389 (PJW)
   Geotek USA, Inc.

GEOTEK INTERNATIONAL                                 Case No. 98-1390 (PJW)
   NETWORKS, INC.

GEOTEK LICENSE HOLDINGS, INC.                        Case No. 98-1391 (PJW)

GEOTEK OF ATLANTA, INC.                              Case No. 98-1392 (PJW)

GEOTEK OF BOSTON, INC.                               Case No. 98-1393 (PJW)

GEOTEK OF CHICAGO, INC.                              Case No. 98-1394 (PJW)

GEOTEK OF DALLAS, INC.                               Case No. 98-1395 (PJW)

GEOTEK OF HOUSTON, INC.                              Case No. 98-1396 (PJW)

GEOTEK OF MIAMI, INC.                                Case No. 98-1397 (PJW)

GEOTEK OF NEW YORK, INC.                             Case No. 98-1398 (PJW)

GEOTEK OF ORLANDO, INC.                              Case No. 98-1399 (PJW)

GEOTEK OF PHILADELPHIA, INC.                         Case No. 98-1400 (PJW)

GEOTEK OF TAMPA, INC.                                Case No. 98-1401 (PJW)

GEOTEK OF WASHINGTON, D.C., INC.                     Case No. 98-1402 (PJW)

GEOTEK SERVICES,  INC., f/k/a                        Case No. 98-1403 (PJW)
   Geotek USA, Inc.

GEOTEK SUBSIDIARY                                    Case No. 98-1404 (PJW)
   INDUSTRIES, INC.

GEOTEK TECHNOLOGIES, INC.                            Case No. 98-1405 (PJW)

GEOTEK USA, INC., f/k/a                              Case No. 98-1406 (PJW)
   PowerSpectrum,  Inc.,  d/b/a
   PowerSpectrum,  Incorporated,
   PowerSpectrum of Houston, Inc.,
   PowerSpectrum of Maryland,  Inc.,
   PowerSpectrum of New York,Inc.,
   PowerSpectrum of N.Y., Inc.,
   PowerSpectrum of NYC, Inc.,
   PowerSpectrum of San Antonio, Inc., and
   PowerSpectrum  of Washington,  D.C., Inc.

GEOTEK U.S. NETWORKS,  INC.                          Case No. 98-1407 (PJW)

LASER ACQUISITION CORPORATION                        Case No. 98-1408 (PJW)

MacDERMOTT
   COMMUNICATIONS, INC.                              Case No. 98-1409 (PJW)

METRO NET SYSTEMS, INC.                              Case No. 98-1410 (PJW)
   f/k/a Geotek MNS, Inc.,

M.I.S. HOLDINGS ACQUISITION                          Case No. 98-1411 (PJW)
   CORP.

MOBILE MESSAGE SERVICE                               Case No. 98-1412 (PJW)
   OF TEXAS, INC.

OAKHILL COMMUNICATIONS, INC.                         Case No. 98-1413 (PJW)

ORAM USA, INC.                                       Case No. 98-1414 (PJW)

PATLEX INTERNATIONAL                                 Case No. 98-1415 (PJW)
   CORPORATION

PATLEX OF DELAWARE, INC.                             Case No. 98-1416 (PJW)

POWERSPECTRUM MICROWAVE,                             Case No. 98-1417 (PJW)
   INC.

POWERSPECTRUM OF ATLANTA, INC.                       Case No. 98-1418 (PJW)

POWERSPECTRUM OF BOSTON, INC.                        Case No. 98-1419 (PJW)

POWERSPECTRUM OF BUFFALO,                            Case No. 98-1420 (PJW)
   INC.

POWERSPECTRUM OF CHARLOTTE,                          Case No. 98-1421 (PJW)
   INC.

POWERSPECTRUM OF CHICAGO,                            Case No. 98-1422 (PJW)
   INC.

POWERSPECTRUM OF CINCINNATI,                         Case No. 98-1423 (PJW)
   INC.

POWERSPECTRUM OF D.C., INC.                          Case No. 98-1424 (PJW)

POWERSPECTRUM OF DALLAS, INC.                        Case No. 98-1425 (PJW)

POWERSPECTRUM OF DENVER, INC.                        Case No. 98-1426 (PJW)

POWERSPECTRUM OF GREENSBORO,                         Case No. 98-1427 (PJW)
   INC.

POWERSPECTRUM OF HARTFORD,                           Case No. 98-1428 (PJW)
   INC.

POWERSPECTRUM OF                                     Case No. 98-1429 (PJW)
   INDIANAPOLIS, INC.

POWERSPECTRUM OF                                     Case No. 98-1430 (PJW)
   JACKSONVILLE, INC.

POWERSPECTRUM OF KANSAS                              Case No. 98-1431 (PJW)
   CITY, INC.

POWERSPECTRUM OF MEMPHIS,                            Case No. 98-1432 (PJW)
   INC.

POWERSPECTRUM OF MIAMI, INC.                         Case No. 98-1433 (PJW)

POWERSPECTRUM OF                                     Case No. 98-1434 (PJW)
   MINNEAPOLIS, INC.

POWERSPECTRUM OF NASHVILLE,                          Case No. 98-1435 (PJW)
   INC.

POWERSPECTRUM OF                                     Case No. 98-1436 (PJW)
   NEW ORLEANS, INC.

POWERSPECTRUM OF                                     Case No. 98-1437 (PJW)
   NEW YORK CITY, INC.

POWERSPECTRUM OF                                     Case No. 98-1438 (PJW)
   ORLANDO, INC.

POWERSPECTRUM OF                                     Case No. 98-1439 (PJW)
   PHILADELPHIA, INC.

POWERSPECTRUM OF PHOENIX, INC.                       Case No. 98-1440 (PJW)

POWERSPECTRUM OF ROCHESTER,                          Case No. 98-1441 (PJW)
   INC.

POWERSPECTRUM OF SALT LAKE                           Case No. 98-1442 (PJW)
   CITY, INC.

POWERSPECTRUM OF SAN                                 Case No. 98-1443 (PJW)
   FRANCISCO, INC.

POWERSPECTRUM OF SEATTLE, INC.                       Case No. 98-1444 (PJW)

POWERSPECTRUM OF TAMPA, INC.                         Case No. 98-1445 (PJW)

RESHEF USA, INC.                                     Case No. 98-1446 (PJW)

U.S.I. VENTURE CORP.                                 Case No. 98-1447 (PJW)

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I           DEFINITIONS................................................1

      A.       Scope of Definitions............................................1
      B.       Definitions.....................................................1

ARTICLE II          CLASSIFICATION OF CLAIMS AND INTERESTS....................22
      2.1      Class 1-Administrative Expense Claims..........................22
      2.2      Class 2-Priority Tax Claims....................................22
      2.3      Class 3-Other Priority Claims..................................22
      2.4      Class 4-15% Notes Claims.......................................22
      2.5      Class 5-HNS Claims.............................................22
      2.6      Class 6-Other Secured Claims...................................23
      2.7      Class 7-S-C Rig Senior Loan Claims.............................23
      2.8      Class 8-General Unsecured Claims...............................23
      2.9      Class 9-Unsecured 12% Notes Claims.............................23
      2.10     Class 10-Series H Preferred Stock Interests....................23
      2.11     Class 11-Series I and K Preferred Stock Interests..............23
      2.12     Class 12-Series L Preferred Stock Interests....................23
      2.13     Class 13-Series M Preferred Stock Interests....................23
      2.14     Class 14-Series N Preferred Stock Interests....................23
      2.15     Class 15-Series O, P, Q, and T Preferred Stock Interests.......23
      2.16     Class 16-Common Stock Interests............................... 23
      2.17     Class 17-Continuing Subsidiary Stock Interests.................24
      2.18     Class 18-Non-Continuing Subsidiary Stock Interests.............24

ARTICLE III         TREATMENT OF ALLOWED CLAIMS AND ALLOWED INTERESTS.........24

      3.1      Satisfaction of Claims and Interests...........................24
      3.2      Class 1:Administrative Expense Claims..........................24
      3.3      Class 2:Priority Tax Claims....................................24
      3.4      Class 3:Other Priority Claims..................................25
      3.5      Class 4:15% Notes Claims.......................................25
      3.6      Class 5:HNS Claims.............................................27
      3.7      Class 6:Other Secured Claims...................................29
      3.8      Class 7:S-C Rig Senior Loan Claims.............................29
      3.9      Class 8:General Unsecured Claims...............................29
      3.10     Class 9:Unsecured 12% Notes Claims.............................30
      3.11     Class 10:Series H Preferred Stock Interests....................30
      3.12     Class 11:Series I and K Preferred Stock Interests..............30
      3.13     Class 12:Series L Preferred Stock Interests....................30

                                TABLE OF CONTENTS (CON'T)                   Page

      3.14     Class 13:Series M Preferred Stock Interests....................31
      3.15     Class 14:Series N Preferred Stock Interests....................31
      3.16     Class 15:Series O, P, Q, and T Preferred Stock Interests.......31
      3.17     Class 16:Common Stock Interests................................31
      3.18     Class 17:Continuing Subsidiary Stock Interests.................31
      3.19     Class 18:Non-Continuing Subsidiary Stock Interests.............31

ARTICLE IV                 MEANS FOR IMPLEMENTATION OF THE PLAN...............31
      4.1      Cancellation and Surrender of Instruments......................31
      4.2      Adoption of New Charter and New By-Laws........................33
      4.3      Disputed Claims................................................33
      4.4      Fractional Shares of  Nextel Stock.............................33
      4.5      Distributions to Holders of Allowed Claims.....................34
      4.6      Disputed Claims Reserve........................................34
      4.7      Distributions to Holders of Subsequently Allowed Claims........35
      4.8      Timing of Distributions........................................35
      4.9      Resolution of Disputed Claims..................................35
      4.10     Setoff.........................................................35
      4.11     Unclaimed Property.............................................36
      4.12     Direction to Parties...........................................36
      4.13     Waiver of Contractual Subordination Rights.....................37
      4.14     Preservation of Debtors' Causes of Action......................37
      4.15     Liquidation and Dissolution of the Debtors.....................37
      4.16     Means of Implementation, Release of Liens,
               Rights and Interests With Respect to Cash Collateral...........37
      4.17     Bar Date for Fee Applications..................................39

ARTICLE V                  PROVISIONS REGARDING CORPORATE GOVERNANCE
                           AND MANAGEMENT OF REORGANIZED GEOTEK...............40
      5.1      General........................................................40
      5.2      Corporate Governance and Officers of the Reorganized Debtors...40
      5.3      Amended By-Laws and Amended Certificates of Incorporation......40

ARTICLE VI                 SUBSTANTIVE CONSOLIDATION..........................40
      6.1      Substantive Consolidation......................................40

ARTICLE VII       CRAMDOWN 41

ARTICLE VIII               EXECUTORY CONTRACTS................................41
      8.1      Rejection of Executory Contracts...............................41

      8.2      Assumption and Assignment of Site Leases.......................41
      8.3      Approval of Assumption or Rejection of Executory Contracts.....42
      8.4      Curing of Defaults.............................................42
      8.5      Claims for Rejection Damages...................................42

ARTICLE IX        RETENTION OF JURISDICTION...................................43

ARTICLE X         CONDITIONS PRECEDENT TO CONFIRMATION AND
                  EFFECTIVENESS...............................................44
      10.1     Conditions Precedent to Confirmation...........................44
      10.2     Conditions Precedent to the Effective Date.....................45
      10.3     Waiver of Condition to Confirmation of the Plan and
               Effective Date.................................................45
      10.4     Effect of Failure of Conditions................................45

ARTICLE XI                 TITLE TO PROPERTY; INJUNCTION......................46
      11.1     Vesting of Property............................................46
      11.2     Injunction.....................................................46
      11.3     Releases.......................................................46
      11.4     Term of Bankruptcy Injunctions or Stays........................47

ARTICLE XII       MISCELLANEOUS PROVISIONS....................................47
      12.1     Revocation.....................................................47
      12.2     Amendments.....................................................47
      12.3     No Interest....................................................47
      12.4     No Attorneys' Fees.............................................47
      12.5     Exculpation....................................................48
      12.6     Termination of Creditors' Committee............................48
      12.7     Post-Effective Date Fees and Expenses..........................48
      12.8     Time...........................................................48
      12.9     Governing Law..................................................48
      12.10    Headings.......................................................49
      12.11    Severability...................................................49
      12.12    Notices........................................................49
      12.13    Effectuating Documents and Further Transactions................52
      12.14    Corporate Action...............................................53
      12.15    Exemption from Transfer Taxes..................................53
      12.16    Payment of Statutory Fees......................................53
      12.17    Withholding and Reporting Requirements.........................53
      12.18    Exhibits/Schedules.............................................53
      12.19    Allocation of Plan Distributions Between Principal
               and Interest...................................................53

      12.20    Non-Admissibility..............................................54
      12.21    Filing of Additional Documents.................................54
      12.22    Successors and Assigns.........................................55

LIST OF EXHIBITS

      Exhibit A.........15% Secured Notes Phase I Licenses
      Exhibit B.........15% Secured Notes Phase I Site Leases**
      Exhibit C.........15% Secured Notes Phase II Licenses
      Exhibit D.........15% Secured Notes Phase II Site Leases**
      Exhibit E.........Amended Cash Collateral Terms and Conditions
      Exhibit F.........D&O Escrow Agreement**
      Exhibit G.........HNS Phase I Licenses
      Exhibit H.........HNS Phase I Site Leases**
      Exhibit I.........HNS Phase II Licenses
      Exhibit J.........HNS Phase II Site Leases**
      Exhibit K.........License Assignment Agreement
      Exhibit L.........Form of New By-Laws**
      Exhibit M.........Form of New Charter**
      Exhibit N.........Nextel Purchase Agreement and Nextel Purchase
                        Agreement Amendment
      Exhibit O.........Post-Confirmation Budget
      Exhibit P.........Post-Confirmation Cash Collateral Terms and Conditions**

**  Document to be filed on or before the Exhibit Filing Date.

             DEBTORS' FIRST AMENDED CONSOLIDATED PLAN OF LIQUIDATION

      Geotek Communications, Inc. and its seventy-two (72) affiliated Debtors hereby propose the following First Amended Consolidated Plan of Liquidation under section 1121(a) of title 11 of the United States Code.

                                    ARTICLE I

                                   DEFINITIONS

      A. Scope of Definitions

      Unless the context otherwise requires, each term stated in either the singular or plural shall be equally applicable to the singular and plural forms as well as the past, present and future tenses of the terms defined. Pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine or neuter. Unless otherwise specified, all section, article, schedule, or exhibit references in the Plan are to the respective Section in, Article of, Schedule to, or Exhibit to, the Plan. The terms "herein," "hereof," "hereunder," "hereto" and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.

      B. Definitions

      1.1 "15% Notes Claims" shall mean, collectively, the 15% Secured Notes Claims and the 15% Secured Notes Deficiency Claims.

      1.2 "15% Secured Notes" shall mean the notes issued pursuant to the 15% Secured Note Indenture, secured principally by a pledge of the common stock of Geotek U.S. Networks, Inc. and the other Senior Secured Note Collateral.

      1.3 "15% Secured Notes Cash Collateral" shall mean "Cash Collateral" as that term is defined in the Amended Cash Collateral Terms and Conditions, including, but not limited to, proceeds from the sale of Senior Secured Note Collateral by the Debtors subsequent to the Filing Date.

      1.4 "15% Secured Notes Cash Collateral Claim" shall mean the "Net Withdrawn Amount" as that term is defined in the Amended Cash Collateral Terms and Conditions.

      1.5 "15% Secured Notes Cash Collateral Contribution Amount" shall mean 15% Secured Notes Cash Collateral in an amount equal to the Net Available Cash Deficiency Amount.

      1.6 "15% Secured Notes Deficiency Claims" shall mean a Claim, if any, of the Holders of the 15% Secured Notes arising under the 15% Secured Notes Indenture, to the extent such Claim is not a Secured Claim, including such Claim, if any, that is a Secondary Liability Claim.

      1.7 "15% Secured Notes Claims" shall mean any Claim of the Holders of the 15% Secured Notes arising under the 15% Secured Notes Indenture to the extent such Claim is a Secured Claim, including such Secured Claim, if any, that is a Secondary Liability Claim.

      1.8 "15% Secured Notes Contribution Amount" shall mean Cash in the amount equal to the difference between (x) the Net Available Cash Deficiency Amount, and (y) the HNS Contribution Amount.

      1.9 "15% Secured Notes Indenture" shall mean that certain Indenture dated as of June 30, 1995 (as amended and supplemented) among Geotek and WTC, as successor trustee.

      1.10 "15% Secured Notes Indenture Trustee" shall mean WTC, as successor trustee under the 15% Secured Notes Indenture.

      1.11 "15% Secured Notes Indenture Trustee Fee Claim" shall mean the Claim of the 15% Secured Notes Indenture Trustee for reasonable costs, expenses and charges (including, without limitation, the reasonable fees and charges of their legal counsel) incurred during the Post-Filing Date Period in connection with the Chapter 11 Cases in its capacity as the 15% Secured Notes Indenture Trustee.

      1.12 "15% Secured Notes Net Cash Collateral" shall mean Cash in an amount equal to the difference between (x) the 15% Secured Notes Cash Collateral as of the Effective Date, and (y) the 15% Secured Notes Cash Collateral Contribution Amount.

      1.13 "15% Secured Notes Phase I Cash" shall mean Cash in the amount of $12,690,750 (together with any income, profits or interest thereon) to be paid by Nextel in connection with the purchase of the 15% Secured Notes Phase I Licenses pursuant to the Nextel Purchase Agreement.

      1.14 "15% Secured Notes Phase I Licenses" shall mean the FCC Licenses set forth in the schedule annexed hereto as Exhibit "A."

      1.15 "15% Secured Notes Phase I Site Leases" shall mean the real estate site leases set forth in the schedule annexed hereto as Exhibit "B."

      1.16 "15% Secured Notes Phase II Licenses" shall mean the FCC Licenses set forth in the schedule annexed hereto as Exhibit "C."

      1.17 "15% Secured Notes Phase II Site Leases" shall mean the real estate site leases set forth in the schedule annexed hereto as Exhibit "D."

      1.18 "85/15 Proposal"shall mean the terms of a plan of liquidation described at the Bankruptcy Court hearing held on October 21, 1998 and as described in the Interim Order, the Order of the Bankruptcy Court dated November 13, 1998 approving the Original Terms and Conditions and the Cash Collateral Extension Order.

      1.19 "Acknowledgment of Lien" shall mean the Agreement and Acknowledgment of Lien dated as of February 16, 1999, between S-C Rig and IBJ Whitehall and acknowledged by the Debtors.

      1.20 "Administrative Expense Claim" shall mean (i) any Claim that constitutes a cost or expense of administration of the Chapter 11 Cases of a kind specified in section 503(b) of the Bankruptcy Code entitled to priority under section 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estates of the Debtors; (ii) any Fee Claim to the extent Allowed by Final Order under sections 330 and 331 of the Bankruptcy Code; (iii) any Claim entitled to be treated as an Administrative Expense Claim pursuant to Final Order; (iv) any Cure Claim under an Assumed Executory Contract; (v) any DIP Lender Claim; (vi) any Substantial Contribution Claim; (vii) the D&O Retention Claim; (viii) the Merrill Lynch Fee Claim to the extent Allowed by Final Order; (ix) the IBJ Whitehall Fee Claim to the extent Allowed by Final Order; (x) the 15% Secured Notes Indenture Trustee Fee Claim to the extent Allowed by Final Order; (xi) the 15% Secured Notes Cash Collateral Claim; and (xii) fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code. For purposes of the Plan, the term "Administrative Expense Claim" shall not include the Post-Confirmation Budget Amount, the Employee Retention Payment and Post-Filing Date Intercompany Claims, and provided further, that in the event either a Phase I Closing and/or a Phase II Closing shall have occurred, the term "Administrative Expense Claim" shall not include the 15% Secured Notes Cash Collateral Claim and the HNS Fee Claim.

      1.21 "Allowed" shall mean, with reference to any Claim, (i) any Claim against the Debtors that has been listed by the Debtors in their Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed with the Bankruptcy Court; (ii) any Claim allowed pursuant to the terms of this Plan;
(iii) any Claim that has not been disallowed and is not Disputed; or (iv) any Claim which, if Disputed, has been allowed by Final Order. Any Claim allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not constitute an "Allowed Claim" under the Plan.

      1.22 "Amended Cash Collateral Terms and Conditions" shall mean the Amended Terms and Conditions Regarding Use of Cash Collateral, a copy of which is annexed hereto as Exhibit "E," and which was approved by the Bankruptcy Court pursuant to the Cash Collateral Extension Order.

      1.23 "Assumed Executory Contract" shall mean an unexpired contract or lease entered into prior to the Filing Date, as contemplated by section 365 of the Bankruptcy Code, of any of the Debtors that is or has been assumed pursuant to section 365(a) or section 1123(b)(2) of the Bankruptcy Code in accordance with Article VIII of the Plan.

      1.24 "Available Cash" shall mean:

                  A. In the event a Phase I Closing and a Phase II Closing shall have occurred, all Cash of Reorganized Geotek and the Debtors, as at the Effective Date, including, but not limited to the NB3 Escrow Proceeds, proceeds of Avoidance Actions, and the Released 15% Secured Notes Cash Collateral Amount, together with all Cash received by Reorganized Geotek subsequent to the Effective Date but prior to the Final Distribution Date, provided, however, the term "Available Cash" shall not include the (i) Phase I Cash, (ii) Nextel Escrow Cash, (iii) 15% Secured Notes Cash Collateral in the amount of $5,584,079, (iv) Cumulous Net Proceeds, (v) Key Employee Retention Escrow Cash,(vi) Phase II
Cash, or (vii) Cash in the amount of $1,915,921 to be distributed to HNS pursuant to Section 3.6(A)(1)(a)(iii) of the Plan.

                  B. In the event a Phase I Closing and a Phase II Termination Event shall have occurred, all Cash of Reorganized Geotek and the Debtors, as at the Effective Date, including, but not limited to the NB3 Escrow Proceeds, proceeds of Avoidance Actions, and the HNS Phase I Cash Contribution Amount, together with all Cash received by Reorganized Geotek subsequent to the Effective Date, provided, however, the term "Available Cash" shall not include the (i) 15% Secured Notes Phase I Cash, (ii) 15% Secured Notes Cash Collateral,(iii) HNS Phase I Cash Payment, or (iv) Key Employee Retention Escrow Cash.

                  C. In the event a Nextel Termination Event shall have occurred, all Cash of Reorganized Geotek and the Debtors as at the Effective Date, together with all Cash received by Reorganized Geotek subsequent to the Effective Date, including proceeds of Avoidance Actions, provided, however, the term "Available Cash" shall not include the (i) 15% Secured Notes Cash Collateral, (ii) NB3 Escrow Proceeds, or (iii) Key Employee Retention Escrow Cash.

      1.25 "Avoidance Actions" shall mean all Causes of Action arising under sections 510(c), 544, 545, 547, 548 and 549 of the Bankruptcy Code.

      1.26 "Ballot" shall mean the form of ballot distributed to a Holder of an impaired Claim on which is to be indicated acceptance or rejection of the Plan.

      1.27 "Ballot Date" shall mean the date fixed by the Bankruptcy Court as the last date for timely submission of a Ballot by a Holder of a Claim.

      1.28 "Bankruptcy Code" shall mean title 11 of the United States Code, 11 U.S.C.ss.ss. 101 et seq., as amended from time to time, to the extent applicable to the Chapter 11 Cases.

      1.29 "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Chapter 11 Cases and, to the extent of any withdrawal of reference made pursuant to section 157 of title 28 of the United States Code, the United States District Court for the District of Delaware.

      1.30 "Bankruptcy Rules" shall mean the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, and the local rules of the Bankruptcy Court, as amended from time to time, to the extent applicable to the Chapter 11 Cases.

      1.31 "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close.

      1.32 "Capital Lease" shall mean any putative lease of equipment or other personal property in which any of the Debtors has a financial interest and regarding which the Bankruptcy Court has determined, or with which the putative lessor and the Debtors are in agreement, that such lease constitutes a financing transaction.

      1.33 "Cash" shall mean the lawful currency of the United States of America.

      1.34 "Cash Collateral Extension Order" shall mean the Order Extending Debtors' Authorization to Use Cash Collateral Pursuant to Terms and Conditions dated February 16, 1999.

      1.35 "Causes of Action" shall mean all actions, causes of action, liabilities, suits, debts, indebtedness (for borrowed money or in the nature of a guarantee), dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, trespasses, damages, rights, executions, claims, Claims, objections to Claims, judgments and demands whatsoever, whether known or unknown, choate or inchoate, suspected or unsuspected, in law, equity or otherwise.

      1.36 "Chapter 11 Cases" shall mean the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on the Filing Date, jointly administered pursuant to order of the Bankruptcy Court dated June 29, 1998, and captioned "In re Geotek Communications, Inc., et al., Case No. 98-1375 (PJW), Jointly Administered."

      1.37 "Claim" shall mean a claim against one or more of the Debtors within the meaning of section 101(5) of the Bankruptcy Code.

      1.38 "Class" shall mean any group of Holders of Claims or Interests that are classified together as a group, as set forth in Article II of the Plan.

      1.39 "Class 7 Subordination Payment" shall mean Net Distributable Cash in an amount equal to the difference between the (x) Class 9 Distribution Amount, and (y) Class 9 Settlement Amount.

      1.40 "Class 9 Distribution Amount" shall mean the aggregate amount of each Holder of an Allowed Class 9 Claim's Unsecured Pro Rata Share of Net Distributable Cash.

      1.41 "Class 9 Settlement Amount" shall mean Net Distributable Cash in an amount equal to $____________.

      1.42 "Collateral" shall mean any property or interest in property of the estates of the Debtors subject to a Lien as of the Filing Date to secure payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

      1.43 "Common Stock" shall mean the common stock, $.01 par value per share, of Geotek issued and outstanding immediately prior to the Effective Date.

      1.44 "Common Stock Option" shall mean any option, warrant, subscription agreement or other right to purchase or acquire the Common Stock arising under any agreement, outstanding as of the Effective Date.

      1.45 "Confirmation" shall mean the entry, within the meaning of Bankruptcy Rules 5003 and 9021, of the Confirmation Order by the Clerk of the Bankruptcy Court on the legal docket.

      1.46 "Confirmation Date" shall mean the date of Confirmation.

      1.47 "Confirmation Hearing" shall mean the hearing on Confirmation of the Plan held pursuant to section 1128 of the Bankruptcy Code.

      1.48 "Confirmation Order" shall mean the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code and approving and authorizing the implementation of the transactions contemplated herein.

      1.49 "Consenting Holder" shall mean a Holder of a 15% Notes Claim that marked a box on the Ballot sent to such Holder indicating such Holder's agreement to grant the release provided in Section 11.3 of the Plan.

      1.50 "Continuing Subsidiaries" shall mean, collectively, Geotek USA, Geotek U.S. Networks, Inc., Geotek License Holdings, Inc., Geotek Financing Corporation, Geotek Asia, Inc., MacDermott Communications, Inc., Cumulous Holding Corp., the Debtor Site Lessees, and Gelico, Inc.

      1.51 "Continuing Subsidiary Stock" shall mean, collectively, the common stock of each of the Continuing Subsidiaries, issued and outstanding as of the Filing Date.

      1.52 "Conversion Right" shall mean the right as of the Effective Date of the Holders of any Old Securities (other than Common Stock) arising under any agreement to convert some or all of their Old Securities to Common Stock.

      1.53 "Creditor" shall mean any Person that is the Holder of a Claim against any of the Debtors. --------

      1.54 "Creditors' Committee" shall mean the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, as such committee may be constituted from time to time.

      1.55 "Cumulous Net Proceeds" shall mean the net proceeds realized from the disposition of Cumulous Holding Corp.'s interest in Cumulous Communications Company.

      1.56 "Cure Claim" shall mean an Allowed Claim arising in connection with a Debtor's obligation under section 365(b)(1)(A) or (B) of the Bankruptcy Code relating to an Assumed Executory Contract.

      1.57 "D&O Escrow Agreement" shall mean the Escrow Agreement dated as of the Effective Date between [ ] and [ ], a copy of which is annexed hereto as Exhibit "E."

      1.58  "D&O  Escrow  Cash"  shall  mean  Cash in the  amount  of  $500,000.

      1.59 "D&O Retention Claim" shall mean the Allowed Claim in an amount equal to the D&O Escrow Cash.

      1.60  "Debtor Site  Lessees"  shall mean,  collectively,  Geotek USA d/b/a
PowerSpectrum of San Antonio, Inc., PowerSpectrum of Phoenix, Inc., PowerSpectrum of Dallas, Inc., Geotek USA d/b/a PowerSpectrum of Houston, Inc., PowerSpectrum of Denver, Inc., PowerSpectrum of Miami, Inc., PowerSpectrum of Orlando, Inc., PowerSpectrum of Philadelphia, Inc. and PowerSpectrum of Tampa, Inc.

      1.61  "Debtors"   shall  mean,   collectively,   Geotek,   the  Continuing
Subsidiaries and the Non-Continuing Subsidiaries, as identified on the list that immediately follows the cover sheet of this Plan.

      1.62  "Deficiency  Claims"  shall  mean,   collectively,   the  15%  Notes
Deficiency Claims, the HNS License Facility Deficiency Claims and the HNS Vendor Credit Facility Deficiency Claims.

      1.63 "DIP Financing Agreement" shall mean the Credit Agreement dated as of June 29, 1998, as the same may be amended, supplemented, restated and/or modified, among Geotek and Geotek USA, as borrowers, and S-C Rig, as lender.

      1.64 "DIP Financing Documents" shall mean, collectively, the DIP Financing Agreement and the Security and Pledge Agreement, together with all financing statements, additional security agreements, mortgages, notes and other documents or instruments executed in connection therewith.

      1.65 "DIP Lender Claims" shall mean all Allowed Claims of S-C Rig arising under or related to the DIP Financing Documents, including Claims, if any, which are Secondary Liability Claims.

      1.66 "Disclosure Statement" shall mean the Debtors' First Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code dated as of April 9, 1999, pertaining to the Plan, as amended from time to time, and approved by the Bankruptcy Court.

      1.67 "Disposition Assets" shall mean the equity or partnership interest of
(i) Cumulous Holding Corp. in Cumulous Communications Company; (ii) Geotek in GMSI, Inc.; and (iii) Geotek in Geotek Argentina, S.A.

      1.68 "Disputed" shall mean, with reference to any Claim, (i) proof of which was timely and properly filed and/or which has been or hereafter is listed on the Schedules as unliquidated, disputed or contingent, and in either case as to which any of the Debtors, or, if not prohibited by the Plan, any other party in interest, has interposed a timely objection and/or a request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, and (ii) proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim or interest was not timely or properly filed.

      1.69 "Disputed Claims Cash Reserve Amount" shall mean an amount equal to the sum of the full amounts asserted by the Holders of Disputed Administrative Expense Claims, Disputed Priority Tax Claims, Disputed Other Tax Claims and Disputed Other Secured Claims as of the Effective Date or such other amount as permitted by Section 4.6 of the Plan.

      1.70 "Disputed Claims Reserve" shall mean a reserve of Cash or shares of Nextel Stock for the relevant Class, established pursuant to Section 4.11 of the Plan for, inter alia, the payment of Disputed Claims that become Subsequently Allowed Claims.

      1.71 "Distribution" shall mean the distribution in accordance with this Plan of Cash, shares of Nextel Stock and/or FCC Licenses, as the case may be.

      1.72 "Distribution Agent" shall mean Reorganized Geotek or a Person retained by Reorganized Geotek and approved by Final Order to make Distributions under the Plan on behalf of Reorganized Geotek.

      1.73 "Distribution Date" shall mean the date on which a Distribution, other than a Final Distribution, is required to be made under the Plan, which shall be the date that is as soon as practicable after (i) the tenth Business Day after the Effective Date, or (ii) as to any Disputed Claim which becomes Allowed after the Effective Date, the tenth Business Day following the date such Disputed Claim becomes a Subsequently Allowed Claim, or (iii) as to any of the foregoing, such other date as the Holder of a particular Claim and the Debtors agree or as the Bankruptcy Court may fix.

      1.74 "Effective Date" shall mean the first Business Day after the conditions specified in Section 10.2 of the Plan have been satisfied or waived.

      1.75 "Employee Retention Payment" shall mean the payments required to be made pursuant to the Key Employee Retention Program and the Supplemental Employee Retention Program.

      1.76 "Escrow Account" shall have the meaning set forth in Section 1.03(b)(ii)(A) of the Nextel Purchase Agreement.

      1.77 "Escrow Amount" shall mean the amount of the Nextel Escrow Cash (including any income, profits or interest thereon).

      1.78 "Escrowed Property Distribution Date" shall have the meaning set forth in Section 1.03(b)(ii)(A) of the Nextel Purchase Agreement.

      1.79 "Executory Contract" shall mean any unexpired contract or lease entered into prior to the Filing Date, as contemplated by section 365 of the Bankruptcy Code, in effect on the Confirmation Date, between any of the Debtors and any other Person or Persons and neither assumed nor rejected prior to the Confirmation Date pursuant to section 365(a) or 1123(b)(2) of the Bankruptcy Code.

      1.80 "Exhibit Filing Date" shall mean the date that exhibits to the Plan and the Disclosure Statement shall be filed with the Bankruptcy Court and made available to parties in interest, which date shall be not less than ten (10) days prior to the Confirmation Hearing.

      1.81 "FCC" shall mean the Federal Communications Commission.

      1.82 "FCC Licenses" shall mean all the licenses issued by the FCC to the Debtors, as licensee.

      1.83 "Fee Application" shall mean, an application by a (i) Professional Person under section 330 or 331 of the Bankruptcy Code for a Fee Claim, or (ii) Person who asserts a Substantial Contribution Claim.

      1.84 "Fee Claim" shall mean a Claim of a Professional Person for compensation or reimbursement of costs and expenses relating to services rendered from the Filing Date through and including the Confirmation Date.

      1.85 "Filing Date" shall mean June 29, 1998.

      1.86 "Final Distribution" shall mean, in the event the Phase I Closing and a Phase II Closing shall have occurred, the Distribution of Net Distributable Cash to Holders of Allowed Class 7, Allowed Class 8 and Allowed Class 9 Claims on the Final Distribution Date in accordance with Sections 3.8, 3.9 and 3.10 of the Plan.

      1.87 "Final Distribution Date" shall mean the tenth Business Day after (a) the later of (i) the earlier of the occurrence of a (x) Escrowed Property Distribution Date or (y) Phase II Termination Event, (ii) the date by when the Disposition Assets shall either have been (x) reduced to Cash or (y) abandoned pursuant to section 554 of the Bankruptcy Code, and (iii) the date by when all Disputed Claims shall have been Allowed or disallowed by Final Order, or (b) such other distribution dates as the Bankruptcy Court may determine.

      1.88 "Final Order" shall mean (i) an order, judgment, ruling or other decree of the Bankruptcy Court as entered on the legal docket maintained by the Clerk of the Bankruptcy Court which judgment, order or other decree (a) has not been reversed, stayed, modified or amended and as to which the time to appeal, petition for certiorari, or seek reargument or rehearing has expired and as to which no appeal, reargument, petition for certiorari, or rehearing is pending or as to which any right to appeal, reargue, petition for certiorari or seek rehearing has been waived in writing in a manner satisfactory to the Debtors, or
(b) if an appeal, reargument, petition for certiorari, or rehearing thereof has been denied, the time to take any further appeal or petition for certiorari or further argument or rehearing has expired, or (ii) a stipulation or agreement entered into which has the effect of any such judgment, order or other decree.

      1.89 "General Unsecured Claims" shall mean all unsecured Claims which are not otherwise separately classified in this Plan, including (i) the Unsecured 12% Notes Indenture Trustee Fee Claim in the event that either (x) Class 9 votes to reject the Plan, or (y) the Unsecured 12% Notes Indenture Trustee objects to Confirmation of the Plan, (ii) any Secondary Liability Claims not otherwise included in a separate Class, and (iii) the Claims of the Holders of Other Secured Claims to the extent such Claims exceed the value of such Holders' Collateral, but shall not include the Pre-Filing Date Intercompany Claims, the HNS Unsecured Claims, or the Deficiency Claims.

      1.90  "Geotek"  shall  mean  Geotek   Communications,   Inc.,  a  Delaware
corporation, formerly known as Geotek Industries, Inc.

      1.91 "Geotek USA" shall mean Geotek USA, Inc., a Delaware corporation, formerly known as PowerSpectrum, Inc.

      1.92 "HNS" shall mean Hughes Network Systems, Inc., a division of Hughes Electronics Corporation.

      1.93 "HNS Claims" shall mean the HNS License Facility Claims and the HNS Vendor Credit Facility Claims but shall exclude the HNS Unsecured Claims.

      1.94 "HNS Contribution Amount" shall mean Cash in the amount equal to 33.3% of the Net Available Cash Deficiency Amount, but not more than $2,500,000.

      1.95 "HNS Deficiency Claims" shall mean, collectively, the HNS License Facility Deficiency Claims and the HNS Vendor Credit Facility Deficiency Claims.

      1.96 "HNS Fee Claim" shall mean the Claim of HNS for reasonable costs, expenses and charges (including without limitation, the reasonable fees and charges of their experts, consultants and legal counsel) incurred during the Post-Filing Date Period in connection with the Chapter 11 Cases.

      1.97 "HNS License Facility Claims" shall mean, collectively, the HNS License Facility Secured Claims and the HNS License Facility Deficiency Claims.

      1.98 "HNS License Facility Deficiency Claims" shall mean a Claim of HNS arising under the HNS License Loan Agreement to the extent such Claim is not a Secured Claim, including such Claim, if any, that is a Secondary Liability Claim.

      1.99 "HNS License Facility Secured Claims" shall mean the Claim of HNS arising under the HNS License Loan Agreement to the extent such Claim is a Secured Claim, including such Secured Claim, if any, that is a Secondary Liability Claim.

      1.100 "HNS License Loan Agreement" shall mean that certain loan agreement dated as of December 21, 1995 (as amended), among Geotek Financing Corporation, as borrower, HNS, as lender, and Geotek, as guarantor.

      1.101 "HNS Phase I Cash" shall mean Cash in the amount of $6,470,250 (together with any income, profits or interest thereon) to be paid by Nextel in connection with the purchase of the HNS Phase I Licenses pursuant to the Nextel Purchase Agreement.

      1.102 "HNS Phase I Cash Contribution Amount" shall mean HNS Phase I Cash in an amount equal to $2,570,250.

      1.103 "HNS Phase I Cash Payment" shall mean HNS Phase I Cash in an amount equal to $3,900,000.

      1.104 "HNS Phase I Licenses" shall mean the FCC Licenses set forth in the schedule annexed hereto as Exhibit "G."

      1.105 HNS Phase I Site Leases" shall mean the real estate site leases set forth in the schedule annexed hereto as Exhibit "H."

      1.106 "HNS Phase II Licenses" shall mean the FCC Licenses set forth in the schedule annexed hereto as Exhibit "I."

      1.107 "HNS Phase II Site Leases" shall mean the real estate site leases set forth in the schedule annexed hereto as Exhibit "J."

      1.108 "HNS Unsecured Claims" shall mean the Claim of HNS against any of the Debtors other than the HNS License Facility Claims and the HNS Vendor Credit Facility Claims.

      1.109 "HNS Vendor Credit Facility Claims" shall mean, collectively, the HNS Vendor Credit Facility Secured Claims and the HNS Vendor Credit Facility Deficiency Claims.

      1.110 "HNS Vendor Credit Facility Deficiency Claims" shall mean the Claim of HNS arising under the HNS Vendor Credit Financing Agreement to the extent such Claim is not a Secured Claim, including such Claim, if any, that is a Secondary Liability Claim.

      1.111 "HNS Vendor Credit Facility Secured Claims" shall mean the Claim of HNS arising under the HNS Vendor Credit Financing Agreement to the extent such Claim is a Secured Claim, including such Secured Claim, if any, that is a Secondary Liability Claim.

      1.112 "HNS Vendor Credit Financing Agreement" shall mean that certain Vendor Credit Financing Agreement dated as of September 27, 1996 (as amended), among Geotek Financing Corporation, as borrower, HNS, as lender and Geotek, as guarantor.

      1.113 "Holder" shall mean the beneficial owner of any Claim or Interest.

      1.114 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      1.115 "IBJ Whitehall" shall mean IBJ Whitehall Bank and Trust Company, formerly known as IBJ Schroder Bank and Trust Company.

      1.116 "IBJ Whitehall Fee Claim" shall mean the Claim of IBJ Whitehall for reasonable costs, expenses and charges (including, without limitation, the reasonable fees and charges of their experts, consultants and legal counsel) incurred during the Post-Filing Date Period in its capacity as the trustee under the 15% Secured Notes Indenture.

      1.117 "Interest" shall mean any equity interest in a Debtor.

      1.118 "Interim Order" shall have the meaning set forth in the Amended Cash Collateral Terms and Conditions.

      1.119 "Key Employee Retention Escrow Cash" shall mean Cash held by the Debtors in a segregated account pursuant to the Key Employee Retention Program, which Cash shall be distributed in accordance with the terms thereof.

      1.120 "Key Employee Retention Program" shall mean the Key Employee Retention Program approved by the Bankruptcy Court by order dated June 29, 1998, as modified by order of the Bankruptcy Court dated October 21, 1998.

      1.121 "License Assignment Agreement" shall mean the License Assignment Agreement dated as of February 16, 1999 among Nextel, the Debtors, HNS and WTC as successor to IBJ Whitehall, a copy of which is annexed hereto as Exhibit "K."

      1.122 "Lien" shall mean, individually or collectively, as the context requires, any mortgage, lien, pledge, charge, security interest, encumbrance or other security device of any kind affecting any asset of the Debtors or the Reorganized Debtors.

      1.123 "Majority Holders" shall have the meaning set forth in the Amended Cash Collateral Terms and Conditions.

      1.124 "Market Value" shall have the meaning set forth in Section 1.03(b)(ii)(A) of the Nextel Purchase Agreement.

      1.125 "Merrill Lynch" shall mean, collectively, Merrill Lynch Global Allocation Fund, Inc. and Merrill Lynch Equity/Convertible Series (Global Allocation Portfolio).

      1.126 "Merrill Lynch Fee Claim" shall mean, in accordance with and pursuant to the Original Terms and Conditions and the Amended Cash Collateral Terms and Conditions, the Claim of Merrill Lynch for reasonable costs, expenses and charges (including, without limitation, the reasonable fees and charges of its experts, consultants and legal counsel) incurred during the Post-Filing Date Period in connection with the Chapter 11 Cases.

      1.127 "NB3 Escrow Proceeds" shall mean the "NB3 Escrow Proceeds" as that term is defined in the Amended Cash Collateral Terms and Conditions together with any income, profits or interest thereon.

      1.128 "Net Available Cash" shall mean Cash in an amount equal to the difference between (i) Available Cash, and (ii) the sum of (u) Allowed Administrative Expense Claims, (v) Allowed Priority Tax Claims, (w) Allowed Other Priority Claims, (x) Allowed Other Secured Claims to the extent such Claim is to be paid in Cash pursuant to Section 3.7 of the Plan, (y) the Disputed Claims Cash Reserve Amount, and (z) the Post-Confirmation Budget Amount as of the Effective Date and with respect to the Post-Confirmation Budget Amount, such amount as may be adjusted over time.

      1.129 "Net Available Cash Deficiency Amount" shall mean the amount by which (i) the sum of (u) Allowed Administrative Expense Claims, (v) Allowed Priority Tax Claims, (w) Allowed Other Priority Claims, (x) Allowed Other Secured Claims, (y) the Disputed Claims Cash Reserve Amount, and (z) the Post-Confirmation Budget Amount, exceeds (ii) Available Cash as of the Effective Date.

      1.130 "Net Distributable Cash" shall mean Cash in an amount equal to the difference between (i) Net Available Cash, and (ii) the sum of (x) the aggregated amount of Net Available Cash to be paid to Holders of Allowed 15% Note Claims pursuant to Sections 3.5(A)(2)(b)(i)(2), 3.5(A)(3) and/or 3.5(A)(4) of the Plan, and (y) the aggregated amount of Net Available Cash to be paid to HNS pursuant to Sections 3.6(A)(2)(b)(i)(2), 3.6(A)(3) and/or 3.6(A)(4) of the Plan as of the Final Distribution Date.

      1.131 "Net Nextel Escrow Cash" shall mean Cash in an amount equal to the difference between the (i) Nextel Escrow Cash, and (ii) Nextel Escrow Claim.

      1.132 "Net 15% Secured Notes Cash Collateral" shall mean the amount of 15% Secured Notes Cash Collateral equal to the difference between (i) the amount of 15% Secured Notes Cash Collateral, and (ii) the 15% Secured Notes Contribution Amount as of the Effective Date.

      1.133 "New Board" shall mean the new Board of Directors for Reorganized Geotek. The new Boards of Directors of the Continuing Subsidiaries shall consist of the same members of the New Board.

      1.134 "New By-Laws" shall mean Reorganized Geotek's amended and restated by-laws, a copy of which is annexed hereto as Exhibit "L."

      1.135 "New Charter" shall mean Reorganized Geotek's amended and restated certificate of incorporation, a copy of which is annexed hereto as Exhibit "M."

      1.136  "Nextel"  shall  mean  Nextel  Communications,   Inc.,  a  Delaware
corporation, in its capacity as the "Buyer" under the Nextel Purchase Agreement and the License Assignment Agreement.

      1.137 "Nextel Effective Date" shall mean the "Effective Date" as said term is defined in Section 1.03(b)(i) of the Nextel Purchase Agreement.

      1.138 "Nextel Escrow Cash" shall mean Cash in an amount not to exceed $10 million (together with any income, profits or interest thereon) to be deposited into the Escrow Account pursuant to Section 1.03(b)(ii)(A) of the Nextel Purchase Agreement at the Phase II Closing.

      1.139 "Nextel Escrow Claim" shall mean the claim(s) of Nextel against the Debtors, HNS and/or WTC in an amount in excess of $100,000 in the aggregate arising under Section 6.01 or any other provision of the Nextel Purchase Agreement or any provision of the License Assignment Agreement as determined by Final Order or as may be agreed upon by the applicable parties and approved by Final Order.

      1.140 "Nextel Purchase Agreement" shall mean the Asset Purchase Agreement dated as of February 16, 1999, as amended, between Nextel and the Debtors, a copy of which is annexed hereto as Exhibit "N."

      1.141 "Nextel Purchase Agreement Amendment" shall mean the Amendment No. 1 to Asset Purchase Agreement dated as of March 19, 1999 between Nextel and the Debtors, a copy of which is annexed hereto as Exhibit "N."

      1.142 "Nextel Stock" shall mean shares of class A common stock of Nextel.

      1.143 "Nextel Termination Event" shall mean the termination of the Nextel Purchase Agreement prior to (i) the Phase I Closing, and (ii) the Phase II Closing.

      1.144  "No-Action  Relief"  shall mean the no-action  relief  described in
Section 3.02(c)(i) of the Nextel Purchase Agreement.

      1.145 "Non-Continuing Subsidiaries" shall mean all Debtors that are direct and indirect subsidiaries of Geotek that are not Continuing Subsidiaries.

      1.146 "Non-Continuing Subsidiary Stock" shall mean, collectively, the common stock of each of the Non-Continuing Subsidiaries, issued and outstanding as of the Filing Date.

      1.147 "Old Notes" shall mean, collectively, all secured and unsecured notes issued under any agreement by one or more of the Debtors and outstanding on the Filing Date, including the 15% Secured Notes, the Unsecured 12% Notes, the notes issued to HNS under the HNS License Loan Agreement and the HNS Vendor Credit Financing Agreement and the notes issued to S-C Rig under the S-C Rig Loan Agreement.

      1.148 "Old Securities" shall mean, collectively, the Old Notes, the Common Stock and the Preferred Stock.

      1.149 "Original Terms and Conditions" shall have the meaning set forth in the Amended Cash Collateral Terms and Conditions.

      1.150 "Other Priority Claims" shall mean any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

      1.151 "Other Secured Claims" shall mean any Secured Claim, including any Secured Claim arising under any Capital Lease, which is not a 15% Notes Secured Claim, an HNS License Facility Secured Claim, an HNS Vendor Credit Facility Secured Claim, a DIP Lender Claim or a 15% Secured Notes Cash Collateral Claim.

      1.152 "Person" shall have the meaning assigned such term in section 101(41) of the Bankruptcy Code.

      1.153 "Phase I Cash" shall mean Cash in the amount equal to $19,161,000 (together with any income, profits or interest thereon) to be paid by Nextel in connection with the purchase of the Phase I Licenses pursuant to the Nextel Purchase Agreement.

      1.154 "Phase I Closing" shall have the meaning set forth in Section 1.05 of the Nextel Purchase Agreement.

      1.155 "Phase I Licenses" shall mean the FCC Licenses set forth on Schedule 1.01(a)(i) to the Nextel Purchase Agreement.

      1.156 "Phase I Purchase Price" shall have the meaning set forth in Section 1.03(b)(i) of the Nextel Purchase Agreement.

      1.157 "Phase II Cash" shall mean, in the event Nextel elects to pay the Phase II Purchase Price in Cash, Cash in an amount equal to the Phase II Remainder Amount.

      1.158 "Phase II Closing" shall have the meaning set forth in Section 1.05 of the Nextel Purchase Agreement.

      1.159  "Phase  II  Licenses"  shall  mean the FCC  Licenses  set  forth on
Schedule 1.01(b)(i) to the Nextel Purchase Agreement.

      1.160  "Phase II  Purchase  Price"  shall  have the  meaning  set forth in
Section 1.03(b)(ii) of the Nextel Purchase Agreement.

      1.161  "Phase II  Remainder  Amount"  shall have the  meaning set forth in
Section 2.01 of the Nextel Purchase Agreement Amendment.

      1.162 "Phase II Termination Event" shall mean the termination of the Nextel Purchase Agreement solely with respect to the sale of the Phase II Licenses.

      1.163 "Plan" shall mean the Debtors' First Amended Consolidated Plan of Liquidation dated April 9, 1999, including, without limitation, all exhibits, supplements, appendices and schedules hereto, either in its present form or as it may be altered, amended or modified from time to time.

      1.164 "Post-Confirmation Budget" shall mean the budget of Reorganized Geotek for the post-Confirmation Date period, a copy of which is annexed hereto as Exhibit "O," which budget shall include payments to be made in accordance with the Supplemental Employee Retention Program.

      1.165 "Post-Confirmation Budget Amount" shall mean Cash in an amount up to $2.6 million, the purpose of which is to fund the Post-Confirmation Budget.

      1.166 "Post-Confirmation Cash Collateral Terms and Conditions" shall mean the Post-Confirmation Terms and Conditions Regarding Use of Cash Collateral approved by the Bankruptcy Court pursuant to the Confirmation Order, a copy of which is annexed hereto as Exhibit "P."

      1.167 "Post-Filing Date Intercompany Claim" shall mean any Claim arising after the Filing Date held by any Debtor or non-Debtor affiliate of a Debtor against any other Debtor.

      1.168 "Post-Filing Date Period" shall mean the period commencing on the Filing Date and terminating on the Effective Date.

      1.169 "Pre-Filing Date Intercompany Claim" shall mean any Claim arising on or before the Filing Date held by any Debtor or non-Debtor affiliate of a Debtor against any other Debtor.

      1.170 "Preferred Stock" shall mean, collectively, all the Series H Preferred Stock, the Series I Preferred Stock, the Series K Preferred Stock, the Series L Preferred Stock, the Series M Preferred Stock, the Series N Preferred Stock, the Series O Preferred Stock, the Series P Preferred Stock, the Series Q Preferred Stock, and the Series T Preferred Stock issued and outstanding as of the Filing Date.

      1.171 "Preferred Stock Interests" shall mean the Interests of Holders of Preferred Stock.

      1.172 "Priority Tax Claim" shall mean any Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

      1.173 "Pro Rata" shall mean (i) with regard to a Claim asserted in a particular Class, a proportionate share, so that the ratio of the Distribution on account of an Allowed Claim to the total amount of such Allowed Claim is the same as the ratio of the amount of the Distribution on account of all Allowed Claims in the Class of which the Allowed Claim is a member to the total amount of all of the Allowed Claims in such Class, and (ii) with regard to Classes of Claims, a ratio equal to the amount available for Distribution to each of such Classes divided by the amount of Allowed Claims in each of such Classes, respectively.

      1.174 "Professional Person" shall mean any Person retained by the Debtors or the Creditors' Committee pursuant to section 327, 328 or 1103 of the Bankruptcy Code.

      1.175 "Released 15% Secured Notes Cash Collateral Amount" shall mean the 15% Secured Notes Cash Collateral in an amount equal to the difference between
(i) the amount of the 15% Secured Notes Cash Collateral on the Effective Date, and (ii) $5,584,079

      1.176 "Released Avoidance Actions" shall mean all Avoidance Actions in connection with any transfers or payments, including but not limited to the granting of Liens, the pledging of common stock and the issuance of guarantees by the Debtors in connection with the 15% Secured Notes Indenture, the HNS License Loan Agreement, the HNS Vendor Credit Financing Agreement and the S-C Rig Loan Agreement.

      1.177 "Released Parties" shall mean, collectively, (i) the Debtors, their officers, directors and employees as of the Filing Date, and their agents, advisors and representatives, and (ii) a Consenting Holder, the Creditors' Committee, HNS, S-C Rig, WTC, Merrill Lynch, the Unsecured 12% Notes Indenture Trustee and each of their respective present and former officers, directors, partners (general and limited), shareholders (record and beneficial), employees, agents, advisors, attorneys, and representatives.

      1.178 "Reorganized Geotek" shall mean Geotek on and after the Effective Date, as reorganized pursuant to the Plan.

      1.179 "S-C Rig" shall mean S-C Rig Investments III, L.P.

      1.180 "S-C Rig Loan Agreement" shall mean that certain Senior Loan Agreement dated April 4, 1996 between Geotek, as borrower, and S-C Rig, as lender.

      1.181 "S-C Rig Senior Loan Claims" shall mean the Claim of S-C Rig arising out of the S-C Rig Loan Agreement, including any such Claims which are Secondary Liability Claims.

      1.182 "Schedules" shall mean, collectively, the schedules of assets and liabilities, the lists of Holders of Interests and the statements of financial affairs filed by each of the Debtors on September 4, 1998 under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments, supplements and modifications thereto made in accordance with Bankruptcy Rule 1009.

      1.183 "Secondary Liability Claim" means a Claim that arises from a Debtor being liable as a guarantor of, or otherwise jointly, severally or secondarily liable for, any contractual or other obligation of another Debtor, including any Claim based upon: (i) guaranties of payment, collection or performance; (ii) indemnity bonds, obligations to indemnify, obligations to hold harmless or for contribution; (iii) performance bonds; (iv) contingent liabilities arising out of contractual obligations or out of undertakings (including any assignment or other transfer) with respect to leases, operating agreements, management contracts or other similar obligations made or given by a Debtor relating to the performance of a Debtor; (v) vicarious liability; or (vi) any other joint or several liability that any Debtor may have in respect of any obligation that is the basis of a Claim.

      1.184 "Secured Claim" shall mean any Claim that is secured by a Lien on, in or against Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff right.

      1.185 "Security and Pledge Agreement" shall mean the Security and Pledge Agreement dated June 29, 1998, executed by Geotek and Geotek USA, as borrowers, and certain other Debtors, as guarantors, pursuant to which S-C Rig was granted a Lien on certain Collateral, to secure repayment of Geotek's and Geotek USA's obligations to S-C Rig under the DIP Financing Agreement, as the same may be amended, modified and supplemented and in effect from time to time.

      1.186 "Senior Secured Note Collateral" shall mean the "Senior Secured Note Collateral" as that term is defined in the Amended Cash Collateral Terms and Conditions.

      1.187  "Series H  Preferred  Stock"  shall  mean the  Series H  Cumulative
Convertible Preferred Stock issued by Geotek ranking prior to the Common Stock and all other classes and series of Preferred Stock.

      1.188 "Series H Preferred Stock Interests" shall mean all Interests of Holders of Series H Preferred Stock.

      1.189 "Series I and K Preferred Stock Interests" shall mean all Interests of Holders of Series I Preferred Stock and Series K Preferred Stock.

      1.190  "Series I  Preferred  Stock"  shall  mean the  Series I  Cumulative
Convertible Preferred Stock issued by Geotek ranking (i) prior to the Common Stock, (ii) junior to the Series H Preferred Stock, (iii) pari passu with the Series K Preferred Stock, and (iv) prior to all other classes and series of Preferred Stock.

      1.191  "Series K  Preferred  Stock"  shall  mean the  Series K  Cumulative
Convertible Preferred Stock issued by Geotek ranking (i) prior to the Common Stock, (ii) junior to the Series H Preferred Stock, (iii) pari passu with the Series I Preferred Stock, and (iv) prior to all other classes and series of Preferred Stock.

      1.192  "Series L  Preferred  Stock"  shall  mean the  Series L  Cumulative
Convertible Preferred Stock issued by Geotek ranking (i) prior to the Common Stock, (ii) junior to the Series H Preferred Stock, the Series I Preferred Stock and the Series K Preferred Stock, and (iii) prior to all other classes and series of Preferred Stock.

      1.193 "Series L Preferred Stock Interests" shall mean all Interests of Holders of Series L Preferred Stock.

      1.194  "Series M  Preferred  Stock"  shall  mean the  Series M  Cumulative
Convertible Preferred Stock issued by Geotek ranking (i) prior to the Common Stock, (ii) junior to the Series H Preferred Stock, the Series I Preferred Stock, the Series K Preferred Stock and the Series L Preferred Stock, and (iii) prior to all other classes and series of Preferred Stock.

      1.195 "Series M Preferred Stock Interests" shall mean all Interests of Holders of Series M Preferred Stock.

      1.196  "Series N  Preferred  Stock"  shall  mean the  Series N  Cumulative
Convertible Preferred Stock issued by Geotek ranking (i) prior to the Common Stock, (ii) junior to the Series H Preferred Stock, the Series I Preferred Stock, the Series K Preferred Stock, the Series L Preferred Stock and the Series M Preferred Stock, and (iii) prior to all other classes and series of Preferred Stock.

      1.197 "Series N Preferred Stock Interests" shall mean all Interests of Holders of Series N Preferred Stock.

      1.198 "Series O, P, Q and T Preferred Stock Interests" shall mean all Interests of Holders of Series O Preferred Stock, Series P Preferred Stock, Series Q Preferred Stock and Series T Preferred Stock.

      1.199 "Series O Preferred Stock" shall mean the Series O Convertible Preferred Stock issued by Geotek ranking (i) prior to the Common Stock, (ii) junior to the Series H Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, and Series N Preferred Stock and (iii) pari passu with the Series P Preferred Stock, Series Q Preferred Stock, and Series T Preferred Stock.

      1.200 "Series P Preferred Stock" shall mean the Series P Convertible Preferred Stock issued by Geotek ranking (i) prior to the Common Stock, (ii) junior to the Series H Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, and Series N Preferred Stock, and (iii) pari passu with the Series O Preferred Stock, Series Q Preferred Stock, and Series T Preferred Stock.

      1.201 "Series Q Preferred Stock" shall mean the Series Q Convertible Preferred Stock issued by Geotek ranking (i) prior to the Common Stock, (ii) junior to the Series H Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, and Series N Preferred Stock, and (iii) pari passu with the Series O Preferred Stock, Series P Preferred Stock, and Series T Preferred Stock.

      1.202 "Series T Preferred Stock" shall mean the Series T Convertible Preferred Stock issued by Geotek ranking (i) prior to the Common Stock, (ii) junior to the Series H Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, and Series N Preferred Stock, and (iii) pari passu with the Series O Preferred Stock, Series P Preferred Stock, and Series Q Preferred Stock.

      1.203 "Subsequently Allowed Claim" shall mean any Claim for which an Allowed amount is established and fixed after the Effective Date.

      1.204 "Subsidiaries" shall mean, collectively, the Continuing Subsidiaries and the Non-Continuing Subsidiaries.

      1.205 "Substantial Contribution Claim" shall mean a Claim or expense (i) Allowed by Final Order pursuant to section 503(b)(3), (4) or (5) of the Bankruptcy Code entitled to priority in payment under section 507(a)(1) of the Bankruptcy Code, or (ii) in an amount agreed to by the Debtors and the Holder of such Claim and approved by Final Order.

      1.206 "Substantive Consolidation Order" shall mean the order of the Bankruptcy Court substantively consolidating the Debtors' Chapter 11 Cases.

      1.207   "Supplemental   Employee   Retention   Program"   shall  mean  the
Supplemental Employee Retention Program approved by the Bankruptcy Court by order dated November 13, 1998.

      1.208 "Unsecured 12% Notes" shall mean the 12% Senior Subordinated Convertible Notes issued pursuant to the Unsecured 12% Note Indenture.

      1.209 "Unsecured 12% Notes Claims" shall mean the Claim of the Holders of the Unsecured 12% Notes arising out of the Unsecured 12% Notes Indenture, including such Claim, if any, that is a Secondary Liability Claim.

      1.210 "Unsecured 12% Notes Indenture" shall mean that certain Indenture dated as of March 5, 1996, between Geotek and The Bank of New York, as trustee.

      1.211 "Unsecured 12% Notes Indenture Trustee" shall mean The Bank of New York, as trustee under the Unsecured 12% Notes Indenture.

      1.212 "Unsecured 12% Notes Indenture Trustee Fee Claim" shall mean the Claim of the Unsecured 12% Notes Indenture Trustee for reasonable costs, expenses and charges (including, without limitation, the reasonable fees and charges of its legal counsel) during the Post-Filing Date Period in connection with the Chapter 11 Cases incurred in its capacity as the Unsecured 12% Notes Indenture Trustee.

      1.213 "Unsecured Pro Rata Share" shall mean with regard to a Claim asserted in Class 7, Class 8 or Class 9, a proportionate share, so that the ratio of the Distribution on account of an Allowed Claim to the total amount of such Allowed Claim is the same ratio as the amount of the Distribution on account of all Allowed Claims in Classes 7, 8 and 9 to the total amount of all of the Allowed Claims in Classes 7, 8 and 9.

      1.214 "WTC" shall mean Wilmington Trust Company, a Delaware banking company, in its capacity as the 15% Secured Notes Indenture Trustee.

                                   ARTICLE II

                     CLASSIFICATION OF CLAIMS AND INTERESTS

      Claims against, and Interests in, the Debtors are classified for all purposes, including voting, confirmation and distribution, pursuant to the Plan as described below. A Claim or Interest will be deemed classified in a particular Class only to the extent that such Claim or Interest qualifies within the description of that Class and will be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class.

      2.1 Class 1-Administrative Expense Claims.

      Class 1 consists of all Administrative Expense Claims.

      2.2 Class 2-Priority Tax Claims.

      Class 2 consists of all Priority Tax Claims.

      2.3 Class 3-Other Priority Claims.

      Class 3 consists of all Other Priority Claims.

      2.4 Class 4-15% Notes Claims.

      Class 4 consists of all 15% Notes Claims.

      2.5 Class 5-HNS Claims.

      Class 5 consists of the HNS Claims.

      2.6 Class 6-Other Secured Claims.

      Class 6 consists of all Other Secured Claims.

      2.7 Class 7-S-C Rig Senior Loan Claims.

      Class 7 consists of all S-C Rig Senior Loan Claims.

      2.8 Class 8-General Unsecured Claims.

      Class 8 consists of all General Unsecured Claims.

      2.9 Class 9-Unsecured 12% Notes Claims.

      Class 9 consists of all Unsecured 12% Notes Claims.

      2.10 Class 10-Series H Preferred Stock Interests.

      Class 10 consists of the Series H Preferred Stock Interests.

      2.11 Class 11-Series I and K Preferred Stock Interests.

      Class 11 consists of the Series I and K Preferred Stock Interests.

      2.12 Class 12-Series L Preferred Stock Interests.

      Class 12 consists of the Series L Preferred Stock Interests.

      2.13 Class 13-Series M Preferred Stock Interests.

      Class 13 consists of the Series M Preferred Stock Interests.

      2.14 Class 14-Series N Preferred Stock Interests.

      Class 14 consists of the Series N Preferred Stock Interests.

      2.15 Class 15-Series O, P, Q, and T Preferred Stock Interests.

      Class 15 consists of the Series O, P, Q and T Preferred Stock Interests.

      2.16 Class 16-Common Stock Interests.

      Class 16 consists of all Interests of the Holders of Common Stock.

      2.17 Class 17-Continuing Subsidiary Stock Interests.

      Class 17 consists of all Interests of the Holders of Continuing Subsidiary
         Stock.

      2.18 Class 18-Non-Continuing Subsidiary Stock Interests.

      Class 18  consists  of all  Interests  of the  Holders  of  Non-Continuing
         Subsidiary Stock.

                                   ARTICLE III

                TREATMENT OF ALLOWED CLAIMS AND ALLOWED INTERESTS

      3.1 Satisfaction of Claims and Interests.

      The treatment of and consideration to be received by a Holder of an Allowed Claim or Allowed Interest pursuant to this Article III shall be in full satisfaction, settlement, release and discharge of (i) such Holder's respective Claim against or Interest in each and all of the Debtors, and (ii) any other claims, obligations, rights, Causes of Action and liabilities which such Holder may thereafter be entitled to assert against any Debtor, whether known or unknown, foreseen or unforeseen, then existing or thereafter arising, based in whole or in part upon any act, omission or other occurrence taking place on or prior to the Effective Date, except as otherwise provided in the Plan or the Confirmation Order.

      3.2 Class 1: Administrative Expense Claims.

      Class 1 Claims are not impaired. Each Holder of an Allowed Administrative Expense Claim shall receive in full satisfaction, settlement, release and discharge thereof, (i) Cash in an amount equal to such Allowed Administrative Expense Claim, without interest, on or as soon as practicable after the Distribution Date, or (ii) such amount, at such other date and upon such other terms as shall have been agreed upon between the Holder of such Allowed Administrative Expense Claim and the Debtors and, if required, approved by Final Order.

      3.3 Class 2: Priority Tax Claims.

      Class 2 Claims are not impaired. Each Holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, release and discharge thereof, (i) Cash in an amount equal to such Allowed Priority Tax Claim, without interest, on or as soon as practicable after the Distribution Date, or (ii) such amount, at such other date and upon such other terms as shall have been agreed upon between the Holder of such Allowed Priority Tax Claim and the Debtors and, if required, approved by Final Order.

      3.4 Class 3: Other Priority Claims.

      Class 3 Claims are not impaired. Each Holder of an Allowed Other Priority Claim shall receive, in full satisfaction, settlement, release and discharge thereof, (i) Cash in an amount equal to such Allowed Other Priority Claim, without interest, on or as soon as practicable after the Distribution Date, or
(ii) such amount, at such other date and upon such other terms as shall have been agreed upon between the Holder of such Allowed Other Priority Claim and the Debtors and approved, if required, by Final Order.

      3.5 Class 4: 15% Notes Claims.

      Class 4 Claims are impaired.

      A. In the event that a Phase I Closing and a Phase II Closing shall have occurred, and subject to the provisions of Sections 3.5(A)(3), 3.5(A)(4), 4.1 and 4.4 of the Plan, each Holder of an Allowed 15% Notes Claim shall receive, in full satisfaction, settlement, release and discharge thereof:

            1. (a) its Pro Rata share of (i)(x) shares of Nextel Stock having an aggregate Market Value equal to, or (y) Cash in an amount equal to, $103,625,171, together with 78.5% of the difference between (1) $10 million, and (2) the Nextel Escrow Cash; (ii) the 15% Secured Notes Phase I Cash; (iii) 15% Secured Notes Cash Collateral in an amount equal to $5,584,079; and (iv) the Cumulous Net Proceeds, on or as soon as practicable after the Distribution Date, or (b) such amount, at such other date and upon such other terms as shall have been agreed upon between the Holder of such Allowed 15% Notes Claim and the Debtors and, if required, approved by Final Order; and

            2. (a) if Nextel shall have failed to assert a Nextel Escrow Claim on or before the Escrowed Property Distribution Date, its Pro Rata share of 78.5% of the Nextel Escrow Cash, on or as soon as practicable after the Escrowed Property Distribution Date; (b) if on or before the Escrowed Property Distribution Date, a Nextel Escrow Claim is asserted against (i) the Debtors, its Pro Rata share of (x) 78.5% of the Net Nextel Escrow Cash, and (y) Net Available Cash in an amount up to 78.5% of the Nextel Escrow Claim; (ii) HNS, such Holder's Pro Rata share of (x) 78.5% of the Net Nextel Escrow Cash, and (y) Cash in an amount equal to 78.5% of the Nextel Escrow Claim, which Cash amount HNS shall pay to WTC for and on behalf of the Holders of 15% Notes Claims; or (iii) WTC, 78.5% of the Net Nextel Escrow Cash, on or as soon as practicable after the Escrowed Property Distribution Date; or (c) such amount, at such other date and upon such other terms as shall have been agreed upon between the Holder of such Allowed 15% Notes Claim and the Debtors and, if required, approved by Final Order.

            3. In the event that one or more 15% Secured Notes Phase I License(s) cannot be assigned to Nextel due to the fact that the Debtors do not have good and marketable title to such 15% Secured Notes Phase I License(s), then each Holder of an Allowed 15% Notes Claim shall receive its Pro Rata share of Net Available Cash in an amount up to that portion of the Phase I

      Purchase Price allocated to such 15% Secured Notes Phase I License(s) in the Nextel Purchase Agreement.

            4. In the event that prior to the Phase II Closing, the Phase II Purchase Price is reduced due to the fact that one or more 15% Secured Notes Phase II License(s) cannot be assigned to Nextel as a result of the fact that the Debtors do not have good and marketable title to such 15% Secured Notes Phase II License(s), then each Holder of an Allowed 15% Notes Claim shall receive its Pro Rata share of Net Available Cash in an amount up to the amount by which the Phase II Purchase Price has been reduced.

      B. In the event that (i) a Phase I Closing shall have occurred and (ii) a Phase II Termination Event shall have occurred, and subject to the provisions of Sections 3.5(B)(3) and 4.1 of the Plan, then:

            1. Each Holder of an Allowed 15% Notes Claim shall receive, in full satisfaction, settlement, release and discharge thereof, (a) its Pro Rata share of (i) the 15% Secured Notes Phase I Cash; (ii) the 15% Secured Notes Net Cash Collateral; and (iii) the Net Available Cash on or as soon as practicable after the Distribution Date, or (b) such amount, at such other date and upon such other terms as shall have been agreed upon between the Holder of such Allowed 15% Notes Claim and the Debtors and, if required, approved by Final Order; and

            2. In accordance with the provisions of Section 1.02(a) of the License Assignment Agreement, and subject to (a) the consent and approval of the FCC to the transfer and assignment of the 15% Secured Notes Phase II Licenses to WTC (or its nominee or designee), and (b) to the extent applicable, the expiration or termination of all waiting periods under the HSR Act and the rules and regulations promulgated thereunder, the Debtors shall assign and transfer to WTC (or its nominee or designee) for and on behalf of the Holders of the 15% Notes Claims, all of the Debtors' rights, title and interest in the 15% Secured Notes Phase II Licenses, on or as soon as practicable after the Distribution Date.

            3. In the event that one or more 15% Secured Notes Phase I License(s) cannot be assigned to Nextel due to the fact that the Debtors do not have good and marketable title to such 15% Secured Notes Phase I License(s), then each Holder of an Allowed 15% Notes Claim shall receive its Pro Rata share of Net Available Cash in an amount up to that portion of the Phase I Purchase Price allocated to such 15% Secured Notes Phase I License(s) in the Nextel Purchase Agreement.

      C. In the event that a Nextel Termination Event shall have occurred, then, upon payment of the 15% Secured Notes Contribution Amount, and subject to the provisions of Section 4.1 of the Plan:

            1. Each Holder of an Allowed 15% Note Claim shall receive, in full satisfaction, settlement, release and discharge thereof (together with the Cash Distribution to be made to WTC pursuant to Section 3.2 of the Plan on account of the 15% Secured Notes Cash Collateral Claim), (a) its Pro Rata share of (i) the Net 15% Secured Notes Cash Collateral, (ii) the NB3 Escrow

      Proceeds, and (iii) 66.7% of Net Available Cash, on or as soon as practicable after the Distribution Date, or (b) such amount, at such other date and upon such other terms as shall have been agreed upon between the Holder of such Allowed 15% Notes Claim and the Debtors and, if required, approved by Final Order; and

            2. In accordance with the provisions of Section 1.02(a) of the License Assignment Agreement, and subject to (a) the consent and approval of the FCC to the transfer and assignment of the 15% Secured Notes Phase I Licenses and the 15% Secured Notes Phase II Licenses to WTC (or its nominee or designee), and (b) to the extent applicable, the expiration and termination of all waiting periods under the HSR Act and the rules and regulations promulgated thereunder, the Debtors shall assign and transfer to WTC (or its nominee or designee) for and on behalf of the Holders of the 15% Notes Claims, all of the Debtors' rights, title and interest in the 15% Secured Notes Phase I Licenses and the 15% Secured Notes Phase II Licenses, on or as soon as practicable after the Distribution Date.

      3.6 Class 5: HNS Claims.

      Class 5 Claims are impaired.

      A. In the event that a Phase I Closing and a Phase II Closing shall have occurred, and subject to the provisions of Sections 3.6(A)(3), 3.6(A)(4), 4.1 and 4.4 of the Plan, HNS shall receive, in full satisfaction, settlement, release and discharge thereof:

            1. (a)(i)(x) shares of Nextel Stock having an aggregate Market Value equal to, or (y) Cash in an amount equal to, $17,213,829, together with 21.5% of the difference between (1) $10 million, and (2) the Nextel Escrow Cash, (ii) the HNS Phase I Cash, and (iii) Cash in an amount equal to $1,915,921, on or as soon as practicable after the Distribution Date, or
      (b) such amount, at such other date and upon such other terms as shall have been agreed upon between HNS and the Debtors and, if required, approved by Final Order; and

            2. (a) if Nextel shall have failed to assert a Nextel Escrow Claim on or before the Escrowed Property Distribution Date, 21.5% of the Nextel Escrow Cash, on or as soon as practicable after the Escrowed Property Distribution Date; (b) if on or before the Escrowed Property Distribution Date, a Nextel Escrow Claim is asserted against (i) the Debtors, (1) 21.5% of the Net Nextel Escrow Cash, and (2) Net Available Cash in an amount up to 21.5% of the Nextel Escrow Claim; (ii) HNS, 21.5% of the Net Nextel Escrow Cash; or (iii) WTC, (1) 21.5% of the Net Nextel Escrow Cash, and
      (2) Cash in an amount equal to 21.5% of the Nextel Escrow Claim, which Cash Amount WTC shall pay to HNS, on or as soon as practicable after the Escrowed Property Distribution Date; or (c) such amount, at such other date and upon such other terms as shall have been agreed upon between HNS and the Debtors and, if required, approved by a Final Order of the Bankruptcy Court.

            3. In the event that one or more HNS Phase I License(s) cannot be assigned to Nextel due to the fact that the Debtors do not have good and marketable title to such HNS Phase I

      License(s), then HNS shall receive Net Available Cash in an amount up to that portion of the Phase I Purchase Price allocated to such HNS Phase I License(s) in the Nextel Purchase Agreement.

            4. In the event that prior to the Phase II Closing, the Phase II Purchase Price is reduced due to the fact that one or more HNS Phase II License(s) cannot be assigned to Nextel as a result of the fact that the Debtors do not have good and marketable title to such HNS Phase II License(s), then HNS shall receive Net Available Cash in an amount up to the amount by which the Phase II Purchase Price has been reduced.

      B. In the event that (i) a Phase I Closing shall have occurred and (ii) a Phase II Termination Event shall have occurred, and subject to the provisions of Sections 3.6(B)(3) and 4.1 of the Plan then:

            1. HNS shall receive, in full satisfaction, settlement, release and discharge thereof, (a) the HNS Phase I Cash Payment, or (b) such amount, at such other date and upon such other terms as shall have been agreed upon between HNS and the Debtors and, if required, approved by Final Order; and

            2. In accordance with the provisions of Section 1.02 of the License Assignment Agreement, and subject to (a) the consent and approval of the FCC to the transfer and assignment of the HNS Phase II Licenses to HNS, and (b) to the extent applicable, the expiration or termination of all waiting periods under the HSR Act and the rules and regulations promulgated thereunder, the Debtors shall assign and transfer to HNS all of the Debtors' rights, title and interest in the HNS Phase II Licenses, on or as soon as practicable after the Distribution Date.

            3. In the event that one or more HNS Phase I License(s) cannot be assigned to Nextel due to the fact that the Debtors do not have good and marketable title to such HNS Phase I License(s), then HNS shall receive Net Available Cash in an amount up to that portion of the Phase I Purchase Price allocated to such HNS Phase I License(s) in the Nextel Purchase Agreement.

      C. In the event that a Nextel Termination Event shall have occurred, then upon payment of the HNS Contribution Amount to the Debtors, and subject to the provisions of Section 4.1 of the Plan:

            1. HNS shall receive in full satisfaction, settlement, release and discharge thereof, 33.3% of Net Available Cash, and

            2. In accordance with the provisions of Section 1.02(a) of the License Assignment Agreement, and subject to (a) the consent and approval of the FCC to the transfer and assignment of the HNS Phase I Licenses and the HNS Phase II Licenses to HNS, and (b) to the extent applicable, the expiration or termination of all waiting periods under the HSR Act and the rules and regulations promulgated thereunder, the Debtors shall assign and transfer to HNS all of the Debtors' rights, title and interest in the HNS Phase I Licenses and the HNS Phase II Licenses, on or as soon as practicable after the Distribution Date.

      3.7 Class 6: Other Secured Claims.

      Class 6 Claims are impaired. Each Holder of an Allowed Other Secured Claim, in full satisfaction, settlement, release and discharge thereof, will receive, in the sole discretion of the Debtors, (i) Cash in an amount equal to such Allowed Other Secured Claim, on or as soon as practicable after the Distribution Date, (ii) the property securing such Allowed Other Secured Claim, or (iii) such amount, at such other date and upon such other terms as shall have been agreed upon between the Holder of such Allowed Other Secured Claim and the Debtors and, if required, approved by a Final Order of the Bankruptcy Court.

      3.8 Class 7: S-C Rig Senior Loan Claims.

      Class 7 Claims are impaired.

      A. In the event that a Phase I Closing and a Phase II Closing shall have occurred, the Holder of the Allowed S-C Rig Senior Loan Claim shall receive, in full satisfaction, settlement, release and discharge thereof, (i)(a) if Class 9 shall have accepted the Plan and the Unsecured 12% Notes Indenture Trustee shall not have objected to Confirmation of the Plan, (x) such Holder's Unsecured Pro Rata Share of the Net Distributable Cash, plus (y) the Class 7 Subordination Payment, or (b) if Class 9 shall have rejected the Plan or the Unsecured 12% Notes Indenture Trustee shall have objected to Confirmation of the Plan, (x) such Holder's Unsecured Pro Rata Share of the Net Distributable Cash, plus (y) the Class 9 Distribution Amount, on or as soon as practicable after the Final Distribution Date, or (ii) such amount, at such other date and upon such other terms as shall have been agreed upon between the Holder of such Allowed S-C Rig Senior Loan Claim and, if required, the Debtors and approved by Final Order.

      B. In the event that either a Phase II Termination Event or a Nextel Termination Event shall have occurred, the Holder of the Allowed S-C Rig Senior Loan Claim shall not receive nor retain any property under the Plan in respect of such Claim.

      3.9 Class 8: General Unsecured Claims.

      Class 8 Claims are impaired.

      A. In the event that a Phase I Closing and a Phase II Closing shall have occurred, each Holder of an Allowed General Unsecured Claim shall receive, in full satisfaction, settlement, release and discharge thereof, (i) its Unsecured Pro Rata Share of the Net Distributable Cash, on or as soon as practicable after the Final Distribution Date, or (ii) such amount, at such other date and upon such other terms as shall have been agreed upon between the Holder of such Allowed General Unsecured Claim and the Debtors and, if required, approved by Final Order.

      B. In the event that either a Phase II Termination Event or a Nextel Termination Event shall have occurred, the Holder of an Allowed General Unsecured Claim shall not receive or retain any property under the Plan in respect of such Claim.

      3.10 Class 9: Unsecured 12% Notes Claims.

      Class 9 Claims are impaired.

            A. In the event that a Phase I Closing and a Phase II Closing shall have occurred:

            1. If the Holders of Class 9 Claims shall have accepted the Plan and the Unsecured 12% Notes Indenture Trustee shall not have objected to Confirmation of the Plan, and subject to the provisions of section 7.08 of the Unsecured 12% Notes Indenture and Section 4.1 of the Plan, each Holder of an Allowed Unsecured 12% Notes Claim shall receive, in full satisfaction, settlement, release and discharge thereof, (i) its Pro Rata share of the Class 9 Settlement Amount, on or as soon as practicable after the Final Distribution Date, or (ii) such amount, at such other date and upon such other terms as shall have been agreed upon between the Holder of such Allowed Unsecured 12% Notes Claim and the Debtors and, if required, approved by a Final Order.

            2. In the event the Holders of Class 9 Claims shall have rejected the Plan or the Unsecured 12% Notes Indenture Trustee shall have objected to Confirmation of the Plan, each Holder of an Allowed Unsecured 12% Notes Claim will not receive or retain any property under the Plan and the Holder of the S-C Rig Senior Loan Claims shall receive the Class 9
      Distribution Amount in full satisfaction, settlement, release and discharge of any and all subordination rights which such Holder may otherwise have with respect to the Distributions to be made to Holders of Unsecured 12% Notes Claims.

      B. In the event that either a Phase II Termination Event or a Nextel Termination Event shall have occurred, the Holder of an Allowed Unsecured 12% Notes Claim shall not receive or retain any property under the Plan in respect of such Claim.

      3.11 Class 10: Series H Preferred Stock Interests.

      Class 10 Interests are impaired. Holders of Class 10 Interests shall not receive or retain any property under the Plan in respect of such Interest.

      3.12 Class 11: Series I and K Preferred Stock Interests.

      Class 11 Interests are impaired. Holders of Class 11 Interests shall not receive or retain any property under the Plan in respect of such Interest.

      3.13 Class 12: Series L Preferred Stock Interests.

      Class 12 Interests are impaired. Holders of Class 12 Interests shall not receive or retain any property under the Plan in respect of such Interest.

      3.14 Class 13: Series M Preferred Stock Interests.

      Class 13 Interests are impaired. Holders of Class 13 Interests shall not receive or retain any property under the Plan in respect of such Interest.

      3.15 Class 14: Series N Preferred Stock Interests.

      Class 14 Interests are impaired. Holders of Class 14 Interests shall not receive or retain any property under the Plan in respect of such Interest.

      3.16 Class 15: Series O, P, Q, and T Preferred Stock Interests.

      Class 15 Interests are impaired. Holders of Class 15 Interests shall not receive or retain any property under the Plan in respect of such Interest.

      3.17 Class 16: Common Stock Interests.

      Class 16 Interests are impaired. The Holders of Common Stock Interests shall not receive or retain any property under the Plan in respect of such Interest.

      3.18 Class 17: Continuing Subsidiary Stock Interests.

      Class 17 Interests are impaired. Each Holder of a Continuing Subsidiary Stock Interest shall neither retain its particular equity interests in the Continuing Subsidiaries, nor receive any Distribution for or on account of its Interest.

      3.19 Class 18: Non-Continuing Subsidiary Stock Interests.

      Class 18 Interests are impaired. Each Holder of a Non-Continuing Subsidiary Stock Interest shall neither retain its particular equity interests in its particular Non-Continuing Subsidiary nor receive any Distribution for or on account of its Interest.

                                   ARTICLE IV

                      MEANS FOR IMPLEMENTATION OF THE PLAN

      4.1 Cancellation and Surrender of Instruments.

      A. As of the close of business on the Effective Date, the transfer ledgers or registers and any other records determining record ownership maintained by Geotek (or the 15% Secured Notes Indenture Trustee, Unsecured 12% Notes Indenture Trustee or any other trustees, transfer agents or registrars which may have been employed in connection therewith) for any Old Securities will be deemed to be closed, and for purposes of the Plan, there shall be no further changes in the record Holders of any Old Securities on the books of Geotek (or the 15% Secured Notes Indenture Trustee,

Unsecured 12% Notes Indenture Trustee or any other trustees, transfer agents or registrars which may have been employed in connection therewith). Reorganized Geotek will have no obligation to recognize any transfer of Old Securities occurring thereafter, but will be entitled instead to recognize and deal with, for all purposes under the Plan, including for purposes of making Distributions under the Plan, except as otherwise provided herein, only those Persons who were Holders of such Old Securities as of the close of business on the Effective Date, as reflected on the books of Geotek (or the 15% Secured Notes Indenture Trustee, Unsecured 12% Notes Indenture Trustee, or any other transfer agents or registrars which may have been employed in connection therewith), as the case may be.

      B. No Holder of any Old Notes will be entitled to any right of Distribution under the Plan unless and until such Holder will have first surrendered or caused to be surrendered the relevant instrument, if any, held by such Holder to the Distribution Agent, the 15% Secured Notes Indenture Trustee or the Unsecured 12% Notes Indenture Trustee, as the case may be. To the extent any such Holder is not the Holder of record of such relevant instrument, such Holder must deliver to the Distribution Agent, the 15% Secured Notes Indenture Trustee or the Unsecured 12% Note Indenture Trustee, as the case may be, together with the relevant instrument, documents satisfactory to Reorganized Geotek evidencing succession of title from the record Holder thereof. In the event that any Old Notes instrument has been lost, destroyed, stolen or mutilated, the Holder thereof may instead execute and deliver an affidavit of loss and indemnity with respect thereto in a form customarily utilized for such purposes that is reasonably satisfactory to Reorganized Geotek, together with, if Reorganized Geotek so requests, a bond in form and substance (including, without limitation, amount) reasonably satisfactory to Reorganized Geotek.

      C. As soon as practicable after the surrender of the relevant instruments or the delivery of such affidavit of loss and indemnity (and, if requested, the furnishing of a bond) as provided in Section 4.1.B of the Plan, the 15% Secured Notes Indenture Trustee, the Unsecured 12% Notes Indenture Trustee, or Reorganized Geotek, as the case may be, will cancel such instruments, as and to the extent it deems appropriate, and the 15% Secured Notes Indenture Trustee and the Unsecured 12% Notes Indenture Trustee will deliver such cancelled instruments to Reorganized Geotek or otherwise dispose of such instruments in such manner as Reorganized Geotek may require.

      D. Until (i) a Holder of record on the Effective Date or its successor by operation of law surrenders the relevant instruments, if any, evidencing its ownership of Old Notes pursuant to Section 4.1.B hereof, and (ii) the shares of Nextel Stock and/or Cash to be issued in satisfaction thereof are issued and delivered by or on behalf of Reorganized Geotek to such Holder, the 15% Secured Notes Indenture Trustee or the Unsecured 12% Notes Indenture Trustee, as the case may be, for the account of such Holder, such Holder shall have no rights with respect to the shares of Nextel Stock and/or Cash to be received by such Holder under the Plan.

      E. To the extent reasonably requested by Reorganized Geotek and to the extent not inconsistent with the Plan, no Holder of a Claim in Class 4 or Class 5 will receive the Distribution provided for in Sections 3.5 or 3.6, respectively, of the Plan until the 15% Secured Notes Indenture Trustee with respect to Class 4 Claims or the Holder of the Class 5 Claim executes, delivers and files (where applicable) or causes to be executed, delivered and filed any documents (in recordable form if appropriate) and/or surrenders or causes to be surrendered to Reorganized Geotek any personal property or other Collateral in its possession or the possession of the 15% Secured Notes Indenture Trustee necessary to release any Lien(s) and retransfer all Collateral held by any Person in connection with the relevant underlying loan documents.

      F. As of the Effective Date, the Old Notes and all agreements, instruments and other documents incident thereto and executed therewith, will be deemed terminated, cancelled and extinguished, null and void and of no further force and effect as to the Debtors or Reorganized Geotek.

      G. As of the Effective Date, all Common Stock and Preferred Stock, and any options, warrants, conversion rights, subscription rights and the like, including, without limitation, Common Stock Options and Conversion Rights, will be deemed terminated, canceled and extinguished, null and void and of no further force and effect as to the Debtors or Reorganized Geotek.

      4.2 Adoption of New Charter and New By-Laws.

      On the Effective Date, the New Charter and New By-Laws shall become operative as the certificate of incorporation and the by-laws, respectively, of Reorganized Geotek. Except to the extent prohibited by the terms and provisions of any then-existing agreement, applicable law or the Plan, after the Effective Date, Geotek may amend the New Charter and the New By-Laws in accordance with the terms thereof and applicable state law.

      4.3 Disputed Claims.

      Any Distributions to the Holder of a Disputed Claim will be made if, when and only to the extent such Disputed Claim becomes a Subsequently Allowed Claim, subject to Section 4.7 of the Plan.

      4.4 Fractional Shares of Nextel Stock.

      Fractional shares of Nextel Stock shall not be issued or distributed. Instead, each time a Distribution is to be made to any Class of Allowed Claims, the aggregate of all of the fractional interests in Nextel Stock to which the Holders of Allowed Claims in such Class would otherwise be entitled shall be placed in a separate pool (hereinafter the "Fractional Shares Pool"). All Holders of Allowed Claims in such Class that would otherwise be entitled to a fractional share of Nextel Stock shall be placed on a list (hereinafter a "Distribution List") in descending order according to the size of the fractional interest in each share of Nextel Stock, to which each such Holder is entitled. In the event two or more Holders of Allowed Claims are entitled to the same fractional interest (rounded to six decimal places) in a share of Nextel Stock, their relative ranking on any Distribution List shall be determined by lot. Based upon each Distribution List for Nextel Stock for each such Class, a whole share of Nextel Stock shall be distributed to Holders entitled to the largest fractions of each share of Nextel Stock until all of the whole shares or whole units of Nextel Stock in the Fractional Shares Pool for each fractional share of Nextel Stock in each such Class shall have been distributed.

      4.5 Distributions to Holders of Allowed Claims.

      A. Except as otherwise provided in Article III of the Plan, the Distribution Agent will deliver or cause to be delivered, on behalf of the applicable Debtors, at the time specified in Article III, subject to compliance, if required, with the provisions of Section 4.1 of the Plan:

            1. To each Holder of an Allowed Administrative Expense Claim, Allowed Priority Tax Claim, Allowed Other Priority Claim and Allowed Other Secured Claim in Classes 1, 2, 3 and 6, respectively, Cash, in accordance with Sections 3.2, 3.3, 3.4 and 3.7, respectively, of the Plan;

            2. To the 15% Secured Notes Indenture Trustee for and on behalf of the Holders of Allowed 15% Secured Notes Claims in Class 4, Cash, shares of Nextel Stock, 15% Secured Notes Phase I Licenses, and/or 15% Secured Notes Phase II Licenses, as the case may be, in accordance with Section
      3.5 of the Plan.

            3. To HNS, as the Holder of the HNS License Facility Claims and the HNS Vendor Credit Facility Claims in Class 5, Cash, shares of Nextel Stock, HNS Phase I Licenses, and/or HNS Phase II Licenses, as the case may be, in accordance with Section 3.6, respectively, of the Plan.

            4. To S-C Rig, in its capacity as the Holder of the S-C Rig Unsecured Loan Claims in Class 7, Cash in accordance with Section 3.8 of the Plan.

            5. To each Holder of an Allowed General Unsecured Claim in Class 8, Cash, in accordance with Section 3.9 of the Plan.

            6. To the Unsecured 12% Notes Indenture Trustee for and on behalf of the Holders of Unsecured 12% Notes, Cash, in accordance with Section 3.10 of the Plan.

      B. Distributions of Cash required by the Plan will be made, at Reorganized Geotek's option, by wire transfer or check drawn on a United States Bank mailed by first class mail.

      4.6 Disputed Claims Reserve.

      On the Effective Date, except as otherwise provided in this Section 4.6, Reorganized Geotek shall maintain Cash and/or shares of Nextel Stock (the "Disputed Claims Reserve") equal to 100 percent of the Cash and/or shares of Nextel Stock (or such lesser amount as authorized by Final Order, including pursuant to an estimation made pursuant to section 502(c) of the Bankruptcy Code, which estimation shall conclusively establish the amount of Distribution for such Claim) of (a) the amount of Cash and/or shares of Nextel Stock that the Holders of Disputed Claims would be entitled to receive under the Plan if such Disputed Claims were Allowed in the full amount asserted by the Holders thereof, and (b) an appropriate estimate for Administrative Expense Claims, Priority Tax Claims, Other Priority Claims, and Other Secured Claims that may not have been Allowed as of the Effective Date.

      4.7 Distributions to Holders of Subsequently Allowed Claims.

      A. Unless another date is agreed upon by the Debtors and the Holder of a Subsequently Allowed Claim and approved by Final Order, the Distribution Agent, on behalf of the Debtors, will, on the tenth Business Day following the day the Allowed amount thereof is fixed by Final Order, distribute to the 15% Secured Notes Indenture Trustee with respect to Class 4 Claims or such Holder with respect to Class 1, 2, 3, and 6 Claims, in accordance with Section 3.2, 3.3, 3.4, 3.5 or 3.7 of the Plan, as the case may be, Cash, without interest, the property, if any, securing such Holder's Class 6 Claim, or, subject to the provisions of Section 4.4 of the Plan, shares of Nextel Stock equal to the amount of Cash or number of shares of Nextel Stock which would have been distributed to such Holder through such date had such Holder's Subsequently Allowed Claim been an Allowed Claim on the Effective Date.

      B. Any Holder of a Subsequently Allowed Claim will not be entitled to any interest on the Allowed amount of such Claim, regardless of when Distribution thereon is made to or received by such Holder.

      C. As each Disputed Claim becomes a Subsequently Allowed Claim or is disallowed by Final Order, the property, if any, reserved for, but not distributed to, the Holder of such Subsequently Allowed Claim (including interest, if any, earned thereon net of income or similar taxes borne by Reorganized Geotek) as a consequence of the Allowed amount of such Claim having been fixed at less than the amount stated in such Claim, shall constitute Available Cash.

      4.8 Timing of Distributions.

      Any payment or Distribution required to be made under the Plan on a day other than a Business Day will be made on the next succeeding Business Day.

      4.9 Resolution of Disputed Claims.

      Unless another date is provided in the Confirmation Order, all objections to Claims shall be filed not later than ninety (90) days after the Effective Date, subject to the right of Reorganized Geotek to seek to extend such period from time to time.

      4.10 Setoff.

      Except as provided in the Plan, the Debtors and Reorganized Geotek may, but shall not be required to, set off against any Claim and the Distributions to be made pursuant to the Plan in respect of such Claim, any valid claims of any nature whatsoever that the Debtors may have against the Holder of such Claim, but neither the Debtors' nor Reorganized Geotek's failure to do so, or the allowance of any Claim hereunder, shall constitute a waiver or release by the Debtors or Reorganized Geotek of any such Claim against such Holder.

      4.11 Unclaimed Property

      A. Subject to Section 4.11.C of the Plan, in accordance with sections 347 and 1143 of the Bankruptcy Code, any Holder of Old Notes that fails to comply with Section 4.1.B hereof within six (6) months from and after the Effective Date will be deemed to have forfeited all rights and Claims with respect thereto and shall not participate in any Distribution on account thereof under the Plan. Any Cash, including interest thereon, or shares of Nextel Stock constituting unclaimed property pursuant to this Section 4.11.A shall be distributed Pro Rata to Holders of Allowed Class 4 or Class 9 Claims, as the case may be.

      B. If a Holder of an Allowed Claim entitled to receive Cash fails to negotiate a check issued to such Holder pursuant to the provisions of Article III hereof within six (6) months of the date such check was issued, then the amount of Cash attributable to such check shall be distributed Pro Rata to Holders of Allowed Claims in the applicable Class, and the payee of such check will be deemed to have waived its Claim and will not participate in any further Distributions under the Plan in respect thereof.

      C. If a  Distribution  to any Holder of an Allowed  Claim made pursuant to
Article III of the Plan is returned to the 15% Secured Notes Indenture Trustee, the Unsecured 12% Notes Indenture Trustee or Reorganized Geotek, as the case may be, due to an incorrect or incomplete address for the Holder of such Allowed Claim, then such 15% Secured Notes Indenture Trustee or Unsecured 12% Notes Indenture Trustee, as the case may be, shall promptly so notify Reorganized Geotek, and Reorganized Geotek will publish a notice once in The Wall Street Journal or The New York Times (national edition), not later than thirty (30)
days after the date on which such Distribution is returned to Reorganized Geotek, listing the name of such Holder and the Distributions due such Holder and stating that unless such Holder contacts Reorganized Geotek within thirty
(30) days following the date such notice appears in such newspaper, and provides Reorganized Geotek with an accurate address, such Distribution shall be deemed unclaimed property in respect of such Holder's Allowed Claim, and such Holder shall be deemed to have no further entitlement in respect of such Distribution and shall not participate in any further Distributions under the Plan in respect thereof. If the aggregate amount of Distributions returned to the 15% Secured Notes Indenture Trustee, the Unsecured 12% Notes Indenture Trustee or Reorganized Geotek, as the case may be, pursuant to this Section 4.11.C is less than $100,000, then Reorganized Geotek shall have no obligation to publish the notice required herein, and any such Distributions shall constitute unclaimed property. Any Cash, including interest thereon, or shares of Nextel Stock constituting unclaimed property pursuant to this Section 4.11.C shall be distributed Pro Rata to Holders of Allowed Claims in the applicable Class.

      4.12 Direction to Parties.

      From and after the Effective Date, any Holder of an Allowed Claim or Interest and Reorganized Geotek may apply to the Bankruptcy Court for an order directing Reorganized Geotek or any necessary party, as the case may be, to execute or deliver or to join in the execution or delivery of any instrument required to effect a transfer of property dealt with by the Plan, and to perform any other act, including the satisfaction of any Lien, that is necessary for the consummation of the Plan, pursuant to section 1142(b) of the Bankruptcy Code.

      4.13 Waiver of Contractual Subordination Rights.

      Upon receipt of the Distributions provided for it under the Plan on account of its Claims, as of the Effective Date each Holder of an Allowed Claim shall be deemed to have waived any and all contractual rights which may subordinate Claims to the payment and distributions or consideration made or to be made in respect of such Allowed Claim and such Holder shall be permanently enjoined from enforcing or attempting to enforce any such subordination rights except as expressly provided in the Plan.

      4.14 Preservation of Debtors' Causes of Action.

      Except as otherwise  provided in the Plan,  including,  but not limited to
Section 11.3 of the Plan, or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, Reorganized Geotek will retain and may enforce all Causes of Action, including the Avoidance Actions.

      4.15 Liquidation and Dissolution of the Debtors.

      A. On the Effective Date, the Liquidating Subsidiaries will be deemed to have been liquidated. Thereafter, such Liquidating Subsidiaries shall be dissolved under applicable state law and the stock issued by each of the Liquidating Subsidiaries will be deemed terminated, cancelled and of no force and effect as of the Effective Date.

      B. On the date that a Continuing Subsidiary or Reorganized Geotek has fully performed its respective obligations pursuant to the Plan, such Continuing Subsidiary or Reorganized Geotek shall be dissolved under applicable state law and as of the Effective Date the stock issued by such Continuing Subsidiary shall be deemed terminated, cancelled and of no force and effect. As of the Effective Date the Common Stock and Preferred Stock issued by Geotek shall be deemed terminated, cancelled and of no force and effect.

      4.16 Means of Implementation, Release of Liens, Rights and Interests With Respect to Cash Collateral

      A. In the event that a Phase II Termination Event shall have occurred, Cash required to make the Distributions provided for in Sections 3.2, 3.3, 3.4 and 3.7 of the Plan and to fund the Post-Confirmation Budget for the period from the Effective Date to the date Reorganized Geotek shall be dissolved, shall be provided to Reorganized Geotek by WTC in an amount equal to the 15% Secured Notes Cash Collateral Contribution Amount and by HNS in an amount equal to the HNS Phase I Cash Contribution Amount. The 15% Secured Notes Cash Collateral Contribution Amount shall be paid to the Debtors from either the 15% Secured Notes Phase I Cash or by the release of 15% Secured Notes Cash Collateral on the Effective Date. The HNS Phase I Cash Contribution

Amount shall be paid to the Debtors from either the HNS Phase I Cash or from a Cash payment from HNS on the Effective Date.

      B. In the event that a Nextel Termination Event shall have occurred, Cash required to make the Distributions provided for in Sections 3.2, 3.3, 3.4 and
3.7 of the Plan and to fund the Post-Confirmation Budget for the period from the Effective Date to the date Reorganized Geotek shall be dissolved, shall be provided to Reorganized Geotek by WTC in an amount equal to the 15% Secured Notes Contribution Amount and by HNS in an amount equal to the HNS Contribution Amount. The 15% Secured Notes Contribution Amount shall be paid to the Debtors by the release of 15% Secured Notes Cash Collateral on the Effective Date. The HNS Contribution Amount shall be paid to the Debtors from a Cash payment from HNS on the Effective Date.

      C. In the event a Phase I Closing and a Phase II Closing shall have occurred, then as at the Effective Date:

            1. Upon receipt of the consideration to be distributed on the Effective Date to WTC on behalf of the Holders of Allowed 15% Notes pursuant to Sections 3.5 and 4.5.A.2 of the Plan, WTC shall be deemed to have waived and released (i) any right or interest in the NB3 Escrow Proceeds, (ii) any right or interest in the Released 15% Secured Notes Cash Collateral Amount, (iii) the right to payment in respect of the 15% Secured Notes Cash Collateral Claim, and (iv) the right to payment in respect of the 15% Secured Notes Deficiency Claims.

            2. Upon receipt of the consideration to be distributed on the Effective Date to HNS pursuant to Sections 3.6 and 4.5.A.3 of the Plan, HNS shall be deemed to have waived and released the right to payment in respect of the (i) HNS Deficiency Claims, and (ii) HNS Unsecured Claims.

      D. In the event a Phase I Closing and/or a Phase II Closing shall have occurred, then, upon receipt of the consideration to be distributed on the Effective Date to HNS pursuant to Sections 3.6 and 4.5.A.3 of the Plan, HNS shall be deemed to have waived and released the right to payment in respect of the HNS Fee Claim.

      E. In connection with a Phase I Closing and/or a Phase II Closing, and pursuant to the provisions of Sections 1.02(a) and 1.04(b) of the License Assignment Agreement the Debtors shall assign and transfer:

            1. To WTC for and on behalf of the Holders of 15% Notes Claims, all of the Debtors' rights, title and interest in the 15% Secured Notes Phase I Licenses and/or the 15% Secured Notes Phase II Licenses, and

            2. To HNS, all of the Debtors' rights, title and interest in the HNS Phase I Licenses and/or the Phase II Licenses.

      F. In connection with a Phase I Closing and/or a Phase II Closing, and pursuant to the provisions of Sections 1.02(a) and 1.04(b) of the License Assignment Agreement, (i) WTC shall assign and transfer to Nextel, all of WTC's rights, title and interest in the 15% Secured Notes Phase I Licenses, and/or the 15% Secured Notes Phase II Licenses, and (ii) HNS shall assign and transfer to Nextel, all of HNS' rights, title and interest in the HNS Phase I Licenses and/or HNS Phase II Licenses.

      G. On the Effective Date, [ ] and [ ] shall execute the D&O Escrow Agreement and the escrow established thereunder shall be funded with the D&O Escrow Cash.

      H. The Confirmation Order shall provide that, in accordance with the Post-Confirmation Cash Collateral Terms and Conditions, the Debtors shall be authorized to use 15% Secured Notes Cash Collateral pursuant to the Post-Confirmation Budget for the period commencing on the Confirmation Date and terminating on the Effective Date. In the event a Phase I Closing and a Phase II Closing shall have occurred, the Debtors shall fund the Post-Confirmation Budget for the period commencing on the Effective Date and continuing to the date Reorganized Geotek is dissolved, from Available Cash.

      I. Reorganized Geotek shall use commercially reasonable efforts to liquidate to Cash the Disposition Assets.

      J. The Majority Holders and HNS shall be deemed to have supported the plan of reorganization described in paragraph 22 of the Cash Collateral Extension Order. In accordance with Section 10.6 of the Amended Cash Collateral Terms and Conditions, Merrill Lynch, IBJ Whitehall, and WTC shall each, upon submission to the Debtors of reasonably detailed invoices, be reimbursed for all reasonable costs, expenses, and charges (including, without limitation, the reasonable fees and charges of their experts, consultants, and legal counsel) incurred in connection with the Chapter 11 Cases to the extent not previously reimbursed.

      4.17 Bar Date for Fee Applications.

      Unless another date is set by Final Order entered on or before the bar date set forth in this Section 4.17, all Fee Applications shall be filed within thirty (30) days after the Confirmation Date. All such Fee Claims and Substantial Contribution Claims for which applications are not timely filed shall be forever barred. At least thirty (30) days prior to the Confirmation Hearing, each Professional Person asserting a Fee Claim and each Person asserting a Substantial Contribution Claim shall file with the Bankruptcy Court and serve upon counsel for the Debtors an estimate of the maximum amount of compensation and reimbursement of expenses to be requested in the Chapter 11 Cases, for the period from the Filing Date through the Confirmation Date. Objections to such Fee Applications may be filed on or before sixty (60) days after the Confirmation Date. The Bankruptcy Court shall retain jurisdiction to determine all such Fee Claims and Substantial Contribution Claims.

                                    ARTICLE V

                    PROVISIONS REGARDING CORPORATE GOVERNANCE
                      AND MANAGEMENT OF REORGANIZED GEOTEK

      5.1 General.

      On the Effective Date, the New Board shall have the responsibility for the management, control and operation of the Continuing Subsidiaries.

      5.2 Corporate Governance and Officers of the Reorganized Debtors.

      A. The corporate governance of Reorganized Geotek will be carried out in accordance with the New Charter, the New By-Laws and the corporate laws of the State of Delaware.

      B. Except as may otherwise be set forth in this Plan or the Confirmation Order, the officers of each of Geotek and the Continuing Subsidiaries immediately prior to the Confirmation Date and identified in the Disclosure Statement will retain their positions immediately after the Effective Date, until such time as their termination of employment or as otherwise agreed to.

      5.3 Amended By-Laws and Amended Certificates of Incorporation.

      The certificates of incorporation and by-laws of each of Geotek and the Continuing Subsidiaries will be amended and restated as of the Effective Date to the extent necessary to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code.

                                   ARTICLE VI

                            SUBSTANTIVE CONSOLIDATION

      6.1 Substantive Consolidation.

      A. The Plan contemplates and is predicated upon the entry of the Substantive Consolidation Order.

      B. Pursuant to the Substantive Consolidation Order, on the Effective Date:
(i) all assets and liabilities of the Debtors will be treated as though they were merged; (ii) any obligation of any of the Debtors and all guaranties thereof or related thereto executed by one or more of the Debtors will be deemed to be one obligation of the consolidated Debtors; (iii) any Claims filed or to be filed in connection with any such obligation and such guaranties will be deemed one Claim against the consolidated Debtors; (iv) each and every Claim filed in the individual Chapter 11 Case of any of the Debtors will be deemed filed against the consolidated Debtors; and (v) for purposes of determining a setoff Claim, the Debtors will be treated as one entity so that, subject to the other provisions of section 553 of the Bankruptcy Code, debts due to any of the Debtors may be set off against the debts of any of the Debtors.

      C. The substantive consolidation of the Debtors shall not (other than for purposes related to the Plan) affect the (i) legal and corporate structure of the Debtors; (ii) Pre-Filing Date Intercompany Claims and the Post-Filing Date Intercompany Claims by and among the Debtors; and (iii) Continuing Subsidiary Stock Interests.

                                   ARTICLE VII

                                    CRAMDOWN

      7.1 In the event any Class of Claims or Interests rejects, or is deemed by law to have rejected, the Plan, if all of the other applicable requirements for confirmation of the Plan are met, as set forth in sections 1129(a)(1) through
(13) of the Bankruptcy Code, the Debtors will request that the Bankruptcy Court confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code.

                                  ARTICLE VIII

                               EXECUTORY CONTRACTS

      8.1 Rejection of Executory Contracts.

      Except as provided in Section 8.2 of the Plan, all Executory Contracts, other than Executory Contracts which have been rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, including all employment, severance benefits, retirement and supplemental retirement benefit contracts, plans or policies that have not been rejected, canceled or terminated on or prior to the Confirmation Date, will be deemed rejected as of the Effective Date; provided, however, that the Reorganized Debtors reserve the right to reject after the Effective Date any Executory Contract which on the Confirmation Date or such later date as may be set forth in the Confirmation Order, was subject to a pending motion to reject such Executory Contract. Without limiting the foregoing, to the extent they are Executory Contracts, all Common Stock Options and Conversion Rights will be deemed rejected under section 1123(b)(2) of the Bankruptcy Code as of the Effective Date and the Holders of such Options and Rights will receive no Distributions under the Plan on account thereof.

      8.2 Assumption and Assignment of Site Leases.

      A. In the event a Nextel Termination Event shall have occurred, the Debtors shall, at the option of WTC (or its nominee or designee) or HNS, as the case may be, and subject to the provisions of Section 8.4 of the Plan, assume and assign (i) the 15% Secured Notes Phase I Site Leases and the 15% Secured Notes Phase II Site Leases to WTC for and on behalf of the Holders of the 15% Notes Claims, and (ii) the HNS Phase I Site Leases and the HNS Phase II Site Leases to HNS.

      B. In the event a Phase II Termination Event shall have occurred, the Debtors shall, at the option of WTC or HNS, as the case may be, and subject to the provisions of Section 8.4 of the Plan, assume and assign (i) the 15% Secured Notes Phase II Site Leases to WTC for and on behalf of the Holders of the 15% Notes Claims, and (ii) the HNS Phase II Site Leases to HNS.

      8.3 Approval of Assumption or Rejection of Executory Contracts.

      Occurrence of the Effective Date will constitute (i) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption and assignment of the Executory Contracts assumed pursuant to Section
8.2 hereof; and (ii) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the Executory Contracts rejected pursuant to Section 8.1 hereof.

      8.4 Curing of Defaults.

      As to any Executory Contracts assumed pursuant to Section 8.2 hereof, WTC or HNS, as the case may be, pursuant to the provisions of section 1123(a)(5)(G) of the Bankruptcy Code, shall, on behalf of the Debtors, cure or demonstrate the ability to cure all defaults (except those specified in section 365(b)(2) of the Bankruptcy Code) existing under and pursuant to such Executory Contracts by paying or demonstrating the ability to pay the amount, if any, of such Cure Claim. Payment of any such Cure Claim will be in full satisfaction, settlement, release, discharge and cure of all such defaults (including any other Claims filed by any such party as a result of such existing defaults). The dollar amount of any monetary default of the Debtors existing under any such Executory Contract as of the Confirmation Date, as may be agreed to by the parties thereto or as may be fixed by Final Order, shall constitute an Allowed Class 1 Claim.

      8.5 Claims for Rejection Damages.

      A. Each Person who is a party to an Executory Contract rejected by the Debtors under the Plan, will be entitled to file, not later than thirty (30) days after the issuance of an order of the Bankruptcy Court authorizing such rejection, or such other time period stated in an order, a proof of Claim for damages alleged to have arisen from the rejection of the Executory Contract or be forever barred from asserting such Claim.

      B. Objections to any such proof of Claim for the rejection of an Executory Contract shall be filed not later than sixty (60) days after such proof of Claim is filed and the Holder of such proof of Claim notifies the Debtors, in writing, of such filing, or such later date as the Bankruptcy Court may permit, and the Bankruptcy Court shall determine any such objection.

      C. Claims arising from the rejection of Executory Contracts shall constitute Class 8 Claims entitled to treatment pursuant to Section 3.9 of the Plan.

                                   ARTICLE IX

                            RETENTION OF JURISDICTION

      Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction of the Chapter 11 Cases for the following purposes:

      A. To enforce the terms of the Plan and the Confirmation Order, including, without limitation, the injunctive provisions thereof;

      B. To hear and determine any and all applications for the rejection, assumption or assignment of any Executory Contract, any objection to any Claim resulting therefrom, and the allowance, reduction, expungement or compromise of any Claim resulting therefrom, pursuant to the terms and conditions of the Plan;

      C. To hear and determine any motion, application, adversary proceeding, contested matter and other litigated matter pending on the Effective Date or commenced or such later date as the Bankruptcy Court may permit;

      D. To ensure that the Distributions to Holders of Allowed Claims and Interests are accomplished as provided herein;

      E. To hear and determine any objection to any Claim filed, whether before or after the Confirmation Date; and to allow or disallow, in whole or in part, any Disputed Claim;

      F. To enter, implement or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified or vacated;

      G. To hear  and  determine  the  allowance  of any and all  Administrative
Expense Claims, including, without limitation, any Fee Claim or Substantial Contribution Claim and any objections thereto;

      H. To hear and determine any application, if any, to (i) modify the Plan in accordance with section 1127 of the Bankruptcy Code, and (ii) after the Confirmation Date, so long as it does not adversely affect the interest of Holders, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistency in the Plan or Confirmation Order, in such manner as may be necessary to carry out the purposes and effects thereof;

      I. To hear and determine any disputes arising in connection with the Plan, its interpretation or implementation, including disputes among Holders and arising under agreements, documents or instruments executed in connection with the Plan;

      J. To hear and determine any disputes arising in connection with the Nextel Purchase Agreement and the License Assignment Agreement, their interpretation or implementation, including disputes among the parties thereto;

      K. To  construe,  take any  action  and issue  such  orders,  prior to and following the Confirmation Date, as may be necessary for the enforcement, implementation, execution and consummation of the Plan or for the maintenance of the integrity of the Plan following consummation; and to hear and determine any other issue presented by or arising under the Plan including, without limitation, the injunctive provisions thereof;

      L. To hear and determine any motions or contested matters involving taxes, tax refunds, tax attributes and tax benefits and similar or related matters, with respect to the Debtors or their estates arising prior to the Effective Date or relating to the period of administration of the Chapter 11 Cases, including under section 505 of the Bankruptcy Code;

      M. To hear and determine such other matters as may arise under, be provided for in, or be implicated by, the Plan or the Confirmation Order;

      N. To enter a final decree closing the Chapter 11 Cases; and

      O. To hear and determine any other matters related hereto and not inconsistent with chapter 11 of the Bankruptcy Code.

                                    ARTICLE X

             CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS

      10.1 Conditions Precedent to Confirmation.

      Confirmation of the Plan shall not occur unless and until each of the following conditions has been satisfied or has waived in accordance with the terms of the Plan:

      A. The Bankruptcy Court shall have entered the Substantive Consolidation Order;

      B. The Bankruptcy Court shall have determined that the sum of (i) Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims and Allowed Other Secured Claims as of the Confirmation Hearing,
(ii) the estimated Allowed amount of Disputed Administrative Expense Claims, Disputed Priority Tax Claims, Disputed Other Priority Claims and Disputed Other Secured Claims as of the Confirmation Hearing, and (iii) the Post-Confirmation Budget Amount, shall not exceed (x) in the event a Nextel Termination Event shall have occurred, $15 million, exclusive of interest accruing on the 15% Secured Notes Cash Collateral Claim and the DIP Lender Claims, or (y) in the event a Phase I Closing and/or a Phase II Closing shall have occurred, $8 million, exclusive of interest accruing on the DIP Lender Claims; and

      C. The Bankruptcy Court shall have entered the Confirmation Order.

      10.2 Conditions Precedent to the Effective Date

      The Effective Date of the Plan shall not occur unless and until each of the following conditions has been satisfied or waived in accordance with the terms of the Plan:

      A. Either, a (i) Nextel Termination Event, (ii) Phase I Closing and a Phase II Termination Event, or (iii) Phase I Closing and a Phase II Closing shall have occurred;

      B. The FCC shall have approved the transfer and assignment by the Debtors of the HNS Phase I Licenses and the HNS Phase II Licenses to HNS;

      C. The FCC shall have approved the transfer and assignment by the Debtors of the 15% Secured Notes Phase I Licenses and the 15% Secured Notes Phase II Licenses to WTC (or its nominee or designee) for and on behalf of the Holders of 15% Notes Claims;

      D. The  Substantive  Consolidation  Order shall have become a Final Order;
and

      E. The Confirmation Order shall have become a Final Order.

      10.3 Waiver of Condition to Confirmation of the Plan and Effective Date.

      Any condition to Confirmation of the Plan or the Effective Date contained in this Article X may be waived, in whole or in part, by the Debtors, with the unanimous consent of (i) S-C Rig, (ii) the Creditors' Committee, (iii) HNS, and
(iv) WTC or the Majority Holders.

      10.4 Effect of Failure of Conditions.

      In the event that one or more of the conditions specified in Section 10.2 of the Plan have not been satisfied or waived as provided in Section 10.3 on or before 365 days after the Nextel Effective Date, or such later date as may be fixed by Final Order entered after notice and a hearing, upon notification submitted by the Debtors to the Bankruptcy Court and counsel for the Creditors Committee, S-C Rig, HNS, Merrill Lynch and WTC, (i) the Confirmation Order shall be vacated, (ii) no Distributions under the Plan shall be made, (iii) the Debtors and all Holders of Claims and Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though Confirmation had never occurred, and (iv) the Debtors' obligations with respect to Claims or Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Interests or rights and defenses related thereto by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

                                   ARTICLE XI

                          TITLE TO PROPERTY; INJUNCTION

11.1 Vesting of Property.

      Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, (i) all assets of Geotek and the Non-Continuing Subsidiaries' estates will vest in and be retained by Reorganized Geotek, and (ii) all assets of the Continuing Subsidiaries' estates will vest in and be retained by the respective Continuing Subsidiaries, subject to the provisions of the Plan and the Confirmation Order. As of the Effective Date, all assets retained by Reorganized Geotek and the Continuing Subsidiaries pursuant hereto shall be retained free and clear of all Liens, Claims and Interests of all Holders, except as otherwise provided in the Plan and the Confirmation Order.

      11.2 Iunction.

      Except as otherwise expressly provided in the Plan, the Confirmation Order or a separate order of the Bankruptcy Court, on the Effective Date, all Persons who have held, hold or may hold Claims or any other liabilities against the Debtors arising on or before the Effective Date, or who have held, hold or may hold Interests acquired on or before the Effective Date, shall be enjoined from taking any of the following actions with respect to such Claims, liabilities or Interests (other than actions brought to enforce any rights or obligations under the Plan): (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind against the Debtors, or the assets of the Debtors or any direct or indirect successor in interest to any of the Debtors, or any assets of any such transferee or successor; (ii) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Debtors or the assets of the Debtors or any direct or indirect successor in interest to any of the Debtors or any assets of any such transferee or successor; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors or the assets of the Debtors or any direct or indirect successor in interest to any of the Debtors or any assets of any such transferee or successor; (iv) asserting any set off, right of subrogation or recoupment of any kind, directly or indirectly, against any obligation due the Debtors or the assets of the Debtors or any direct or indirect transferee of any assets of, or successor in interest to, any of the Debtors and (v) proceeding in any manner in any place whatsoever that does not conform to or comply with the provisions of the Plan. Such injunction shall extend to successors of the Debtors and their respective properties and interests in property.

      11.3 Releases.

         As of the Effective Date, each of the Released Parties shall be deemed to have mutually released, to the extent permitted by the Bankruptcy Court each of the (a) Debtors, their officers, directors and employees as of the Filing Date, agents, advisors and representatives, (b) Merrill Lynch, (c) WTC, (d) HNS,
(e) S-C Rig, (f) the Unsecured 12% Notes Indenture Trustee, (g) the Creditors' Committee, and (h) each Consenting Holder and, with respect to the Persons listed in clauses (b) through (h), the respective present and former directors, officers, partners (general and limited), shareholders (record and beneficial), employees, agents, advisors, and representatives of all of the foregoing, of and from any and all Claims, obligations, rights, Causes of Action, the Released Avoidance Actions and liabilities (other than the right to enforce the obligations of any party under the Plan) which such Person may be entitled to assert, whether known or unknown, foreseen or unforeseen, then existing or thereafter arising, based in whole or in part upon any act, omission or other occurrence taking place from the beginning of time to and including the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, including, but not limited to, the 85/15 Proposal, or the Plan.

      11.4 Term of Bankruptcy Injunctions or Stays.

      All  injunctions  or stays  provided  for in the  Chapter  11 Cases  under section 105 or section 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

      12.1 Revocation.

      The Debtors reserve the right to revoke and withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, then the Plan shall be null and void and, in such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Person or to prejudice in any manner the rights of any of the Debtors or any Person in any further proceedings involving the Debtors, including any rights in respect of the proposed substantive consolidation of the Debtors.

      12.2 Amendments.

      The Plan may be amended, modified or supplemented by the Debtors or Reorganized Geotek before or after the Confirmation Date, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law.

      12.3 No Interest.

      Except as expressly provided in the Plan, or allowed by Final Order, no interest, penalty or late charge shall be allowed on any Claim subsequent to the Filing Date.

      12.4 No Attorneys' Fees.

      No attorneys' fees will be paid by any Debtor with respect to any Claim or Interest except as specified herein, in the Confirmation Order or as Allowed by Final Order.

      12.5 Exculpation.

      Neither the Debtors, Reorganized Geotek, nor any of the other Released Parties shall have or incur any liability to any Holder of a Claim or Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for gross negligence, willful misconduct or fraud, and in all respects, they shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and shall be fully protected in acting or in refraining from action in accordance with such advice.

      12.6 Termination of Creditors' Committee.

      The existence of the Creditors' Committee shall terminate on the Confirmation Date except solely with respect to (i) all Fee Applications, (ii) any post-Confirmation modifications to the Plan or the Confirmation Order, (iii) the waiver of a condition to Confirmation of the Plan and/or the Effective Date pursuant to Section 10.3 of the Plan, and (iv) any matters pending as of the Confirmation Date before the Bankruptcy Court to which the Creditors' Committee is a party, until such matters are resolved by Final Order.

      12.7 Post-Effective Date Fees and Expenses.

      From and after the Effective Date, Reorganized Geotek shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay, in accordance with the Post-Confirmation Budget, the reasonable fees and expenses of professional persons thereafter incurred by the Debtors and Reorganized Geotek, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.

      12.8 Time.

      In computing any period of time prescribed or allowed by the Plan, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day or, when the act to be done is the filing of a paper in court, a day on which weather or other conditions have made the clerk's office inaccessible, in which event the period runs until the end of the next day which is not one of the aforementioned days.

      12.9 Governing Law.

      Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent an Exhibit to the Plan provides otherwise, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

      12.10 Headings.

      The headings of the Articles, Paragraphs, and Sections of the Plan are inserted for convenience only and shall not affect the interpretation hereof.

      12.11 Severability.

      Subsequent to the Confirmation Date, should any provision in the Plan be determined to be invalid, void or unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

      12.12 Notices.

      All notices, requests or demands in connection with the Plan shall be in writing and shall be mailed by registered or certified mail, return receipt requested, to:

      If to the Debtors:

      Geotek Communications, Inc.
      102 Chestnut Ridge Road
      Montvale, New Jersey 07645
      Attn: Chief Financial Officer
      Telephone:  (201) 930-5430
      Facsimile:  (201) 573-8204

      with a copy to:

      Kaye, Scholer, Fierman, Hays
       & Handler, LLP
      425 Park Avenue
      New York, NY 10022
      Attn: Andrew A. Kress, Esq.
      Telephone:  (212) 836-8000
      Facsimile:  (212) 836-7151

      If to HNS:

      Hughes Network Systems
      10450 Pacific Center Court
      San Diego, California 92121
      Attn: James Gandolfi
        cc: Site Counsel
      Telephone: (619) 452-4616
      Facsimile:  (619) 457-4994

      with a copy to:

      Latham & Watkins
      633 West 5th Street
      Suite 4000
      Los Angeles, California 90071
      Attn: Michael S. Lurey, Esq.
      Telephone: (213) 891-8304
      Facsimile:  (213) 891-8763

      If to Merrill Lynch:

      Merrill Lynch Global Allocation Fund, Inc.
      800 Scudders Mill Road
      Plainsboro, New Jersey 08536
      Attn: Brad Lucido, Esq.
      Telephone: (609) 282-1715
      Facsimile:  (609) 282-0689

      with a copy to:

      Dilworth Paxson LLP
      3200 Mellon Bank Center
      1735 Market Street
      Philadelphia, Pennsylvania 19103
      Attn: Roger F. Wood, Esq.
      Telephone: (215) 575-7068
      Facsimile:  (215) 575-7200

      If to S-C Rig:

      S-C Rig Investments III, L.P.
      c/o Soros Fund Management
      888 7th Avenue
      32nd Floor
      New York, New York 10106
      Attn: Ronald Drake
      Telephone: (212) 333-9779
      Facsimile:  (212) 376-1709

      with a copy to:

      Paul, Weiss, Rifkind, Wharton
      & Garrison
      1285 Avenue of the Americas
      New York, New York  10019
      Attn:  Robert Drain, Esq.
      Telephone:  (212) 373-3000
      Facsimile:   (212) 373-2366

      If to the Creditors' Committee:

      Baker & McKenzie
      805 Third Avenue
      New York, New York 10022
      Attn: Joseph Samet, Esq.
      Telephone:  (212) 751-5700
      Facsimile:   (212) 759-9133

                        and

      Baker & McKenzie
      The Wells Fargo Plaza 12th Floor
      101 West Broadway
      San Diego, California 92101
      Attn:  Ali M. M. Mojdehi, Esq.
      Telephone:  (619) 236-1441
      Facsimile:  (619) 236-0429

      If to WTC:

      Wilmington Trust Company
      520 Madison Avenue
      33rd Floor
      New York, New York 10022
      Attn: James F. McGinley
      Telephone: (212) 415-0522
      Facsimile:  (212) 415-0513

      with a copy to:

      Nixon Hargrave Devans & Doyle
      437 Madison Avenue
      New York, New York 10022
      Attn: William Thomas, Esq.
      Telephone: (212) 940-3141
      Facsimile:  (212) 940-3111

      If to Nextel:

      Nextel Communications, Inc.
      1505 Farm Credit Drive, Suite 100
      McLean, Virginia 22102
      Attn: General Counsel
      Telephone: (703) 394-3629
      Facsimile:  (703) 394-3763

      with a copy to:

      Jones, Day, Reavis & Pogue
      1900 Huntington Center
      41 South High Street
      Columbus, Ohio 43215
      Attn: Paul Harner, Esq.
      Telephone: (614) 469-3939
      Facsimile:  (614) 461-4198

      12.13 Effectuating Documents and Further Transactions.

      Reorganized Geotek is authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

      12.14 Corporate Action.

      Notwithstanding any other provisions of the Plan, on the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders, directors or members of one or more of the Debtors shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the states in which the Debtors or Reorganized Geotek are incorporated without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Geotek. On the Effective Date, or as soon thereafter as is practicable,
Reorganized Geotek shall, if required, file its amended certificate of incorporation with the Secretary of State of the state in which Reorganized
Geotek is incorporated, in accordance with the applicable general corporation law of such states.

      12.15 Exemption from Transfer Taxes.

      Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any Lien, the making or assignment of any lease or sublease, or the making or delivery of any deed or instrument of transfer under, in furtherance of, or in connection with the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

      12.16 Payment of Statutory Fees.

      All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court on or before the Effective Date shall be paid by Reorganized Geotek on the Effective Date.

      12.17 Withholding and Reporting Requirements.

      In connection with the consummation of the Plan, Reorganized Geotek shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all Distributions hereunder shall be subject to any such withholding and reporting requirements.

      12.18 Exhibits/Schedules.

      All exhibits and schedules to the Plan as filed on or before the Exhibit Filing Date are incorporated into and are a part of the Plan as if set forth in full herein.

      12.19 Allocation of Plan Distributions Between Principal and Interest.

      To the extent that any Allowed Claim entitled to a Distribution under the Plan is composed of indebtedness and accrued but unpaid interest thereon, such Distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

      12.20 Non-Admissibility.

      The Plan shall not be admissible in any cases or proceedings involving the Debtors for any purpose (other than for enforcing its terms), nor shall the Plan be deemed as an admission or waiver of any of the Debtors for any purpose.

      12.21 Filing of Additional Documents.

      On or before substantial consummation of the Plan, the Debtors shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

      12.22 Successors and Assigns.

      The rights, benefits and obligations of any Person named or referred to in the Plan will be binding upon, and will inure to the benefit of, the heirs, executors, administrators, representatives, successors or assigns of such Person.

Dated: Wilmington, Delaware
         April 9, 1999

                                             GEOTEK COMMUNICATIONS, INC.,
                                  for itself and on behalf of all of the Debtors

                                          By:/s/ Anne E. Eisele
                                             -----------------------------------
                                             Name:    Anne Eisele
                                             Title:   President

KAYE, SCHOLER, FIERMAN,
   HAYS & HANDLER, LLP

By:/s/ Andrew A. Kress
   ---------------------------------------
   Andrew A. Kress (AK 8985)
   425 Park Avenue
   New York, New York 10022
   (212) 836-8000

YOUNG CONAWAY STARGATT & TAYLOR, LLP
   Laura Davis Jones
   11th Floor, Rodney Square North
   P.O. Box 391
   Wilmington, DE 19899-0391
   (302) 371-6600

Co-Counsel for the Debtors

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